                                                                   EXHIBIT 10.57

                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

                  SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT dated as of September 11, 2001 (this "Amendment") among ALLIANCE LAUNDRY RECEIVABLES
                          ---------
WAREHOUSE LLC (the "Borrower"), the Lenders party hereto (the "Lenders") and
                    --------                                   -------
LEHMAN COMMERCIAL PAPER INC., as agent for the Lenders (in such capacity, the "Agent").
 -----

                                   WITNESSETH

                  WHEREAS, the Borrower, the Lenders and the Agent entered into that certain Loan and Security Agreement dated as of May 5, 1998, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 28, 2000 (as so amended, the "Loan Agreement"), pursuant to which the Borrower
                              --------------
has borrowed, and may time to time borrower, Loans from the Lenders; and

                  WHEREAS, the Borrower, the Lenders and the Agent desire to further amend the Loan Agreement in the manner and on the terms set forth herein.

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

I.       DEFINITIONS

                  "Amendment Effective Date" means the first date on which (i)
                   ------------------------
the Agent shall have received one or more counterparts of this Amendment executed by each of the parties hereto and (ii) the conditions precedent set forth in Section IV shall have been satisfied.

                  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement.

II.      AMENDMENTS TO LOAN AGREEMENT

                  The Loan Agreement is hereby amended to incorporate the changes shown on the marked pages attached hereto as Exhibit A.

III.     REPRESENTATIONS AND WARRANTIES

                  A. The Borrower hereby repeats and reaffirms as of the date hereof and as of the Amendment Effective Date the representations and warranties of the Borrower contained in the Loan Agreement with the same force and effect as though such representations and warranties had been made as of the date hereof and as of the Amendment Effective Date; provided, that all references in
                                               --------
such representations and
warranties to the Loan Agreement shall refer to the Loan Agreement as amended by this Amendment.

     B. The Borrower represents and warrants as follows:

          1. The execution, delivery and performance by the Borrower of this Amendment are within the Borrower's power and authority, have been duly authorized by all necessary action, do not violate any Requirement of Law or Contractual Obligation of the Borrower and will not result in or require the creation of any Lien (other than pursuant to the Loan Agreement) on any of the Borrower's properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          2. No consent or authorization of or approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required or necessary in connection with due execution, delivery, performance or enforceability of this Amendment, except as previously obtained and currently in full force and effect.

          3. This Amendment, when executed and delivered by the Borrower, will be the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4. There are no actions, suits, arbitrations, investigations or proceedings of or before any arbitrator or Governmental Authority pending or, to the knowledge of the Borrower, threatened against the Borrower or against any of its properties or revenues, (i) with respect to this Amendment or any of the transactions contemplated hereby or (ii) which could reasonably be expected to have a Material Adverse Effect.

IV.      CONDITIONS PRECEDENT

                  The occurrence of the Amendment Effective Date shall be subject to the fulfillment of each of the conditions set forth below:

                  A. The Agent shall have received a copy of the executed amendment, if any, to the Transfer Agreement, which shall be satisfactory to the Agent in its sole discretion.


                  B. The Agent shall have received a certificate from the Borrower and ALS certifying that, since the original date of the Loan Agreement, they have complied with the provisions of Section 7.35 of the Loan Agreement.

                  C. The Agent shall have received a confirmatory opinion from Kirkland & Ellis, counsel to the Borrower and ALS, with respect to its opinion dated May 5, 1998 regarding bankruptcy matters, which shall be in form and substance satisfactory to the Agent and its counsel.

                  D. The Agent shall have received such other certificates, documents and agreements as any Lender or the Agent may reasonably request.

V.       MISCELLANEOUS

                  A. Agreements to Remain in Full Force and Effect. The
                     ---------------------------------------------
Borrower, the Lenders and the Agent hereby agree that, except as amended hereby, the Loan Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects. All references to the Loan Agreement in any other agreement or document shall hereafter be deemed to refer to the Loan Agreement as amended hereby.

                  B. Execution in Counterparts. This Amendment may be executed
                     -------------------------
in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, when taken together, shall constitute but one and the same Amendment.


                  C. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND
                     -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  D. Severability of Provisions. Any provision of this Amendment
                     --------------------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the enforceability of such provision in any other jurisdiction.

                  E. Captions. The captions in this Amendment are for
                     --------
convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their representative officers thereunder duly authorized, as of the date first above written.

                                               ALLIANCE LAUNDRY RECEIVABLES
                                                  WAREHOUSE LLC



                                               By:  __________________________
                                                     Name:
                                                     Title:

                                               LEHMAN COMMERCIAL PAPER INC.,
                                                  as Agent



                                               By:  __________________________
                                                     Name:
                                                     Title:

                                               LEHMAN COMMERCIAL PAPER INC.,
                                                  as Lender



                                               By:  __________________________
                                                     Name:
                                                     Title:

                                                                       EXHIBIT A

                           LOAN AND SECURITY AGREEMENT

                          -----------------------------

                             Dated as of May 5, 1998

                         ------------------------------



                   ALLIANCE LAUNDRY RECEIVABLES WAREHOUSE LLC

                            THE LENDERS PARTY HERETO

                                       and

                          LEHMAN COMMERCIAL PAPER INC.

                                    as Agent

                           LOAN AND SECURITY AGREEMENT

                                Table of Contents

                                                                           Page
                                                                           ----

SECTION 1 Definitions and Accounting Matters ............................    1
   1.01.   Certain Defined Terms ........................................    1
   1.02.   Accounting Terms and Determinations ..........................   28

SECTION 2 Loans, Note and Prepayments ...................................   28
   2.01.   Loans ........................................................   28
   2.02.   Note .........................................................   29
   2.03.   Procedure for Borrowing ......................................   29
   2.04.   Repayment of Loans; Interest .................................   30
   2.05.   Optional Prepayments .........................................   31
   2.06.   Mandatory Prepayment or Pledge ...............................   31
   2.07.   Indemnity ....................................................   32
   2.08.   Purpose of Loans .............................................   33
   2.09.   Fees .........................................................   33
   2.10.   Inability to Determine Interest Rate .........................   33
   2.11.   Requirements of Law ..........................................   33
   2.12.   Taxes ........................................................   35
   2.13.   Illegality ...................................................   36
   2.14.   Conversions Pursuant to Sections 2.10 and 2.13 ...............   36

SECTION 3 Payments; Computations; Etc ...................................   37
   3.01.   Payments .....................................................   37
   3.02.   Computations .................................................   37
   3.03.   Extension Fee ................................................   37

SECTION 4 Collateral Security ...........................................   38
   4.01.   Collateral; Security Interest ................................   38
   4.02.   Further Assurances ...........................................   39
   4.03.   Changes in Locations, Name, etc ..............................   39
   4.04.   Agent's Appointment as Attorney-in-Fact ......................   39
   4.05.   Performance by Agent of Borrower's Obligations ...............   41
   4.06.   Remedies .....................................................   41
   4.07.   Limitation on Duties Regarding Presentation of Collateral ....   42
   4.08.   Powers Coupled with an Interest ..............................   42
   4.09.   Release of Security Interest .................................   42
   4.10.   Trade Receivable Lockbox Accounts ............................   43

                                                                           Page
                                                                           ----

   4.11.   Equipment Loan Lockbox Accounts ..............................   45
   4.12.   Excess Spread Account ........................................   46
   4.13.   Legending of Chattel Paper ...................................   47
   4.14.   Cross Collateralization ......................................   47

SECTION 5 CONDITIONS PRECEDENT ..........................................   48
   5.01.   Initial Loan .................................................   48
   5.02.   Initial and Subsequent Loans .................................   50

SECTION 6 Representations and Warranties ................................   51
   6.01.   Financial Condition ..........................................   51
   6.02.   No Change ....................................................   51
   6.03.   Existence; Compliance with Law ...............................   51
   6.04.   Power; Authorization; Enforceable Obligations ................   51
   6.05.   No Legal Bar .................................................   52
   6.06.   No Litigation ................................................   52
   6.07.   No Default ...................................................   52
   6.08.   Collateral; Collateral Security ..............................   52
   6.09.   Chief Executive Office .......................................   53
   6.10.   Location of Books and Records ................................   53
   6.11.   No Burdensome Restrictions ...................................   53
   6.12.   Taxes ........................................................   53
   6.13.   Margin Regulations ...........................................   53
   6.14.   Investment Company Act; Other Regulations ....................   53
   6.15.   Subsidiaries .................................................   54
   6.16.   Eligible Assets ..............................................   54
   6.17.   Origination and Collections of Assets ........................   54
   6.18.   No Adverse Selection .........................................   54
   6.19.   Equipment Loans ..............................................   54
   6.20.   Borrower Solvent .............................................   54
   6.21.   ERISA ........................................................   55
   6.22.   Other Agreements .............................................   55
   6.23.   Ownership of Borrower ........................................   55

SECTION 7 Covenants of the Borrower .....................................   55
   7.01.   Financial Reporting ..........................................   55
   7.02.   Existence, etc ...............................................   56
   7.03.   Insurance ....................................................   57
   7.04.   Prohibition of Fundamental Changes ...........................   57
   7.05.   Notices ......................................................   57
   7.06.   Periodic Due Diligence Review ................................   58
   7.07.   Limitation on Liens on Collateral ............................   58
   7.08.   Underwriting Guidelines ......................................   58

                                                                           Page
                                                                           ----

   7.09.   Limitation on Transactions with Affiliates ...................   58
   7.10.   Limitation on Changes in Fiscal Year .........................   58
   7.11.   Limitations on Modifications, Waivers and Extensions of
           Assets .......................................................   59
   7.12.   Further Identification of Collateral .........................   59
   7.13.   Limitation on Collection Account .............................   59
   7.14.   No Transfer ..................................................   59
   7.15.   Repayment of Loans if Asset is Found Defective ...............   59
   7.16.   Borrowing Base Certificate ...................................   60
   7.17.   Monthly Officer's Certificate ................................   60
   7.18.   Data Pool Report .............................................   60
   7.19.   Net Worth ....................................................   61
   7.20.   Limitation on Guarantee Obligations ..........................   61
   7.21.   Letter of Credit .............................................   61
   7.22.   Limitation on Dividends ......................................   62
   7.23.   Limitation on Investments, Loans and Advances ................   63
   7.24.   Limitation on Optional Payments and Modifications
           of Debt Instruments ..........................................   63
   7.25.   Limitation on Sales and Leasebacks ...........................   63
   7.26.   Limitations on Negative Pledge Clauses .......................   63
   7.27.   Limitation on Lines of Business; Subsidiaries ................   63
   7.28.   Limitation on Indebtedness ...................................   64
   7.29.   Other Agreements .............................................   64
   7.30.   Currency Protection ..........................................   64
   7.31.   Purchase of Receivables from the Originators .................   65
   7.32.   Payment of Taxes, etc ........................................   65
   7.33.   Maintenance of Approvals, Filings and Registrations ..........   65
   7.34.   Change in Payment Instructions to Obligors ...................   65
   7.35.   Separate Corporate Existence .................................   65

SECTION 8 Events of Default .............................................   67

SECTION 9 Remedies Upon Default .........................................   70

SECTION 10 No Duty on Lenders' Part .....................................   70

SECTION 11 The Agent ....................................................   70
   11.01.  Appointment ..................................................   70
   11.02.  Delegation of Duties .........................................   71
   11.03.  Exculpatory Provisions .......................................   71
   11.04.  Reliance By Agent ............................................   71
   11.05.  Notice of Default ............................................   72
   11.06.  Non-Reliance on Agent and Other Lenders ......................   72
   11.07.  Indemnification ..............................................   72

                                                                           Page
                                                                           ----

   11.08.  Agent, in Its Individual Capacity ............................   73
   11.09.  Successor Agent ..............................................   73

SECTION 12 Miscellaneous ................................................   73
   12.01.  Waiver .......................................................   73
   12.02.  Notices ......................................................   74
   12.03.  Indemnification and Expenses .................................   74
   12.04.  Amendments ...................................................   75
   12.05.  Successors and Assigns .......................................   76
   12.06.  Survival .....................................................   76
   12.07.  Captions .....................................................   76
   12.08.  Counterparts .................................................   76
   12.09.  Loan Agreement Constitutes Security Agreement;
           Governing Law ................................................   76
   12.10.  Submission To Jurisdiction; Waivers ..........................   77
   12.11.  Waiver of Jury Trial .........................................   77
   12.12.  Acknowledgments ..............................................   77
   12.13.  Hypothecation or Pledge of Loans .............................   78
   12.14.  Servicing ....................................................   78
   12.15.  Sharing ......................................................   79
   12.16.  Third Party Beneficiary Rights ...............................   79
   12.17.  Confidentiality ..............................................   79
   12.18.  Integration ..................................................   81

SCHEDULES
---------

         SCHEDULE 1.01E                 Finance Program Credit and Collections
                                        Manual

         SCHEDULE 1.01T                 Credit and Polices and Procedures

         SCHEDULE 4.10                  Trade Receivable Lockbox Banks

         SCHEDULE 4.11                  Equipment Loan Lockbox Banks

         SCHEDULE 6.08                  Filing Jurisdictions and Offices

         SCHEDULE 6.16 Representations and Warranties with respect to Equipment Loans and Trade Receivables

EXHIBITS
--------

         EXHIBIT A                      Form of Promissory Note

         EXHIBIT B                      Form of Request for Borrowing


         EXHIBIT C                      Form of Underwriting Letter Agreement

         EXHIBIT D-1                    Form of Trade Receivable Lockbox
                                        Assignment Agreement


         EXHIBIT D-2                    Form of Equipment Loan Lockbox
                                        Assignment Agreement


         EXHIBIT E                      Form of Funding Date Data Pool Report


         EXHIBIT F                      Form of Equipment Loan Monthly Data Pool
                                        Report


         EXHIBIT G                      Form of Trade Receivables Monthly Data
                                        Pool Report


         EXHIBIT H                      Forms of Equipment Loans

         EXHIBIT I                      Form of Responsible Officer's
                                        Certificate

         EXHIBIT J                      Form of Monthly Officer's Certificate

         EXHIBIT K                      Form of Trade Receivables Borrowing Base
                                        Certificate


         EXHIBIT L                      Form of Equipment Loan Borrowing Base
                                        Certificate


         EXHIBIT M                      Form of Trade Receivables Monthly
                                        Settlement Report


         EXHIBIT N                      Form of Equipment Loan Monthly
                                        Settlement Report

LOAN AND SECURITY AGREEMENT

          LOAN AND SECURITY AGREEMENT, dated as of May 5, 1998, between ALLIANCE LAUNDRY RECEIVABLES WAREHOUSE LLC, a Delaware limited liability company (the "Borrower"), the financial institutions party hereto as lenders (the "Lenders")
 --------                                                             -------
and LEHMAN COMMERCIAL PAPER INC., a New York corporation, as agent for the Lenders (the "Agent").
              -----

                                    RECITALS

          The Borrower wishes to obtain financing from time to time to provide
(i) interim funding to enable the Borrower to purchase Equipment Loans (as defined below) from the Originators (as defined below), which Equipment Loans are to be warehoused prior to their transfer to one or more trusts or other securitization vehicles to be sponsored by the Borrower or an Affiliate thereof and (ii) funding to enable the Borrower to purchase Trade Receivables (as defined below) from the Originators, which Equipment Loans and Trade Receivables shall, directly or indirectly, secure the Loans (as defined herein) to be made by the Lenders hereunder.

          The Lenders have agreed, subject to the terms and conditions of this Loan Agreement, to provide such funding, with the proceeds of the sale of all equipment loan asset-backed securities issued by any such trust or other vehicle, together with other funds of the Borrower, being used to repay any Loans made hereunder.

          Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

VI. DEFINITIONS AND ACCOUNTING MATTERS.

          A. Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Loan Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "ACAF" shall mean Alliance Commercial Appliances Finance LLC, a
           ----
Delaware limited liability company, the surviving company of the merger of Raytheon Commercial Appliances Finance Corporation with and into ACAF.

          "ACAF Receivables Purchase Agreement" shall mean that certain
           -----------------------------------
Receivables Purchase Agreement, dated as of March 26, 1997, among ACAF, Falcon Asset Securitization Corporation, certain financial institutions parties thereto and The First National Bank of Chicago, as agent, as amended from time to time.

          "ACAR" shall mean Alliance Commercial Appliances Receivables LLC, a
           ----
Delaware limited liability company, the surviving company of the merger of Raytheon Commercial Appliances Receivables Corporation with and into ACAR.

          "ACAR Receivables Purchase Agreement" shall mean that certain
           -----------------------------------
Receivables Purchase Agreement, dated as of December 27, 1997, among ACAR, Preferred Receivables

Funding Corporation, certain financial institutions parties thereto and The First National Bank of Chicago, as agent, as amended from time to time.

          "Affected Loan" shall have the meaning specified in Section 2.14.
           -------------

          "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Agent" shall have the meaning specified in the preamble to this Loan
           -----
Agreement.

          "Agent Account" shall have the meaning specified in Section 3.01
           -------------
hereof.

          "Allotted Period" shall mean, with respect to an Eligible Equipment
           ---------------
Loan (including a Credit Rewrite Equipment Loan, a Non-Credit Rewrite
Equipment Loan and an Amended Equipment Loan), the period ending on the last day of the twenty-fourth month following the date on which such Eligible Equipment Loan was first included in the Borrowing Base; provided, that upon the payment
                                               --------
of the Extension Fee described in Section 3.03 hereof with respect to such Equipment Loan, such period shall be extended for an additional six months; provided, further, that in no case shall such Eligible Equipment Loan have an
--------  -------
Allotted Period in excess of thirty-six months from the date on which such Equipment Loan was first included in the Borrowing Base; provided, further, that
                                                         --------  -------
the Allotted Period with respect to any Credit Rewrite Equipment Loan, Non-Credit Rewrite Equipment Loan or Amended Equipment Loan shall be calculated from the first date on which the Eligible Equipment Loan from which was created such Credit Rewrite Equipment Loan, Non-Credit Rewrite Equipment Loan or Amended Equipment Loan, as the case may be, was included in the Borrowing Base.

          "ALS" shall mean Alliance Laundry Systems LLC, a Delaware limited
           ---
liability company.

          "Amended Equipment Loan" shall mean an Equipment Loan that is amended
           ----------------------
or modified in a manner which is similar to amendments or modifications made to other Equipment Loans owned and serviced by the Borrower which have characteristics the same as, or substantially similar to, such Equipment Loan (and which is not a Credit Rewrite Equipment Loan or a Non-Credit Rewrite Equipment Loan).

          "Applicable Margin" shall mean, for each type of Loan, the rate per
           -----------------
annum set forth under the relevant column heading below:

                 Federal Funds Rate Loans            LIBOR Loans
                 ------------------------            -----------
                 1.00%                               1.00%

          "Approved Affiliate" shall mean ACAF, ACAR, Alliance Laundry Holdings
           ------------------
LLC (formerly known as Raytheon Commercial Laundry LLC) and any other Affiliate of the Borrower approved in writing by the Agent.

          "Asset" shall mean any (i) Trade Receivable or (ii) Equipment Loan.
           -----

          "Asset Schedule" shall mean a schedule of Assets setting forth the
           --------------
following applicable information as to each Asset pledged to the Agent for the benefit of the Lenders hereunder:

                  1. with respect to any Asset:

                  a. the Asset identifying number, if any;

                  b. the Obligor's name and relationship, if any, to other Obligors; and

                  c. the paid-through date;

                  2. with respect to any Equipment Loan:

                  a. the street address where the Equipment is in use (including the city, state and zip code);

                  b. if such Equipment Loan is a finance lease, the Discounted Present Value of the remaining payments;

                  c. the original number of months to maturity and the number of months remaining to maturity from the date of such Asset Schedule;

                  d. the Contract Rate;

                  e. the interest rate basis (whether a fixed or floating rate of interest) and, if a floating rate of interest, the interest rate index, the margin above such index and the interest rate adjustment dates;

                  f. the amount of the current monthly payment;

                  g. the original amount funded under such Asset;

                  h. the closing date of such Asset;

                  i. the first payment date; and

                  j. the month and year the Equipment was purchased; and

                  3. with respect to any Trade Receivable:

                  a. the outstanding amount of such Trade Receivable;

                  b. whether such Trade Receivable is an Interest Bearing Receivable or a Trade Receivable the Obligor of which is a Foreign Obligor; and

                  c. the payment terms with respect to such Trade Receivable.

          "Available Letter of Credit Amount" shall mean, with respect to any
           ---------------------------------
Letter of Credit on any date of determination, an amount equal to the amount available to be drawn under such Letter of Credit on such date of determination.

          "Bain Investors" shall mean, collectively, Bain/RCL, L.L.C., BCIP
           --------------
Associate, II, BCIP Associates II-B, Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Trust Associates II, and BCIP Trust Associate, II-B.

          "Bankruptcy Code" shall mean the United States Bankruptcy Code of
           ---------------
1978, as amended from time to time.

          "Board" shall mean the Board of Governors of the Federal Reserve
           -----
System of the United States (or any successor).

          "Borrower" shall have the meaning specified in the heading hereof.
           --------

          "Borrowing Base" shall mean the sum of (i) 100% of the aggregate
           --------------
Collateral Value of all Eligible Assets and (ii) the value of all additional Collateral pledged to the Agent pursuant to Section 2.06(b). Solely for the purpose of determining the value of all additional Collateral (to the extent such additional Collateral is not an Eligible Trade Receivable or an Eligible Equipment Loan), "value" shall mean, as of any date of determination with respect to such additional Collateral, the price at which such additional Collateral could be sold as of such date, as determined by the Agent in its commercially reasonable discretion.

          "BRS" shall mean Bruckner, Rosser, Sherrill and Co., Inc.
           ---

          "Business Day" shall mean any day (i) on which banks are not
           ------------
authorized or required to close in New York, New York, (ii) on which the Agent is not authorized or required to close in New York and (iii) if the applicable Business Day relates to any computation or payment to be made with respect to the LIBOR Rate, on which dealings in dollar deposits are carried on in the London interbank market.

          "Canadian Dollars" shall mean lawful money of Canada.
           ----------------

          "Capital Lease", as applied to any Person or entity, shall mean any
           -------------
lease of any property (whether real, personal or mixed) by that Person or entity as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person or entity.

          "Capital Stock" shall mean (i) in the case of a corporation, corporate
           -------------
stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Collateral Account" shall have the meaning specified in Section
           -----------------------
7.21(b) hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

          "Coinmach" shall mean Coinmach Corporation, a Delaware corporation.
           --------

          "Coinmach Dilution Ratio" shall mean, for any fiscal month, a
           -----------------------
percentage equal to (i) the aggregate dollar amount of Dilutions (including, without limitation, non-cash credits) first occurring in such fiscal month with respect to Trade Receivables included in the Borrowing Base due from Coinmach divided by (ii) the aggregate amount of all Trade Receivables (whether or not Eligible Trade Receivables) originated in such fiscal month and due from Coinmach.

          "Coinmach Trigger Event" shall mean the occurrence of any one of the
           ----------------------
following events:

          (a) if the aggregate Collateral Value of Eligible Trade Receivables included in the Borrowing Base due from Coinmach is equal to or greater than 5.0% of the aggregate Collateral Value of all Eligible Trade Receivables included in the Borrowing Base, the average for the most recently completed fiscal month and the immediately preceding fiscal month of the aggregate outstanding balance of Trade Receivables included in the Borrowing Base due from Coinmach which became Delinquent Receivables during each such fiscal month as a percentage of the aggregate outstanding balance of all Trade Receivables included in the Borrowing Base due from Coinmach at the end of each such fiscal month shall exceed 5.5%; or

          (b) if the aggregate Collateral Value of Eligible Trade Receivables included in the Borrowing Base due from Coinmach is equal to or greater than 5.0% of the aggregate Collateral Value of all Eligible Trade Receivables included in the Borrowing Base, the average of the Coinmach Dilution Ratio for the prior twelve consecutive fiscal months shall exceed 15.0%; or

          (c) if the aggregate Collateral Value of Eligible Trade Receivables included in the Borrowing Base due from Coinmach is equal to or greater than 5.0% of the aggregate Collateral Value of all Eligible Trade Receivables included in the Borrowing Base, the average for the most recently completed fiscal month and the immediately preceding fiscal month of the aggregate outstanding balance of Trade Receivables due from Coinmach included in the Borrowing Base which became Defaulted Receivables during such fiscal month as a percentage of the aggregate outstanding balance of all Trade Receivables included in the Borrowing Base due from Coinmach at the end of each such fiscal month shall exceed 4.0%.

          "Collateral" shall have the meaning specified in Section 4.01(a)
           ----------
hereof.

          "Collateral Value" shall mean, as of any date of determination, in
           ----------------
respect of:

          (a) an Eligible Equipment Loan, the lesser of (i) (A) with respect to Eligible Equipment Loans which are not finance leases, 90% of the outstanding principal balance of such Eligible Equipment Loan (including Non-Credit Rewrite Equipment Loans) as of such date and (B) with respect to Eligible Equipment Loans which are finance leases, 90% of the Discounted Present Value of such Eligible Equipment Loans, and (ii) 90% of the Market Value with respect to such Eligible Equipment Loan as of such date; provided, that, notwithstanding the
                                         --------
foregoing, the "Collateral Value" with respect to (1) Credit Rewrite Equipment Loans shall be 75% of the outstanding principal balance thereof, and (2) Amended Equipment Loans and Non-Credit Rewrite Equipment Loans - Other Facilities shall be 80% of the outstanding principal balance thereof; and

          (b) an Eligible Trade Receivable, 85% of the outstanding amount of such Eligible Trade Receivable as of such date; provided, however, that the
                                                --------  -------
"Collateral Value" with respect to the outstanding amount of Eligible Trade Receivables included in the Borrowing Base in respect of which Coinmach (and its Affiliates) is the Obligor shall equal the product of the outstanding amount of such Eligible Trade Receivables (or in the case of clause (i) below, the amount of the excess described therein) as of such date and the applicable percentage set forth below:

                                                                Advance Rate
                                                                ------------
(i) If the outstanding amount of Eligible Trade Receivables          80%
included in the Borrowing Base in respect of which Coinmach
(and its Affiliates) is the Obligor exceeds the greater of
(x) 5% of the outstanding amount of Trade Receivables and
(y) $4,000,000 (but are less than the concentration limit set forth in clause (b)(iii) below)

(ii) If the Coinmach Dilution Ratio is equal to or greater           75%
than 15% and less than 20%

(iii) If the Coinmach Dilution Ratio is equal to or greater          65%
than 20% and less than 25%

(iv) If the Coinmach Dilution Ratio is equal to or greater            0%
than 25%


provided, further, that the "Collateral Value" with respect to:
--------  -------

          (1) any Eligible Equipment Loan which is amended, modified or otherwise rewritten for any reason described in the definition "Credit Rewrite Equipment Loan" or "Amended Equipment Loan" more than two (2) times,

          (2) any Eligible Equipment Loan which is amended or modified so as to
     (a) reduce the outstanding principal balance thereof or (b) reduce the interest rate payable thereon below the higher of (i) the prime rate in effect from time to time plus 1.00% per annum and (ii) 8.00% per annum (other than pursuant to the interest rate reduction or deferral program offered by any Originator for the benefit of certain Obligors),

          (3) any Eligible Equipment Loan which is amended, modified or otherwise rewritten so as to extend the final Scheduled Payment date for such Eligible Equipment Loan to a date which in more than twenty-four (24) months after the original final Scheduled Payment date for such Eligible Equipment Loan,

          (4) any Eligible Equipment Loan with respect to which more than one hundred twenty (120) days of interest thereof has been added to the outstanding principal balance thereof,

          (5) any Eligible Equipment Loan with respect to which the aggregate number of days (on a cumulative basis) payments of principal or interest thereon have not been made or have been deferred exceeds one hundred twenty
     (120) (whether or not such days are consecutive),

          (6) any Eligible Equipment Loan which is greater than ninety (90) days Past Due,

          (7) any Eligible Trade Receivable which is greater than sixty (60) days Past Due,

          (8) any Eligible Equipment Loan which has been included in the Borrowing Base for more than the Allotted Period,

          (9) any Eligible Asset in respect of which there is a breach of a representation and warranty set forth on Schedule 6.16 (assuming each representation and warranty is made as of the date Collateral Value is determined),

          (10) any Eligible Equipment Loan which has an original term of less than twelve (12) months or more than one hundred eight (108) months, and

          (11) any Interest Only Loan with respect to which the Scheduled Payments thereon are not required to include payments on account of the principal balance thereof for a period in excess of twenty-four (24) months, shall in each of the foregoing cases equal zero; provided, further, that:
                                                 --------  -------

          (d) with respect to Eligible Equipment Loans:

               (i) the aggregate Collateral Value of Eligible Equipment Loans included in the Borrowing Base in respect of which the same Person (or its Affiliates) is the Obligor shall not exceed $9,000,000 at any time;

               (ii) the aggregate Collateral Value of Eligible Equipment Loans included in the Borrowing Base due from the three Obligors (or their respective Affiliates) with the greatest outstanding principal balance of Equipment Loans (the "Top Three Obligors Collateral Value") shall
                                   -----------------------------------
          not exceed $10,000,000 at any time when the sum of the aggregate outstanding principal balance of the Loans is $50,000,000 or less; provided, that the Top Three Obligors Collateral Value may exceed
          --------
          $10,000,000 if the Borrower shall have delivered to the Agent an executed letter of credit or letters of credit, which shall be in form and substance satisfactory to the Agent and issued by a bank, banks or other similar institution or institutions acceptable to the Agent, with a stated amount equal to not less than the amount by which the Top Three Obligors Collateral Value exceeds $10,000,000, provided,
                                                                   --------
          further, that the Top Three Obligors Collateral Value shall not exceed
          -------
          $16,000,000 at any time when the sum of the aggregate outstanding principal balance of the Loans is $50,000,000 or less;

               (iii) the aggregate Collateral Value of Eligible Equipment Loans included in the Borrowing Base due from the two Obligors (or their respective Affiliates) with the greatest outstanding principal balance of Equipment Loans shall not exceed $16,000,000 at any time;

               (iv) the aggregate Collateral Value of Eligible Equipment Loans included in the Borrowing Base due from the five Obligors (or their respective Affiliates) with the greatest outstanding principal balance of Equipment Loans (the "Top Five Obligors Collateral Value") shall
                                   ----------------------------------
          not exceed $27,000,000 at any time; provided, that the Top Five
                                              --------
          Obligors Collateral Value may exceed $27,000,000 if the Borrower shall have delivered to the Agent an executed letter of credit or letters of credit, which shall be in form and substance satisfactory to the Agent and issued by a bank, banks or other similar institution or institutions acceptable to the Agent, with a stated amount equal to not less than the amount by which the Top Five Obligors Collateral Value exceeds $27,000,000, provided, further, that the Top Five
                                     --------  -------
          Obligors Collateral Value shall not exceed $33,000,000 at any time;

               (v) the aggregate Collateral Value of Eligible Equipment Loans included in the Borrowing Base which are greater than sixty (60) days Past Due but equal to or less than ninety (90) days Past Due shall not at any time exceed 1.0% of the aggregate Collateral Value of all Eligible Equipment Loans included in the Borrowing Base at such time;

               (vi) the aggregate Collateral Value of Eligible Equipment Loans included in the Borrowing Base in respect of which the Equipment was, on the date of origination of such Eligible Equipment Loan, used or reconditioned shall not at any time exceed 20% of the aggregate Collateral Value of all Eligible Equipment Loans included in the Borrowing Base at such time;

               (vii) the aggregate Collateral Value of Eligible Equipment Loans included in the Borrowing Base which are payable in Canadian Dollars shall not at any time exceed the greater of (x) $5,000,000 (or the equivalent thereof in Canadian Dollars) and (y) 5.0% of the aggregate Collateral Value of all Eligible Equipment Loans included in the Borrowing Base at such time;

               (viii) the aggregate Collateral Value of Eligible Equipment Loans included in the Borrowing Base in respect of which an employee of any Originator is the Obligor shall not at any time exceed the greater of
          (x) $2,000,000 and (y) 1.0% of the aggregate Collateral Value of all Eligible Equipment Loans included in the Borrowing Base at such time;

               (ix) the aggregate Collateral Value of Eligible Equipment Loans included in the Borrowing Base which provide for any "balloon" or other form of lump sum payment at the end of their respective term shall not at any time exceed the greater of (x) $2,000,000 and (y) 1.0% of the aggregate Collateral Value of all Eligible Equipment Loans included in the Borrowing Base at such time;

               (x) the aggregate Collateral Value of Eligible Equipment Loans included in the Borrowing Base which have original terms of one hundred eight (108) months shall not exceed the lesser of (x) $30,000,000 at any time and (y) 16.67% of the aggregate Collateral Value of all Eligible Equipment Loans included in the Borrowing Base at such time;

               (xi) the aggregate Collateral Value of Eligible Equipment Loans included in the Borrowing Base which are Interest Only Loans with respect to which the Scheduled Payments thereon are not required to include payments on account of the principal balance thereof for a period of time of twenty-four (24) months or less shall not exceed 45% of the aggregate Collateral Value of all Eligible Equipment Loans included in the Borrowing Base at such time;

               (xii) on and after October 1, 2001, the aggregate Collateral Value of Eligible Equipment Loans included in the Borrowing Base which are Interest Only Loans with respect to which the Scheduled Payments thereon are not required to include payments on account of the principal balance thereof for a period of time between nineteen (19) months and twenty-four (24) months, inclusive, shall not exceed 10% of the aggregate Collateral Value of all Eligible Equipment Loans included in the Borrowing Base at such time;

               (xiii) the aggregate Collateral Value of Eligible Equipment Loans included in the Borrowing Base which are Interest Only Loans with respect to which the Scheduled Payments thereon are not required to include payments on account of the principal balance thereof for a period of time between thirteen (13) months and eighteen (18) months, inclusive, shall not exceed 15% of the aggregate Collateral Value of all Eligible Equipment Loans included in the Borrowing Base at such time;

               (xiv) the aggregate Collateral Value of Eligible Equipment Loans included in the Borrowing Base which are Interest Only Loans with respect to which the Scheduled Payments thereon are not required to include payments on account of the principal balance thereof for a period of time between seven (7) months and twelve (12) months, inclusive, shall not exceed 20% of the aggregate Collateral Value of all Eligible Equipment Loans included in the Borrowing Base at such time; and

               (xv) the aggregate Collateral Value of Eligible Equipment Loans included in the Borrowing Base with respect to which a payment of principal and/or interest has been deferred for up to one hundred twenty (120) days shall not at any time exceed $15,000,000; and

          (e) with respect to Eligible Trade Receivables:

               (i) the aggregate Collateral Value of Eligible Trade Receivables (other than Eligible Trade Receivables the Obligor of which is Coinmach) included in the Borrowing Base in respect of which the same Person (or its Affiliates) is the Obligor shall not exceed the greater of (x) $4,300,000 and (y) 5.0% of the aggregate Collateral Value of all Eligible Trade Receivables included in the Borrowing Base at such time;

               (ii) the aggregate Collateral Value of Eligible Trade Receivables (other than Eligible Trade Receivables the Obligor of which is Coinmach) included in the Borrowing Base due from the three Obligors (or their respective Affiliates) with the greatest outstanding amount of Trade Receivables shall not exceed $10,000,000 at any time;

               (iii) the aggregate Collateral Value of Eligible Trade Receivables included in the Borrowing Base in respect of which Coinmach (or its Affiliates) is the Obligor shall not exceed 15% of the aggregate Collateral Value of all Eligible Trade Receivables included in the Borrowing Base at any time;

               (iv) the aggregate Collateral Value of Eligible Trade Receivables included in the Borrowing Base which are greater than thirty (30) days Past Due but equal to or less than sixty (60) days Past Due shall not at any time exceed 10.0% of the aggregate Collateral Value of all Eligible Trade Receivables included in the Borrowing Base at such time;

               (v) the aggregate Collateral Value of Eligible Trade Receivables included in the Borrowing Base the Obligors in respect of which are Foreign Obligors and are located in the same country shall not exceed $3,000,000 at any time;

               (vi) the aggregate Collateral Value of Eligible Trade Receivables included in the Borrowing Base in respect of which the Obligors are Foreign

          Obligors shall not at any time exceed 35.0% of the aggregate Collateral Value of all Eligible Trade Receivables included in the Borrowing Base at such time;

               (vii) the aggregate Collateral Value of Eligible Trade Receivables included in the Borrowing Base which are Interest Bearing Receivables shall not exceed the greater of (1) $9,000,000 and (2) 15% of the aggregate Collateral Value of all Eligible Trade Receivables included in the Borrowing Base at any time;

               (viii) the aggregate Collateral Value of Eligible Trade Receivables included in the Borrowing Base which are Interest Bearing Receivables in respect of which the same Person (or its Affiliates) is the Obligor and which have payment terms which do not exceed 150 days after the billing date therefor shall not exceed $750,000 at any time;

               (ix) the aggregate Collateral Value of Eligible Trade Receivables included in the Borrowing Base which are not required to be paid in full until a date between 121 days and 150 days, inclusive, after the billing date therefor shall not exceed 2.0% of the aggregate Collateral Value of all Eligible Trade Receivables included in the Borrowing Base at any time; and

               (x) the aggregate Collateral Value of Eligible Trade Receivables included in the Borrowing Base in respect of which an agency, a department, an instrumentality or a political subdivision of the United States or of any state or local government is the Obligor shall not exceed 5.0% of the aggregate Collateral Value of all Trade Receivables included in the Borrowing Base at such time.

          "Collections" shall mean, with respect to any Asset, the sum of all
           -----------
amounts, whether in the form of cash, checks, drafts, or other instruments, received by the Borrower, an Originator, the Servicer or in a Trade Receivable Lockbox Account or Equipment Loan Lockbox Account in payment of, or applied to, any amount owed by an Obligor on account of such Asset (including but not limited to all amounts received on account of any Defaulted Receivable or Defaulted Equipment Loan), including, without limitation, all amounts in respect of fees with respect to such Asset.

          "Commitment" shall mean, with respect to a Lender, an amount equal to
           ----------
the product of (i) such Lender's Commitment Percentage and (ii) the Maximum Credit.

          "Commitment Percentage" shall mean, with respect to a Lender, the
           ---------------------
percentage set forth opposite its signature hereto (as such percentage may be changed to give effect to any assignment by such Lender).

          "Contract Rate" shall mean, with respect to an Equipment Loan, the
           -------------
interest rate on such Equipment Loan as determined in accordance with the Borrower's customary practices in effect as of the date hereof.

          "Contractual Obligation" shall mean as to any Person, any provision of
           ----------------------
any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Control Investment Affiliates" shall mean, as to any Person, any
           -----------------------------
other Person which directly or indirectly, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract, or otherwise.

          "Credit Agreement" shall mean the Credit Agreement among Alliance
           ----------------
Laundry Holdings LLC, ALS, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, and General Electric Capital Corporation, as administrative agent.

          "Credit Rewrite Equipment Loan" shall mean a Delinquent Equipment Loan
           -----------------------------
which is rewritten for credit reasons related to the Obligor thereof and with respect to which (i) such Delinquent Equipment Loan is deemed to have been paid in full with the proceeds of a new Equipment Loan made to such Obligor or a new Obligor, (ii) a new loan number is assigned and (iii) such new Equipment Loan contains, in the sole discretion of the Agent, one or more material changes to the terms of such Delinquent Equipment Loan.

          "Default" shall mean an Event of Default or an event that with notice
           -------
or lapse of time or both would become an Event of Default.

          "Default Ratio" shall mean, for any fiscal month, a percentage equal
           -------------
to (i) the aggregate outstanding balance of Trade Receivables (whether or not Eligible Trade Receivables) which first became Defaulted Receivables during such fiscal month divided by (ii) the aggregate outstanding balance of all Trade Receivables (whether or not Eligible Trade Receivables) at the end of such fiscal month.

          "Default Ratio - Equipment Loans" shall mean, for any calendar month,
           -------------------------------
a percentage equal to (i) the aggregate outstanding balance of Equipment Loans (whether or not Eligible Equipment Loans) which first became Defaulted Equipment Loans during such calendar month divided by (ii) the aggregate outstanding balance of all Equipment Loans (whether or not Eligible Equipment Loans) at the end of such calendar month.

          "Defaulted Equipment Loan" shall mean an Equipment Loan (a) which, in
           ------------------------
the reasonable judgment of the related Originator, has become uncollectible or has been written off the books of such Originator by reason of the related Obligor's inability to pay or (b) which is more than ninety (90) days Past Due.

          "Defaulted Receivable" shall mean a Trade Receivable (a) which, in the
           --------------------
reasonable judgment of the related Originator, has become uncollectible or has been written off the books of such Originator by reason of the related Obligor's inability to pay or (b) which is more than ninety (90) days Past Due.

          "Delinquency Ratio" shall mean, for any fiscal month, a percentage
           -----------------
equal to (i) the aggregate outstanding balance of Trade Receivables (whether or not Eligible Trade Receivables) which first became Delinquent Receivables during such fiscal month divided by (ii) the aggregate outstanding balance of all Trade Receivables (whether or not Eligible Trade Receivables) at the end of such fiscal month.

          "Delinquency Ratio - Equipment Loans" shall mean, for any calendar
           -----------------------------------
month, a percentage equal to (i) the aggregate outstanding balance of Equipment Loans (whether or not Eligible Equipment Loans) which first became Delinquent Equipment Loans during such calendar month divided by (ii) the aggregate outstanding balance of all Equipment Loans (whether or not Eligible Equipment Loans) at the end of such calendar month.

          "Delinquent Equipment Loan" shall mean an Equipment Loan as to which
           -------------------------
any payment, or part thereof, remains unpaid for 31 days or more from the original due date thereof.

          "Delinquent Receivable" shall mean a Trade Receivable as to which any
           ---------------------
payment of the principal thereof and, in the case of an Interest Bearing Receivable, the interest with respect thereto, or part thereof, remains unpaid for sixty-one (61) days or more from the original due date thereof.

          "Demand Deposit Account" shall have the meaning specified in Section
           ----------------------
4.10(a) hereof.

          "Dilution" shall mean, for any fiscal month, a reduction of the
           --------
outstanding balance of a Trade Receivable first granted to an Obligor during such fiscal month other than as a result of a Collection or such Trade Receivable becoming a Defaulted Receivable.

          "Dilution Ratio" shall mean, for any fiscal month, a percentage equal
           --------------
to (i) the aggregate dollar amount of Dilutions (including, without limitation, non-cash credits) first occurring in such fiscal month divided by (ii) the aggregate amount of all Trade Receivables (whether or not Eligible Trade Receivables) originated in such fiscal month.

          "Discount Rate" shall mean a rate equal to the sum of (i) the rate
           -------------
announced by Citibank, N.A. from time to time as its "prime rate", as published in The Wall Street Journal, Northeastern Edition plus (ii) 2.0%.

          "Discounted Present Value" shall mean, for any Equipment Loan which is
           ------------------------
a finance lease, as of any date of determination, the present value of the then remaining payments under such Equipment Loan, discounted at the Discount Rate, as determined by the Borrower and set forth in an Asset Schedule or a Borrowing Base Certificate, as the case may be.

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "Drawing Amount" shall have the meaning specified in Section 2.06(c)
           --------------
hereof.

          "Effective Date" shall mean the date upon which the conditions
           --------------
precedent set forth in Section 5.01 shall have been satisfied.

          "Eligible Assets" shall mean Eligible Equipment Loans and Eligible
           ---------------
Trade Receivables.

          "Eligible Deposit Account" shall mean either (a) a segregated account
           ------------------------
with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) or, with respect to Foreign Receivables, under the laws of Canada or any province thereof, having corporate trust powers and acting as trustee or depository for funds deposited in such account, so long as any of the securities of such depository institution shall have a long-term unsecured debt rating of A by Standard & Poor's and by Moody's Investors Service, Inc. (or its equivalent) (and if neither Standard & Poor's nor Moody's Investors Service, Inc. rates securities of such depository institution, then so long as such depository institution is otherwise acceptable to the Agent).

          "Eligible Equipment Loan" shall mean an Equipment Loan as to which the
           -----------------------
applicable representations and warranties on Schedule 6.16 hereof are correct.

          "Eligible Institution" shall mean a depository institution organized
           --------------------
under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) or, with respect to Eligible Equipment Loans which are payable in Canadian Dollars, under the laws of Canada or any province thereof, (i) which has either (A) a long-term unsecured debt rating of AA by Standard & Poor's and Aa by Moody's Investors Service, Inc. (or its equivalent) or (B) short-term unsecured debt rating or certificate of deposit rating of A-1+ by Standard & Poor's and Prime-1 by Moody's Investors Service, Inc. (or its equivalent) (and if neither Standard & Poor's nor Moody's Investors Service, Inc. rates such depository institution, then which is otherwise acceptable to the Agent) and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation (or any successor) (or, with respect to Eligible Equipment Loans which are payable in Canadian Dollars, an organization performing a similar function).

          "Eligible Letter of Credit Issuer," which shall initially be ABN AMRO
           --------------------------------
Bank N.V., shall mean a Qualifying Financial Institution that is acceptable to the Agent and the Borrower.

          "Eligible Trade Receivable" shall mean a Trade Receivable as to which
           -------------------------
the applicable representations and warranties on Schedule 6.16 hereof are correct.

          "Equipment" shall mean commercial stand alone laundry equipment,
           ---------
dry-cleaning equipment (including presses and finishing equipment) and related accessories (including, without limitation, renewals and replacements thereof and additions thereto).

          "Equipment Loan" shall mean a loan or finance lease secured by
           --------------
Equipment and related leasehold improvement, which loan or finance lease was (i) originated by an Originator, (ii) purchased by the Borrower from such Originator or otherwise conveyed to the Borrower by such Originator pursuant to the Transfer Agreement and (iii) approved by such Originator in accordance with the applicable Underwriting Guidelines in effect at the time of such origination in the ordinary course of such Originator's business, including without limitation, the obligation to pay any finance, interest, late payment or similar charges with respect thereto.

          "Equipment Loan Documents" shall mean, with respect to an Equipment
           ------------------------
Loan, the following documents:

          (f) original counterparts of the related loan agreement, executed by a duly authorized representative of the Obligor and the related Originator;

          (g) if received, the acknowledgment copy of each UCC-1 Financing Statement filed or recorded in connection with such Equipment Loan, with evidence of filing or recording thereon, or if not yet received, a copy of each such UCC-1 Financing Statement, if any;

          (h) if received, the acknowledgment copy of each filed or recorded intervening UCC-3 assignment, showing a chain to the Borrower, of each UCC-1 Financing Statement, or if not yet received, a copy of each such UCC-3 assignment, if any;

          (i) a copy of an insurance certificate or other evidence satisfactory to the Agent that all Insurance Policies required to be maintained by the related Obligor with respect to the related Equipment are in full force and effect; and

          (j) all documents (if any) evidencing or relating to recourse or support obligations, guarantees, indemnities or security, and all letters of credit relating thereto (if any).

          "Equipment Loan Lockbox" shall have the meaning specified in Section
           ----------------------
4.11(a) hereof.

          "Equipment Loan Lockbox Accounts" shall have the meaning specified in
           -------------------------------
Section 4.11(a) hereof.

          "Equipment Loan Lockbox Assignment Agreement" shall have the meaning
           -------------------------------------------
specified in Section 4.11(a) hereof.

          "Equipment Loan Lockbox Banks" shall have the meaning specified in
           ----------------------------
Section 4.11(a) hereof.

          "Equipment Loan Lockbox Notice" shall have the meaning specified in
           -----------------------------
Section 4.11(e) hereof.

          "Equipment Loan Monthly Data Pool Report" shall mean, with respect to
           ---------------------------------------
any calendar month, a computer diskette or direct modem electronic transmission, containing (i) a complete data profile report in Excel format substantially in the form of Exhibit F hereto (including an updated Asset Schedule with respect to Eligible Equipment Loans at the end of the calendar month most recently completed), and (ii) any other information with respect to Eligible Equipment Loans reasonably requested by the Agent.

          "Equipment Loan Monthly Report Date" shall mean the tenth Business Day
           ----------------------------------
following the end of any calendar month.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as the same may be amended from time to time.

          "ERISA Affiliate" shall mean any trade or business (whether or not
           ---------------
incorporated) which, together with the Borrower, is treated as single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" shall mean (a) any "reportable event", as defined in
           -----------
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA upon the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the Pension Benefit Guaranty Corporation of any notice relating to the intention to terminate any Plan or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (h) the occurrence of a "prohibited transaction" with respect to which the Borrower is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower could otherwise be liable.

          "Eurocurrency Reserve Requirements" shall mean, for any day as applied
           ---------------------------------
to a LIBOR Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Event of Default" shall have the meaning specified in Section 8
           ----------------
hereof.

          "Excess Spread Sweep Event" shall mean the occurrence of any one of
           -------------------------
the following events:

          (a) the average of the Delinquency Ratio - Equipment Loans for any two consecutive calendar months shall exceed 4.0%; or

          (b) the average of the Default Ratio - Equipment Loans for any two consecutive calendar months shall exceed 2.5%; or

          (c) the average of the Delinquency Ratio - Trade Receivables for any two consecutive fiscal months shall exceed 4.0%; or

          (d) the average of the Default Ratio - Trade Receivables for any two consecutive fiscal months shall exceed 3.0%.

          For purposes of this Loan Agreement, an Excess Spread Sweep Event shall be deemed to be continuing during the period beginning on the date of the occurrence of such Excess Spread Sweep Event and ending on the date which is four months after the date such Excess Spread Sweep Event is cured.

          "Existing Purchase Agreements" shall mean the ACAF Receivables
           ----------------------------
Purchase Agreement and the ACAR Receivables Purchase Agreement.

          "Extension Fee" shall have the meaning specified in Section 3.03
           -------------
hereof.

          "FCIA" shall mean the Foreign Credit Insurance Agency, and its
           ----
successors.

          "FCIA Insurance" shall mean credit insurance issued by FCIA.
           --------------

          "Federal Funds Rate" shall mean, for any day, the weighted average of
           ------------------
the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

          "Federal Funds Rate Loan" shall mean a Loan the rate of interest
           -----------------------
applicable to which is based upon the Federal Funds Rate.

          "Foreign Obligor" shall mean any Obligor that is not a resident of the
           ---------------
United States.

          "Funding Date" shall mean the date on which a Loan is made hereunder.
           ------------

          "Funding Date Data Pool Report" shall mean, with respect to any
           -----------------------------
Funding Date, a computer diskette or direct modem electronic transmission, containing (i) a complete data profile report in Excel format substantially in the form of Exhibit E hereto (including an updated Asset Schedule at the end of the calendar month (in the case of Equipment Loans) or fiscal month (in the case of Trade Receivables) most recently completed), and (ii) any other information reasonably requested by the Agent.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States as in effect from time to time set forth in the opinions and pronouncements of the Accounting

Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of the Borrower as of the date of determination.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over the Borrower, any of its Affiliates or any of its properties.

          "Guarantee Obligation" shall mean a guarantee, an endorsement, a
           --------------------
contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business.

          "Indebtedness" shall mean, for any Person: (a) obligations created,
           ------------
issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Leases of such Person; and (f) Indebtedness of others guaranteed by such Person.

          "Indemnified Parties" shall have the meaning specified in Section
           -------------------
12.03(a).

          "Independent Manager" shall have the meaning specified in Section
           -------------------
7.35(vi).

          "Initial Loan Balance" shall mean, with respect to an Equipment Loan,
           --------------------
the aggregate amount advanced toward the purchase price of all Equipment related to such Equipment Loan, including related leasehold improvements, accessories, insurance premiums, service and warranty contracts, federal excise taxes, sales taxes and other items customarily financed as part of the loan and related costs, less payments received from the Obligor prior to such Equipment Loan being included in the Borrowing Base.

          "Insurance Policy" shall mean, with respect to an Equipment Loan, any
           ----------------
insurance policy benefiting the holder of such Equipment Loan providing coverage with respect to the related Equipment and/or the related Obligor.

          "Intercreditor Agreement" shall mean that certain Intercreditor
           -----------------------
Agreement dated as of May 4, 1998 among The First National Bank of Chicago, as agent, the Agent, ALS, ACAR and the Borrower, as amended, supplemented or otherwise modified from time to time.

          "Interest Bearing Receivable" shall mean a Trade Receivable with
           ---------------------------
respect to which interest (at short-term interest rates agreed to by such Obligor and the related Originator and not for this purpose meaning default interest with respect to amounts due on such Trade Receivable if it is Past Due) accrues on the outstanding balance thereof.

          "Interest Only Loan" shall mean an Equipment Loan with respect to
           ------------------
which the Scheduled Payments thereon are not required to include payments on account of the principal balance thereof for a period of time specified therein.

          "Interest Payment Date" shall mean the first (1st) Business Day of
           ---------------------
each calendar month.

          "Interest Period" shall mean with respect to any Loan: (a) initially,
           ---------------
the period commencing on the Funding Date with respect to such Loan to but excluding the first Business Day of the next succeeding calendar month; and (b) thereafter, each period commencing on the first Business Day of a calendar month to but excluding the first Business Day of the next succeeding calendar month; provided, that the foregoing provisions relating to Interest Periods are subject
--------
to the provision that any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date.

          "Investment" shall mean, with respect to any Person, any investment
           ----------
made by such Person by stock purchase, option or warrant purchase, capital contribution, loan, advance, acquisition of Indebtedness, Guarantee Obligations or otherwise.

          "L/C Replacement Date" shall have the meaning specified in Section
           --------------------
7.21(b).

          "Lender" shall have the meaning specified in the preamble to this Loan
           ------
Agreement.

          "Letter of Credit" shall mean an irrevocable letter of credit in favor
           ----------------
of the Agent delivered by an Eligible Letter of Credit Issuer pursuant to the terms of a Reimbursement Agreement. The initial Letter of Credit shall have an expiration date one year from the date of issuance thereof, which expiration date shall be automatically extended until the first anniversary of the then current expiration date (but in no event shall the expiration date be later than May 5, 2003) unless either (i) ALS and the Borrower provide written notice to the Agent and the issuer of such Letter of Credit on or before the close of business on the 15th day of the calendar month preceding the calendar month in which the expiration date is then scheduled to occur that they wish to terminate the Letter of Credit on the next expiration date thereof or (ii) the issuer of the Letter of Credit notifies ALS and the Borrower on or before the 60th day preceding the then-current expiration date of the Letter of Credit that it will not automatically extend the expiration date of the Letter of Credit.

          "Letter of Credit Deficiency Event" shall mean, at any time of
           ---------------------------------
determination, the Available Letter of Credit Amount (or, if applicable, the amount on deposit in the Cash Collateral Account) at such time is less than the Required Letter of Credit Amount at such time; provided, that, a Letter of
                                               --------
Credit Deficiency Event shall be deemed not to exist if the Agent determines, in its reasonable discretion, that such Letter of Credit Deficiency Event has occurred solely as the result of the failure to exist sufficient availability under the Reimbursement Agreement (other than as a result of the occurrence of an event of default or an event which, with the passage of time or the giving of notice or both, would become an event of default) to reinstate the amount available to be drawn thereunder to an amount equal to the Required Letter of Credit Amount.

          "Letter of Credit Issuer" shall mean, with respect to any Letter of
           -----------------------
Credit, the bank, banks or other similar institution or institutions party to the related Reimbursement Agreement.

          "LIBOR Base Rate" shall mean, with respect to each day during each
           ---------------
Interest Period pertaining to a LIBOR Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "LIBOR Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly quoted service for displaying eurodollar rates as may be reasonably selected by the Lender or, in the absence of such availability, by reference to the arithmetic average (rounded upwards to the nearest 1/100th of 1%) of the rates at which deposits in United States dollars are offered by four reference banks reasonably selected by the Agent in the interbank eurodollar market at or about 11:00 A.M. (London time), two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period for the number of days comprised therein.

          "LIBOR Loan" shall mean a Loan the rate of interest applicable to
           ----------
which is based upon the LIBOR Rate.

          "LIBOR Rate" shall mean, with respect to each day during each Interest
           ----------
Period pertaining to a LIBOR Loan, a rate per annum, expressed as a percentage (rounded upward to the nearest 1/100th of 1%), determined for such day, equal to the LIBOR Base Rate divided by 1.00 minus the Eurocurrency Reserve Requirements.

          "Lien" shall mean any mortgage, lien, encumbrance, charge or other
           ----
security interest, whether arising under contract, by operation of law, judicial process or otherwise.

          "Loan" shall have the meaning specified in Section 2.01(a) hereof.
           ----

          "Loan Agreement" shall mean this Loan and Security Agreement, as same
           --------------
may be amended, supplemented or otherwise modified from time to time.

          "Loan Documents" shall mean, collectively, this Loan Agreement, the
           --------------
Note, the Lockbox Assignment Agreements, the Intercreditor Agreement, the Transfer Agreement and the Reimbursement Agreement.

          "Majority Lenders" shall mean, at any time, Lenders holding at least a
           ----------------
majority of the then aggregate unpaid principal balance of the Loans, or, if no such principal amount is then outstanding, Lenders having at least a majority of the total Commitments; provided that, for purposes hereof, neither the Borrower
                       --------
nor any of its Affiliates shall be included in (i) the Lenders holding such amount of the Loans or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Loans or the total Commitments.

          "Market Value" shall mean, as of any date of determination with
           ------------
respect to an Eligible Asset, the price at which such Eligible Asset could be sold as of such date, as determined by the Agent, in its commercially reasonable discretion.

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
the business, assets, property, condition (financial or otherwise) or prospects of the Borrower, or (b) the validity or enforceability of (i) this Loan Agreement, the Note or the other Loan Documents or (ii) the rights or remedies of the Agent or the Lenders hereunder or thereunder.

          "Maximum Credit" shall mean $250,000,000.
           --------------

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan
           ------------------
as defined in Section 4001(a) of ERISA.

          "Non-Credit Rewrite Equipment Loan" shall mean an Equipment Loan which
           ---------------------------------
is amended, modified or otherwise rewritten in connection with (i) the sale by the related Obligor of its business (whether such sale is an asset sale or the sale of the capital stock of such business), (ii) the acquisition by the related Obligor of the capital stock or the assets of a similar business from another Person, (iii) the refinancing of such Equipment Loan prior to the end of the original term thereof (which refinancing may include the advance of additional amounts to the related Obligor), (iv) the purchase by the related Obligor of additional Equipment for its business, (v) the consolidation of such Obligor's Equipment Loans, (vi) [brokerage financing] or (vii) changing the terms of such Obligor's Equipment Loans in order to match the financing terms offered by a third party, and, in each case, with respect to which (a) such Equipment Loan is deemed to have been paid in full with the proceeds of a new Equipment Loan made to such Obligor or a new Obligor, (b) a new loan number is assigned and (c) such new Equipment Loan contains, in the sole discretion of the Agent, one or more material changes to the terms of such Equipment Loan.

          "Non-Credit Rewrite Equipment Loan - Other Facilities" shall mean a
           ----------------------------------------------------
loan or finance lease, including without limitation, the obligation to pay any finance, interest, late payment or similar charges with respect thereto, secured by Equipment and related leasehold improvement, which loan or finance lease was
(i) originated by an Originator, (ii) approved by such Originator in accordance with the applicable Underwriting Guidelines in effect at the time of such origination in the ordinary course of such Originator's business, (iii) included in another warehouse facility or securitization, and (iv) which was amended, modified or otherwise rewritten in connection with (a) the sale by the related Obligor of its business (whether such sale is an asset sale or the sale of the capital stock of such business),
(b) the acquisition by the related Obligor of the capital stock or the assets of a similar business from another Person, (c) the refinancing of such loan or finance lease prior to the end of the original term thereof (which refinancing may include the advance of additional amounts to the related Obligor) or (d) the purchase by the related Obligor of additional Equipment for its business and, in each case, with respect to which (1) such loan or finance lease was deemed to have been paid in full with the proceeds of a new loan or finance lease made to such Obligor or a new Obligor, (2) a new loan number is assigned and (3) such new loan or finance lease contains, in the sole discretion of the Agent, one or more material changes to the terms of such loan or finance lease.

          "Non-Excluded Taxes" shall have the meaning specified in Section
           ------------------
2.12(a).

          "Non-U.S. Lender" shall have the meaning specified in Section 2.12(d).
           ---------------

          "Note" shall mean a promissory note provided for by Section 2.02(a)
           ----
hereof for Loans made by the Lenders and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Obligations" shall mean the unpaid principal of and interest on the
           -----------
Note and all other obligations and liabilities of the Borrower to the Lenders (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Agreement, the Note or the other Loan Documents and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Agent and the Lenders) or otherwise.

          "Obligor" shall mean, with respect to an Asset, the Person who owes
           -------
payments under such Asset.

          "Operating Agreement" shall mean that certain Limited Liability
           -------------------
Company Agreement dated as of May 4, 1998 adopted, executed , and agreed to by ALS.

          "Originator" shall mean ALS and each Approved Affiliate.
           ----------

          "Originator Entity" shall have the meaning specified in Section 7.35.
           -----------------

          "Other Taxes" shall mean any and all present or future stamp or
           -----------
documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Agreement.

          "Past Due" shall mean, with respect to any Equipment Loan or Trade
           --------
Receivable, the condition in which any payment thereof, or part thereof, then due and payable is unpaid, commencing on the day after the original due date thereof.

          "Permitted Investment" shall mean any of the following Investments:
           --------------------

          (a) any book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                   (i) direct obligations of, and obligations fully guaranteed as to full and timely payment by, the full faith and credit of the United States of America;

                  (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institutions authorities; provided, however, that at the time of the investment or
                      --------  -------
         contractual commitment to invest therein the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated at least A-1 by Standard & Poor's, P-1 by Moody's Investors Service, Inc. or F-1 by Fitch Investors Service, Inc.;

                  (iii) commercial paper, at the time of the investment or contractual commitment to invest therein, rated at least A-1 by Standard & Poor's or P-1 by Moody's Investors Service, Inc.;

                  (iv) investments in money market funds having, at the time of the investment or contractual commitment to invest therein, ratings of at least A-1 by Standard & Poor's or P-1 by Moody's Investors Service, Inc. (including funds for which the Agent or the Lenders or any of their respective affiliates is investment manager or advisor);

                   (v) bankers' acceptances issued by any depository institution or trust company referred to in clause (iii) above;

                   (vi) any other investment permitted by Moody's Investors Service, Inc. or Standard & Poor's for short-term investment of funds supporting securities with a rating of A-1/P-1 or better; or

                   (vii) any other investment agreed to in writing by the Borrower and the Agent;

                   (b) deposits in cash into accounts with any Eligible Institution; and

                   (c) Investments by the Borrower in a Special Purpose Entity in connection with a Permitted Securitization.

          "Permitted Co-Investors" shall mean, BRS or any Person which acquires
           ----------------------
BRS's interest in Alliance Laundry Holdings LLC with the consent of Bain/RCL, L.L.C.

          "Permitted Investors" shall mean the collective reference to Bain
           -------------------
Capital, Inc., the Bain Investors and their respective Control Investment Affiliates.

          "Permitted Lien" shall mean (i) any Lien to be released simultaneously
           --------------
with the pledge to the Agent hereunder, (ii) any Lien or ownership arising under the Loan Documents, (iii) liens for taxes, assessments or charges of any governmental authority (other than liens arising under Section 6321 of the Internal Revenue Code or Section 302(f) or 4068 of ERISA) and liens of landlords, carriers, warehousemen, mechanics and materialmen imposed by law in the ordinary course of business, in each case (a) for amounts not yet due or (b) which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP, provided that the aggregate amount secured by all liens referred to in this clause (b) does not exceed $500,000, (iv) any Liens arising solely as a result of any action taken by the Agent or the Lenders under the Loan Documents, (v) with respect to Trade Receivable Lockbox Accounts, liens in favor of The First National Bank of Chicago, as agent, under the Existing Purchase Agreements, the Trade Receivable Lockbox Assignment Agreements and any related agreements; provided, that such liens shall cease to be
                            --------
Permitted Liens on July 31, 1998, and (vi) with respect to any Equipment, liens in favor of Borrower arising under the applicable Equipment Loan Documents, and mechanics' liens, landlords' liens and similar statutory liens or encumbrances on the applicable Obligor's interest in the Equipment.

          "Permitted Refinancing Indebtedness" shall mean Indebtedness incurred
           ----------------------------------
by the Borrower in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund any Indebtedness permitted to be incurred under this Loan Agreement; provided, that the principal amount
                                          --------
(or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith).

          "Permitted Securitization" shall mean any transaction or series of
           ------------------------
related transactions for the sale or financing of receivables or similar assets (the "Sold Assets") owned by the Borrower pursuant to which the Sold Assets are held by or transferred to a special purpose entity structured in a manner which enhances the credit or diminishes the bankruptcy risks attendant upon creditors of such entity (any such entity so structured, a "Special Purpose Entity").

          "Person" shall mean any individual, corporation, company, voluntary
           ------
association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 112 of the Code or Section 307 of ERISA and in respect of which the Borrower or any ERISA Affiliate is (or if such plan were terminated would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Post-Default Rate" shall mean a rate per annum equal to 2.0% plus the
           -----------------
interest rate then applicable to the Loans.

          "Principal Collections" shall mean, with respect to an Equipment Loan,
           ---------------------
that portion of Collections attributable, in accordance with the Servicer's customary practices, to principal payments on such Equipment Loan.

          "Qualifying Financial Institution" shall mean a financial institution
           --------------------------------
(i) with capital and surplus in excess of $100,000,000 having a long-term unsecured and senior debt credit rating of at least A (or the equivalent thereof) by Moody's Investors Service, Inc. and Standard & Poor's or (ii) whose obligations are guaranteed by its parent company if such parent company has credit ratings at least equal to the credit ratings referred to in clause (i) above.

          "Regulations T, U and X" shall mean Regulations T, U and X of the
           ----------------------
Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Reimbursement Agreement" shall mean the Credit Agreement, or such
           -----------------------
other the agreement between ALS and the related Letter of Credit Issuer containing reimbursement provisions with respect to a Letter of Credit.

          "Request for Borrowing" shall have the meaning specified in Section
           ---------------------
2.03(a) hereof.

          "Required Excess Spread Amount" shall mean (x) at any time (i) when
           -----------------------------
the aggregate principal amount of Loans outstanding exceeds $125,00,000 and (ii) during which an Excess Spread Sweep Event has occurred and is continuing, 5% of the aggregate principal amount of Loans outstanding at such time, and (y) at any other time, zero.

          "Required Letter of Credit Amount" shall mean (i) at any time when the
           --------------------------------
aggregate principal amount of Loans outstanding is less than or equal to $125,000,000, an amount equal to 10.0% of the aggregate principal amount of Loans outstanding at such time, and (ii) at any time when the aggregate principal amount of Loans outstanding is greater than $125,000,000, an amount equal to 5.0% of the aggregate principal amount of Loans outstanding at such time.

          "Requirement of Law" shall mean as to any Person, any law, treaty,
           ------------------
rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" shall mean, as to any Person, the chief
           -------------------
executive officer, or, with respect to financial matters, the chief financial officer, treasurer or a director of financial services.

          "Scheduled Payment" shall mean, with respect to an Equipment Loan, a
           -----------------
payment which (i) is the amount then required under the terms of such Equipment Loan, (ii) is payable by the purchaser or any co-purchaser of the Equipment securing such Equipment Loan or by any other Obligor, and (iii) includes finance charges which accrue at the then applicable annual percentage rate of such Equipment Loan.

          "Secured Obligations" shall have the meaning specified in Section
           -------------------
4.01(b) hereof.

          "Servicer" shall mean ALS, as servicer of the Assets under the
           --------
Transfer Agreement, and any successor thereto approved by the Agent.

          "Servicing Agreement" shall have the meaning specified in Section
           -------------------
12.14(c) hereof.

          "Servicing Records" shall have the meaning specified in Section
           -----------------
12.14(b) hereof.

          "Sold Assets" shall have the meaning specified in the definition of
           -----------
Permitted Securitization.

          "Special Purpose Entity" shall have the meaning specified in the
           ----------------------
definition of Permitted Securitization.

          "Stated Amount" shall mean, with respect to a Letter of Credit, the
           -------------
"Stated Amount" as defined in such Letter of Credit.

          "Subordinated Debt" shall have the meaning specified in Section 8(y)
           -----------------
hereof.

          "Subsidiary" shall mean, as to any Person, a corporation, partnership
           ----------
or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          "Tangible Net Worth" shall mean, with respect to any Person, without
           ------------------
duplication, as of any date of determination, the aggregate amount of shareholders' equity of such Person determined in conformity with GAAP as set forth in the financial statements of the such Person.

          "Termination Date" shall mean May 5, 2003.
           ----------------

          "Trade Receivable" shall mean any indebtedness and other obligations
           ----------------
(other than an Equipment Loan) owed to an Originator (prior to giving effect to any sale or other transfer to the Borrower under the Transfer Agreement or any transfer or conveyance hereunder) whether constituting an account, chattel paper or a general intangible, arising in connection with the sale of goods or merchandise or the rendering of services by such Originator, which includes, without limitation, the obligation to pay any finance, interest, late payment or similar charges with respect thereto, which was purchased by the Borrower from such Originator or otherwise conveyed to the Borrower by such Originator pursuant to the Transfer Agreement. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Trade Receivable separate from a Trade Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction. Restructurings and extensions of such indebtedness and other rights and obligations including, without limitation, a restructuring in which a new Obligor is permitted to assume the obligations of an existing Obligor, shall not be deemed to give rise to the creation of new Trade Receivables.

          "Trade Receivable Collections" shall mean, with respect to any Trade
           ----------------------------
Receivable comprising Collateral for the Loan, the sum of all amounts, whether in the form of cash, checks, drafts, or other instruments (including, without limitation, an assignment of proceeds pursuant to which the related Obligor assigns and transfers to the Borrower its right and entitlement to receive all proceeds of such Trade Receivable), received by the Borrower, the related Originator, the Servicer or in a Trade Receivable Lockbox Account in payment of, or applied to, any amount owed by an Obligor on account of such Trade Receivable (including but not limited to all amounts received on account of any Defaulted Receivable).

          "Trade Receivable Lockbox" shall have the meaning specified in Section
           ------------------------
4.10(a) hereof.

          "Trade Receivable Lockbox Accounts" shall have the meaning specified
           ---------------------------------
in Section 4.10(a) hereof.

          "Trade Receivable Lockbox Assignment Agreement" shall have the meaning
           ---------------------------------------------
specified in Section 4.10(a) hereof.

          "Trade Receivable Lockbox Banks" shall have the meaning specified in
           ------------------------------
Section 4.10(a) hereof.

          "Trade Receivable Lockbox Notice" shall have the meaning specified in
           -------------------------------
Section 4.10(e) hereof.

          "Trade Receivables Monthly Data Pool Report" shall mean, with respect
           ------------------------------------------
to any fiscal month, a computer diskette or direct modem electronic transmission, containing (i) a complete data profile report in Excel format substantially in the form of Exhibit G hereto (including an updated Asset Schedule with respect to Eligible Trade Receivables at the end of the fiscal month most recently completed), and (ii) any other information with respect to Eligible Trade Receivables reasonably requested by the Agent.

          "Trade Receivables Monthly Report Date" shall mean the tenth Business
           -------------------------------------
Day following the end of any fiscal month.

          "Transfer Agreement" shall mean that certain Receivables Purchase
           ------------------
Agreement dated as of May 5, 1998 between the Borrower, as buyer, and each Originator, as seller, as amended, supplemented or otherwise modified from time to time.

          "Underwriting Guidelines" shall mean, with respect to Equipment Loans,
           -----------------------
the Finance Program Credit and Collections Manual attached hereto as Schedule 1.01E and, with respect to Trade Receivables, the Credit Policies and Procedures attached hereto as Schedule 1.01T, in each case, as the same may be amended, supplemented or otherwise modified in accordance with Section 7.08.

          "Underwriting Letter Agreement" shall mean that certain letter
           -----------------------------
agreement dated as of the date hereof by and between the Borrower and the Agent with respect to its right of first refusal to provide certain investment banking services through its Affiliates to the Borrower and its Affiliates, substantially in the form attached to this Loan Agreement as Exhibit C.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in
           -----------------------
effect on the date hereof in the State of New York; provided, that if by reason
                                                    --------
of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          1.02. Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent or any Lender hereunder shall be prepared, in accordance with GAAP.

Section 2. LOANS, NOTE AND PREPAYMENTS.

          2.01. Loans.

          (a) Subject to the terms and conditions of this Loan Agreement, each Lender hereby severally and not jointly shall from time to time make loans (individually, a "Loan" and collectively, the "Loans") to the Borrower in
                  ----                         -----
Dollars, on any Business Day from and including the Effective Date to but excluding the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (i) such Lender's Commitment and (ii) such Lender's Commitment Percentage of the Borrowing Base; provided,
                                                                    --------
however, that (x) the aggregate principal amount of Loans secured by Equipment
-------
Loans at any time outstanding made by such Lender shall not exceed such Lender's Commitment Percentage of the aggregate Collateral Value of Eligible Equipment Loans and (y) the aggregate principal amount of Loans secured by Trade Receivables at any time outstanding made by such Lender shall not exceed such Lender's Commitment Percentage of the aggregate Collateral Value of Eligible Trade

Receivables. All Loans shall be made by the Lenders proportionately to their respective Commitment Percentages, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loan hereunder nor shall the Commitment of any Lender be increased or decreased as a result of any such failure. A Lender shall not be obligated to make a Loan pursuant to this Section 2.01 on any date to the extent that (i) the aggregate principal amount of all outstanding Loans immediately after the making of such requested Loan and all other Loans to be made on such date would exceed the Maximum Credit, (ii) the aggregate principal amount of all outstanding Loans secured by Equipment Loans immediately after the making of such requested Loan and all other Loans to be made on such date would exceed $200,000,000, or (iii) the aggregate principal amount of all outstanding Loans secured by Trade Receivables immediately after the making of such requested Loan and all other Loans to be made on such date would exceed $100,000,000. Subject to the terms and conditions of this Loan Agreement, during the term of this Loan Agreement the Borrower may borrow, repay and reborrow hereunder.

          (b) In no event shall a Loan be made on a Funding Date when (i) any Default or Event of Default has occurred and is continuing or would exist after the making of such Loan on such Funding Date or (ii) a Letter of Credit Deficiency Event has occurred; provided, that if a Letter of Credit Deficient
                               --------
Event is no longer continuing, the Lenders may, in their sole discretion, make Loans to the Borrower. In no event shall a new Loan secured by Trade Receivables due from Coinmach be made on a Funding Date when a Coinmach Trigger Event has occurred and is continuing or would exist after the making of such new Loan on the Funding Date.

          2.02. Note.

          (a) Each Loan made by a Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A hereto (the "Note"), dated the date of the initial Loan, payable to the Agent for the
      ----
benefit of the Lenders in a principal amount equal to the Maximum Commitment and otherwise duly completed. The Agent may, and shall at the request of the Majority Lenders, require the Borrower to subdivide the Note by exchange for promissory notes of lesser denominations payable to each Lender in a principal amount equal to the Commitment of such Lender.

          (b) The date, amount and interest rate of each Loan made by a Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of such Lender's Note, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided, that the failure of a Lender to make any
                          --------
such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under such Lender's
Note in respect of Loans.

          2.03. Procedure for Borrowing.

          (a) The Borrower may request one or more borrowings hereunder, on any Business Day during the period from and including the Effective Date to but excluding the Termination Date, by delivering to the Agent, with respect to each such borrowing, an irrevocable written request for borrowing, substantially in the form of Exhibit B (a "Request for Borrowing"), which request must be received by the Agent no
      ---------------------
later than 11:00 a.m., New York City time, one (1) Business Day prior to the requested Funding Date. Such Request for Borrowing shall (i) attach an Asset Schedule (and a computer readable diskette or collateral tape) in respect of the Eligible Assets that the Borrower proposes to pledge to the Lenders and include in the Borrowing Base in connection with such Loan, (ii) specify the requested Funding Date, which shall be at least one (1) Business Day after the date of such Request for Borrowing, (iii) specify whether such Loan shall be secured by Equipment Loans or Trade Receivables and (iv) attach an officer's certificate signed by a Responsible Officer of the Borrower certifying that the statements set forth in Sections 5.02(a) and (b) hereof are true and correct as of the date of such Request for Borrowing and will be true and correct as of the requested Funding Date. Promptly after receipt of a Request for Borrowing, the Agent shall notify the Lenders of the proposed borrowing.

          (b) Notwithstanding anything to the contrary in this Loan Agreement, the Lenders shall have no obligation to make any Loans hereunder if there shall have occurred any material adverse change in the financial condition of the Borrower. The Agent shall promptly notify the Borrower of any determination by the Agent of the foregoing.

          2.04. Repayment of Loans; Interest.

          (a) Each outstanding Loan shall mature, and the principal amount thereof shall be payable, on the Termination Date.

          (b) Each Loan made by the Lenders shall be a LIBOR Rate Loan (unless converted to a Federal Funds Rate Loan in accordance with Section 2.14) and shall bear interest on the unpaid principal amount thereof for the period from and including the Funding Date with respect to such Loan to but excluding the date such Loan shall be paid in full. Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined for such day plus the Applicable Margin, and each Federal Funds Rate Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin. Notwithstanding the foregoing, the Borrower hereby promises to pay to each Lender interest at the applicable Post-Default Rate on any principal of any Loan and on any other amount payable by the Borrower hereunder or under any Note or any other Loan Document that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full (both before and after judgment).

          (c) Accrued interest on each Loan shall be payable on each Interest Payment Date, on the date of any prepayment of any Loan (other than a Loan secured by Trade Receivables prepaid in accordance with Section 4.10(d)) and on the Termination Date, except that interest payable at the Post-Default Rate shall be payable from time to time on demand.

          2.05. Optional Prepayments. The Loans are repayable at any time without premium or penalty, in whole or in part, but subject to Section 2.07. Any amounts prepaid shall be applied to repay the outstanding principal amount of any Loans (together with interest thereon) until paid in full. If the Borrower intends to repay a Loan, the Borrower shall give two (2) Business Days' prior written notice thereof to the Agent. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Except as otherwise provided in this Loan Agreement to the contrary, all payments received by the Agent hereunder shall be remitted to each Lender pro rata based on such Lender's Commitment Percentage. If the due date of any payment hereunder or under a Note would otherwise fall on a day which is not a Business Day, such due date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. Partial prepayments shall be in an aggregate principal amount of $100,000 or more. Amounts prepaid may be reborrowed in accordance with the terms of this Loan Agreement. Notwithstanding the provisions of this Loan Agreement to the contrary, the provisions of this
Section 2.05 (other than the immediately preceding sentence and the first sentence of this Section 2.05) shall not be applicable to the prepayment in accordance with Section 4.10(d) of Loans secured by Trade Receivables.

          2.06. Mandatory Prepayment or Pledge.

          (a) In the event the Borrower sells or otherwise disposes of an Asset, whether through a Permitted Securitization or otherwise, the Borrower shall simultaneous with the closing thereof prepay the Loans in an amount equal to the lesser of (i) the net proceeds (after payment of all reasonable costs and expenses incurred in connection therewith) received by the Borrower from any such transaction and (ii) an amount designated by the Borrower in its sole discretion, provided, that after giving effect to such repayment (A) the
            --------
aggregate outstanding amount of Loans secured by Equipment Loans shall not exceed the aggregate Collateral Value of Eligible Equipment Loans included in the Borrowing Base and (B) the aggregate outstanding amount of Loans secured by Trade Receivables shall not exceed the aggregate Collateral Value of Eligible Trade Receivables included in the Borrowing Base.

          (b) If at any time (i) the Borrowing Base with respect to Equipment Loans, as determined by the Agent with notice given by the Agent to the Borrower on any Business Day, is less than the aggregate amount of outstanding Loans secured by Equipment Loans or (ii) the Borrowing Base with respect to Trade Receivables, as determined by the Agent with notice given by the Agent to the Borrower on any Business Day, is less than the aggregate amount of outstanding Loans secured by Trade Receivables (in each case, with respect to all Assets in which the Agent retains a security interest pursuant to this Loan Agreement), the Borrower shall no later than five (5) Business Days after receipt of such notice, either prepay the applicable Loans in part or in whole or pledge additional Collateral to the Agent (which Collateral shall be in all respects acceptable to the Agent; provided, that such Collateral shall be deemed to be in
                         --------
all respects acceptable to the Agent if such Collateral is Eligible Equipment Loans or Eligible Trade Receivables, as applicable), such that after giving effect to such prepayment or pledge the applicable Borrowing Base is not less than the outstanding principal amount of the related Loans.

          (c) In the event the Borrower fails to prepay the Loans or pledge additional Collateral pursuant to subsection (a) or (b) above, the Agent shall make a drawing on the Letter of Credit in an amount (up to the lesser of (x) the Available Letter of Credit Amount on the date of such drawing and (y) the positive result, if any, of (1) the Required Letter of Credit Amount on the date of such drawing minus (2) the aggregate amount drawn on the Letter of Credit prior to the date of such drawing with respect to which the Letter of Credit has not been reinstated) (such amount drawn, the "Drawing Amount") equal to (i) in the case of subsection (a) above the net
 --------------
proceeds received by the Borrower in connection with the sale or other disposition of Assets or (ii) in the case of subsection (b) above, the amount which when applied to the payment of the outstanding principal amount of the Loans would cause the Borrowing Base to be equal to the outstanding principal amount of the Loans. Any Drawing Amount shall be applied by the Lenders to the payment of the outstanding principal amount of the Loans.

          (d) Notwithstanding the provisions of subsections (a) and (b) of this
Section 2.06, if (i) as the result of the sale or other disposition of an Equipment Loan or a Trade Receivable the Borrowing Base with respect to Eligible Equipment Loans or Eligible Trade Receivables, as the case may be, is less than the aggregate outstanding principal amount of Loans secured by Eligible Equipment Loans or Eligible Trade Receivables, as the case may be, or (ii) the Agent gives the Borrower notice in accordance with subsection (b) of this
Section 2.06, the Borrower may, in lieu of or in addition to the payments or pledges contemplated by subsections (a) and (b) of this Section 2.06, convert Loans of one type into Loans of another type in an amount designated by the Borrower in its sole discretion, provided, that after giving effect to such
                                 --------
conversion, repayment and/or pledge (A) the aggregate outstanding amount of Loans secured by Equipment Loans shall not exceed the aggregate Collateral Value of Eligible Equipment Loans included in the Borrowing Base and (B) the aggregate outstanding amount of Loans secured by Trade Receivables shall not exceed the aggregate Collateral Value of Eligible Trade Receivables included in the Borrowing Base

          2.07. Indemnity. Upon demand by a Lender, the Borrower shall indemnify such Lender and hold such Lender harmless from any net loss or expense (not to include any lost profit or opportunity) which such Lender sustains or incurs as a consequence of (i) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with Section 2.05 of a prepayment of a Loan, (ii) any optional prepayment in accordance with Section 2.05 (other than any prepayment in accordance with Section 4.10(d) of Loans secured by Trade Receivables) or mandatory prepayment required pursuant to Section 2.06 (other than a mandatory prepayment through a Permitted Securitization) on any day other than the last day of an Interest Period (including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by such Lender to maintain its Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained) or (iii) default by the Borrower in making a borrowing of LIBOR Loans after the Borrower has given a notice thereof in accordance with the provisions of this Loan Agreement. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, for the period from the date of such prepayment or of such failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which
----
would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate (providing reasonable support as to any amounts due) as to any amounts payable pursuant to this Section 2.07 submitted to the Borrower by such Lender shall be conclusive in the absence of manifest error. This Section 2.07 shall survive termination of this Loan Agreement and payment of the Note.

          2.08. Purpose of Loans. Each Loan shall be used to finance the Eligible Assets identified to the Agent in writing on each Asset Schedule, as such Asset Schedule may be amended from time to time.

          2.09. Fees. The Borrower agrees to pay to the Agent and the Lenders such fees at such times as set forth in a separate letter agreement between the Borrower and the Agent.

          2.10. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) a Lender shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, or

          (b) the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to a Lender (as reasonably determined and certified by such Lender) of making or maintaining their affected Loans during such Interest Period, such Lender shall give facsimile or telephonic notice thereof to the Borrower as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as Federal Funds Rate Loans,
(y) any Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans in accordance with Section 2.14 shall be continued as Federal Funds Rate Loans and (z) any outstanding LIBOR Loans shall be converted on the last day of the then current Interest Period to Federal Funds Rate Loans in accordance with Section 2.14. Until such Lender provides notice to the Borrower pursuant to Section 2.14 that the circumstances which gave rise to the original notice under this Section no longer exist, no further LIBOR Loans shall be made or continued as such.

          2.11. Requirements of Law.

          (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                    (i) shall subject such Lender to any tax of any kind whatsoever with respect to this Loan Agreement or any LIBOR Loan made by it, or change the basis of taxation of payments to the Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.12 and changes in the rate of tax on the overall net income of the Lender);

                    (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

                    (iii) shall impose on the Lender any other condition, and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, continuing or maintaining LIBOR Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If such Lender becomes entitled to claim any additional amounts pursuant to this Section 2.11, it shall promptly notify the Borrower of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material in its commercially reasonable discretion, then from time to time, after submission by such Lender to the Borrower of a written request therefor, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) A certificate (providing reasonable support as to the amounts requested) as to any additional amounts payable pursuant to this Section 2.11 submitted by such Lender to the Borrower shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section 2.11 shall survive the termination of this Loan Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.12. Taxes.

          (a) All payments made by the Borrower under this Loan Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Lender as a result of a present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Loan Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are
                                   ------------------
required to be withheld from any amounts payable to a Lender hereunder, the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Loan Agreement, provided, however, that the Borrower
                                          --------- -------
shall not be required to increase any such amounts payable to a Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section
2.12 or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Loan Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to Section 2.12(a).

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the affected Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the affected Lender the required receipts or other required documentary evidence, the Borrower shall indemnify such Lender for any incremental taxes, interest or penalties that may become payable by such Lender as a result of any such failure. The agreements in this Section 2.12 shall survive the termination of this Loan Agreement and the payment of the Loans and all other amounts payable hereunder.

          (d) Each Lender that is not a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower two copies of
               ---------------
either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI (or any successor forms), or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Loan Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Loan Agreement. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section

2.12(d), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.12(d) that such Non-U.S. Lender is not legally able to deliver.

          (e) Without limiting the requirements of Section 2.12(d), a Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Loan Agreement shall deliver to the Borrower, at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver
--------
such documentation and in the Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          (f) If a Lender receives a refund in respect of Non-Excluded Taxes paid by the Borrower, which in the good faith judgment of such Lender is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by the Borrower in connection with such refunded Non-Excluded Taxes, to the Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided that the Borrower agrees to promptly
                                   --------
return such refund to such Lender if it receives notice from such Lender that such Lender is required to repay such refund.

          2.13. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for a Lender to make or maintain LIBOR Loans as contemplated by this Loan Agreement, (a) the commitment of such Lender hereunder to make LIBOR Loans shall forthwith be suspended until such time as such Lender may again make and maintain LIBOR Loans and (b) the Loans then outstanding as LIBOR Loans, if any, shall be converted into Federal Funds Rate Loans in accordance with Section 2.14. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.07.

          2.14. Conversions Pursuant to Sections 2.10 and 2.13. If the LIBOR Loans (such LIBOR Loans being herein called "Affected Loans") are to be
                                             --------------
converted pursuant to Section 2.10 or 2.13, such Affected Loans shall be automatically converted into Federal Funds Rate Loans on the last day(s) of the then current Interest Period(s) for such Affected Loans (or, in the case of a conversion required by Section 2.13, on such earlier date as the affected Lender may specify to the Borrower). Unless and until the affected Lenders give notice that the circumstances specified in Section 2.10 or 2.13, as the case may be, which gave rise to such conversion no longer exist, to the extent that the Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to the Affected Loans shall be applied instead to the applicable Federal Funds Rate Loans into which such Affected Loans were converted. The affected Lenders shall give such notice as soon as practicable thereafter, but in no event later than the last day(s) of the then current Interest Period(s) for the Affected Loans if such circumstances cease to exist at any time prior to the last day(s) of such Interest Period(s). Upon notice from the affected Lenders that the circumstances specified in

Section 2.10 or 2.13, as the case may be, which gave rise to such conversion no longer exist, to the extent that the Affected Loans have been converted to Federal Funds Rate Loans, the Affected Loans shall be automatically converted into LIBOR Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans.

VII. PAYMENTS; COMPUTATIONS; ETC.

          2.15. Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Loan Agreement and the Note shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at the following account maintained by the Agent (the "Agent Account"): Citibank N.A.,
                                                -------------
for the account of Lehman Commercial Paper Inc., for the benefit of the Lenders party to the Loan and Security Agreement, Account # 40615659, ABA # 021000089,
Reference: Alliance Laundry Receivables Warehouse LLC (with instructions to please confirm to Christopher Czako at (201) 524-4494), not later than 2:00 p.m., New York City time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          2.16. Computations. Interest on the Loans shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          2.17. Extension Fee. The Borrower may, upon two Business Days' prior written notice to the Agent, extend the Allotted Period with respect to any Eligible Equipment Loan which is not Past Due or is not a Defaulted Equipment Loan by the payment of a fee (the "Extension Fee") in an amount equal to 0.35%
                                   -------------
of the Collateral Value of such Eligible Equipment Loan as the close of business on the last day of the then current Allotted Period. The Extension Fee shall be payable on or prior to the last Business Day of the then current Allotted Period in accordance with Section 3.01 hereof. Notwithstanding anything to the contrary contained herein, the Allotted Period with respect to any Equipment Loan shall not exceed thirty-six (36) months.

Section 3. COLLATERAL SECURITY.

          3.01. Collateral; Security Interest.

          (a) All of the Borrower's right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, for so long as the Agent retains its security interest in the same and excluding the portion of the Collateral in which the Agent has released its security interest hereunder pursuant to Section 4.09 below, is hereinafter referred to as the "Collateral":
                                                                   ----------

                    (i) all Assets;

                    (ii) Equipment Loan Documents related thereto;

                    (iii) all rights, remedies, powers and privileges of the Borrower under such Equipment Loan Documents (including, without limitation, all rights of the Borrower in and to the Equipment and other interests that are the subject of the Equipment Loans) and such Trade Receivables;

                    (iv) all Servicing Records and other books and records (including, without limitation, computer programs, tapes and other computer storage media) relating to any of the foregoing;

                    (v) all recourse or support obligations, surety bonds, guarantees, indemnities and security relating to any of the foregoing and all letters of credit relating thereto;

                    (vi) all insurance policies covering the related Equipment and any proceeds with respect thereto and all FCIA Insurance covering Trade Receivables the Obligors with respect to which are not resident in the United States;

                    (vii) to the extent not included in the foregoing, all "accounts," "chattel paper," "instruments," "goods" and "general intangibles" (as defined in the Uniform Commercial Code) relating to or constituting any and all of the foregoing in whole or in part;

                    (viii) all lockboxes, bank accounts or cash collateral accounts, any rights in and to any escrow assets or any similar accounts or assets relating to, or containing or constituting Collections or proceeds of or distributions on, any of the foregoing (including, without limitation, the Equipment Loan Lockbox Account, the Trade Receivable Lockbox Accounts and, if applicable, the Cash Collateral Account) and all cash or other property on deposit therein;

                    (ix) all other property of the Borrower of any nature whatsoever (including, without limitation, all "documents," "equipment" and "inventory" (as defined in the Uniform Commercial
          Code);

                    (x) all rights of the Borrower against the Originators under the Transfer Agreement; and

                    (xi) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

          (b) The Borrower hereby assigns, pledges and grants a security interest in the Collateral to the Agent for the benefit of the Lenders to secure the repayment of principal of and interest on all Loans and all other amounts owing to the Lenders hereunder, under the Note and under the other Loan Documents (collectively, the "Secured Obligations"). The Borrower agrees to mark
                              -------------------
its computer programs and tapes to evidence the interests granted to the Agent hereunder.

          3.02. Further Assurances. At any time and from time to time, upon the written request of the Agent or any Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Agent or such Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby and the termination of the Liens conveyed to The First National Bank of Chicago under the Existing Purchase Agreements with respect to Trade Receivables and any related assets upon the satisfaction in full of all obligations secured thereby. The Borrower also hereby authorizes the Agent to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          3.03. Changes in Locations, Name, etc. The Borrower shall not (i) change the location of its chief executive office or chief place of business from that specified in Section 6 hereof or (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral unless it shall have given the Agent at least 30 days prior written notice thereof and shall have delivered to the Agent all Uniform Commercial Code financing statements and amendments thereto as the Agent or any Lender shall request and shall have taken all other actions deemed necessary by the Agent or any Lender to continue its perfected status in the Collateral with the same or better priority.

          3.04. Agent's Appointment as Attorney-in-Fact.

          (a) The Borrower hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Loan Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Agent the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, to do the following:

                    (i) in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any such insurance or with respect to any other Collateral whenever payable;

                    (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

                    (iii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; and (G) subject to the Uniform Commercial Code and other applicable law, generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's Liens thereon and to effect the intent of this Loan Agreement, all as fully and effectively as the Borrower might do.

This power of attorney is a power coupled with an interest and shall be irrevocable. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only after the occurrence and during the continuance of any Event of Default hereunder.

          (b) The Borrower also authorizes the Agent, at any time after the occurrence and during the continuance of any Event of Default hereunder, to execute, in connection with the sale provided for in Section 4.06 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c) The powers conferred on the Agent are solely to protect the Agent's and each Lender's interests in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Agent nor any of its officers, directors, or employees shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

          3.05. Performance by Agent of Borrower's Obligations. If the Borrower fails to perform or comply with any of its agreements contained in the Loan Documents and the Agent shall itself perform or comply, or otherwise cause performance or compliance, with such agreements, the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by the Borrower to the Agent on demand and shall constitute Secured Obligations.

          3.06. Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Agent without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice otherwise required by this Loan Agreement or required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices, except for those specifically provided for elsewhere in this Loan Agreement are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem commercially reasonable under the circumstances, for cash or on credit or for future delivery without assumption of any credit risk. Each Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Borrower's premises or elsewhere. The net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or relating to the Collateral or the rights of the Agent or the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, shall be applied to the payment in whole or in part of the Secured Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Lender of any other amount required or permitted by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need the Lenders account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Agent or the Lenders arising out of the exercise by the Agent or the Lenders of any of their respective rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Agent or a Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Agent or a Lender to collect such deficiency.

          3.07. Limitation on Duties Regarding Presentation of Collateral. The Agent's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

          3.08. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          3.09. Release of Security Interest.

          (a) Upon termination of this Loan Agreement and repayment to the Lenders of all Secured Obligations and the performance of all then existing obligations under the Loan Documents, the Agent shall release its security interest in any remaining Collateral. In addition, from time to time, upon request of the Borrower, the Agent shall release its security interest in the Collateral referred to in such request, provided, that, at the time of and
                                        --------
following any such release there shall not have occurred a Default under this Loan Agreement; provided, further, that following any such release, (i) the
                --------  -------
aggregate amount of Loans outstanding secured by Equipment Loans shall not exceed the Borrowing Base with respect to Equipment Loans and (ii) the aggregate amount of Loans outstanding secured by Trade Receivables shall not exceed the Borrowing Base with respect to Trade Receivables (in each case, with respect to all Assets in which the Agent retains a security interest pursuant to this Loan Agreement). The preparation and filing of any documents in order to release the Agent's security interest in the Collateral pursuant to this Section shall be at the expense of the Borrower.

          (b) If the Borrower desires to make any sale or other disposition of property permitted by Section 7.14, whether through a Permitted Securitization or otherwise, the Borrower shall (i) provide the Agent not less than five (5) Business Days notice of such intention and (ii) make any prepayment of the Loans or delivery of additional Collateral required pursuant to Section 2.06 concurrently with such sale or other disposition. Upon or concurrently with the satisfaction by the Borrower of the provisions set forth in clauses (i) and (ii) of the preceding sentence, the Agent shall release its security interest in such property so sold or otherwise disposed of; provided, that the Agent shall not be
                                           --------
obligated to deliver any such release unless after giving effect to such sale or other disposition (after giving effect to any application of the proceeds received upon such sale or other disposition), (x) the aggregate principal amount of Loans outstanding shall not exceed the Borrowing Base, (y) the aggregate amount of Loans outstanding secured by Equipment Loans shall not exceed the Borrowing Base with respect to Equipment Loans and (z) the aggregate amount of Loans outstanding secured by Trade Receivables shall not exceed the Borrowing Base with respect to Trade Receivables (in each case, with respect to all Assets in which the Agent retains a security interest pursuant to this Loan Agreement). Any such release shall be evidenced by a written instrument and a Uniform Commercial Code termination statement or amendment executed by Agent delivered to the Borrower. The Borrower shall be responsible for the preparation of such instruments and termination statements or amendments.

          3.10. Trade Receivable Lockbox Accounts.

          (a) The Borrower and, pursuant to the ACAR Receivables Purchase Agreement, ACAR have established with the banks listed on Schedule 4.10 (the "Trade Receivable Lockbox Banks") the lockboxes described on Schedule 4.10 (such
 ------------------------------
lockboxes and each additional or substitute lockbox, a "Trade Receivable
                                                        ----------------
Lockbox"), the related demand deposit accounts and the other accounts described
-------
on Schedule 4.10 (such demand deposit accounts, other accounts and each additional or substitute account, a "Trade Receivable Demand Deposit Account")
                                     ---------------------------------------
(all such Trade Receivable Lockboxes together with their related Trade Receivable Demand Deposit Accounts being referred to herein as the "Trade
                                                                    -----
Receivable Lockbox Accounts"). On or prior to the initial Funding Date, the
---------------------------
Borrower shall collaterally assign to the Agent for the benefit of the Lenders its interest in each Trade Receivable Lockbox Account pursuant to one or more lockbox and deposit account assignment agreements, substantially in the form of Exhibit D-1 attached to this Loan Agreement or in other form satisfactory to the Agent (as amended, supplemented or otherwise modified from time to time, the "Trade Receivable Lockbox Assignment Agreement"). The Borrower may from time to
 ---------------------------------------------
time designate additional or substitute Trade Receivable Lockbox Accounts by written notice to the Agent and delivery of a Trade Receivable Lockbox Assignment Agreement with respect thereto, and such Trade Receivable Lockbox Accounts shall thereupon constitute "Trade Receivable Lockbox Accounts" for all purposes hereof. The terms and conditions of each Trade Receivable Lockbox Account shall be in all respects satisfactory to the Agent. Unless otherwise approved by the Agent, the Borrower shall instruct each Obligor with respect to a Trade Receivable comprising Collateral for the Loan (i) to make all payments with respect thereto to a Trade Receivable Lockbox or a Trade Receivable Demand Deposit Account and (ii) to cause all account debtors and other obligors with respect to any obligations securing any such Trade Receivable comprising Collateral for the Loan to make all payments with respect thereto to the related Obligor or a Trade Receivable Lockbox. Pursuant to the Trade Receivable Lockbox Assignment Agreement, the Trade Receivable Lockbox Bank shall be instructed to deposit all payments in respect of Trade Receivables received in any Trade Receivable Lockbox into the related Trade Receivable Demand Deposit Account. In the case of any remittances received in any Trade Receivable Lockbox Accounts that shall have been identified, to the satisfaction of the Servicer, to not constitute remittances in respect of Trade Receivables, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. The Borrower shall have the right to withdraw remittances from the Trade Receivable Lockbox Accounts which are not attributable to Trade Receivables.

          (b) All Trade Receivables Collections received directly by the Borrower without deposit into a Trade Receivable Lockbox or a Trade Receivable Demand Deposit Account shall be promptly deposited by the Borrower in the exact form received, except for any endorsement by the Borrower to the Agent, if required, in the appropriate Trade Receivable Lockbox Account, and until so deposited, shall be deemed to be held in trust by the Borrower for and as the Agent's property and shall not be commingled with the Borrower's other funds.

          (c) The Borrower will not, nor will it permit or allow others on its behalf to, establish a collection account for the receipt of payments with respect to the Trade Receivables with a financial institution other than the Trade Receivable Lockbox Accounts provided for herein.

          (d) The Borrower shall direct the Trade Receivable Lockbox Bank to cause all Trade Receivables Collections deposited in the Trade Receivable Lockbox Accounts, if any, to be remitted to the Agent Account on a daily basis. All such Trade Receivables Collections shall be applied by the Lenders to the payment of the principal amount of the Loans secured by Trade Receivables on the Business Day of receipt in the Agent Account. For purposes of this Section 4.10(d), any proceeds deposited in the Agent Account after 12:00 p.m., New York City time, on any Business Day shall be deemed to have been deposited therein on the next succeeding Business Day.

          (e) Upon the occurrence of an Event of Default, the Agent may take control of the Trade Receivable Lockbox Accounts by delivering to the related Trade Receivable Lockbox Banks notice in substantially the form attached to the Trade Receivable Lockbox Assignment Agreement (the "Trade Receivable Lockbox
                                                    ------------------------
Notice"). From and after the delivery of the Trade Receivable Lockbox Notice,
------
the related Trade Receivable Lockbox Accounts shall be under the exclusive dominion and control of the Agent and the Borrower shall have no right of withdrawal from such Trade Receivable Lockbox Accounts.

          3.11. Equipment Loan Lockbox Accounts.

          (a) The Borrower has established with the banks listed on Schedule
4.11 (the "Equipment Loan Lockbox Banks") the lockboxes described on Schedule
           ----------------------------
4.11 (such lockboxes and each additional or substitute lockbox, an "Equipment
                                                                    ---------
Loan Lockbox"), the related demand deposit accounts and the other accounts
------------
described on Schedule 4.11 (such demand deposit accounts, other accounts and each additional or substitute account, a "Equipment Loan Demand Deposit
                                          -----------------------------
Account") (all such Equipment Loan Lockboxes together with their related
-------
Equipment Loan Demand Deposit Accounts being referred to herein as the "Equipment Loan Lockbox Accounts"). On or prior to the initial Funding Date, the
 -------------------------------
Borrower shall deliver to the Agent with respect to each Equipment Loan Lockbox Account a lockbox and deposit account assignment agreement, substantially in the form of Exhibit D-2 attached to this Loan Agreement or in other form satisfactory to the Agent (as amended, supplemented or otherwise modified from time to time, the "Equipment Loan Lockbox Assignment Agreement") executed by the
                   -------------------------------------------
Borrower and the related Equipment Loan Lockbox Bank. The Borrower may from time to time designate additional or substitute Equipment Loan Lockbox Accounts by written notice to the Agent and delivery of an Equipment Loan Lockbox Assignment Agreement with respect thereto, and such Equipment Loan Lockbox Accounts shall thereupon constitute "Equipment Loan Lockbox Accounts" for all purposes hereof. The terms and conditions of each Equipment Loan Lockbox Account shall be in all respects satisfactory to the Agent. Unless otherwise approved by the Agent, the Borrower shall instruct each Obligor with respect to an Equipment Loan to make all payments with respect thereto to an Equipment Loan Lockbox or an Equipment Loan Demand Deposit Account. In the case of any remittances received in any Equipment Loan Lockbox Accounts that shall have been identified, to the satisfaction of the Servicer, to not constitute remittances in respect of Equipment Loans, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. The Borrower shall have the right to withdraw remittances from the Equipment Loan Lockbox Accounts which are not attributable to Equipment Loans.

          (b) All proceeds of Equipment Loans received directly by the Borrower without deposit into an Equipment Loan Lockbox or an Equipment Loan Demand Deposit Account shall be promptly deposited by the Borrower in the exact form received, except for any endorsement by the Borrower to the Agent, if required, in the appropriate Equipment Loan Lockbox Account, and until so deposited, shall be deemed to be held in trust by the Borrower for and as the Agent's property and shall not be commingled with the Borrower's other funds.

          (c) The Borrower will not, nor will it permit or allow others on its behalf to, establish a collection account for the receipt of payments with respect to the Equipment Loans with a financial institution other than the Equipment Loan Lockbox Accounts provided for herein.

          (d) Funds on deposit in any Equipment Loan Lockbox Account shall be invested in Permitted Investments selected in writing by the Borrower; provided,
                                                                       --------
that following the occurrence of an Event of Default, the Agent may select such Permitted Investments; provided, further, that it is understood and agreed that
                       --------  -------
the Agent shall not be liable for any loss arising from such investments in Permitted Investments. All such Permitted Investments shall be held for the benefit of the Agent, for the benefit of the Lenders, and the Borrower. Funds on deposit in the Equipment Loan Lockbox Accounts shall be invested in Permitted Investments that will mature so that such funds will be available on each Interest Payment Date.

          (e) Upon the occurrence of an Event of Default, the Agent may take control of the Equipment Loan Lockbox Accounts by delivering to the related Equipment Loan Lockbox Banks notice in substantially the form attached to the Equipment Loan Lockbox Assignment Agreement (the "Equipment Loan Lockbox
                                                  ----------------------
Notice"). From and after the delivery of the Equipment Loan Lockbox Notice, the
------
related Equipment Loan Lockbox Accounts shall be under the exclusive dominion and control of the Agent and the Borrower shall have no right of withdrawal from such Equipment Loan Lockbox Accounts.

          (f) On each Interest Payment Date, (i) Principal Collections on deposit in the Equipment Loan Lockbox Account shall be paid to the Agent, for the benefit of the Lenders, to be applied by the Lenders to the payment of the principal on the Loans secured by Equipment Loans and (ii) the other amounts on deposit in the Equipment Loan Lockbox Accounts shall be applied as follows:

                    first, to the Agent, for the benefit of the Lenders,
                    -----
          interest on the Loans accrued through such day and not previously paid,
                  second, in the event an Excess Spread Sweep Event shall have
                  ------
         occurred and is continuing, to the Excess Spread Account in an amount equal to the lesser of (x) remaining available funds and (y) the amount which after such deposit in the Excess Spread Account shall cause the amount on deposit therein to equal the Required Excess Spread Amount, and third, to the Borrower in an amount equal to remaining
                  -----
         available funds; provided, that if a Default or an Event of Default has
                          --------
         occurred and is continuing such remaining funds shall be paid to the Agent at the Agent Account for the benefit of the Lenders to be applied to the payment of the Obligations on the Business Day of receipt in the Agent Account.

          3.12. Excess Spread Account.

          (a) The Borrower has established an excess spread account (the "Excess
                                                                          ------
Spread Account") in the name of the Agent for the benefit of the Lenders. The
--------------
Excess Spread Account will be funded in accordance with Section 4.11(f) of this Loan Agreement.

          (b) Funds on deposit in the Excess Spread Account shall be invested in Permitted Investments selected in writing by the Borrower; provided, that
                                                           --------
following the occurrence of a Default, the Agent may select such Permitted Investments; provided, further, that it is understood and agreed that the Agent
             --------  -------
shall not be liable for any loss arising from such investments in Permitted Investments. All such Permitted Investments shall be held for the benefit of the Agent, for the benefit of the Lenders.

          (c) Except as otherwise provided for herein, the Excess Spread Account shall be under the sole dominion and control of the Agent. If, at any time, the Excess Spread Account ceases to be an Eligible Deposit Account, then the Borrower (or the Agent on its behalf) shall within twenty (20) Business Days (or such longer period as to which the Agent may consent) establish a new Excess Spread Account (which shall be an Eligible Deposit Account) and shall transfer any cash and/or any investments to such new Excess Spread Account. In connection with the foregoing, the Borrower agrees that the Borrower shall notify the Agent in writing promptly upon the Excess Spread Account ceasing to be an Eligible Deposit Account.

          (d) If the amount on deposit in the Excess Spread Account on any Interest Payment Date (after giving effect to any deposits therein and withdrawals therefrom) is greater than the Required Excess Spread Amount, such excess shall be paid to the Borrower; provided, that if a Default or an Event of
                                      --------
Default has occurred and is continuing such excess shall be paid to the Agent at the Agent Account for the benefit of the Lenders to be applied to the payment of the Obligations on the Business Day of receipt in the Agent Account.

          3.13. Legending of Chattel Paper. All original chattel paper that is not held by the Agent or its agent and that constitutes part of the Collateral shall be stamped or otherwise marked with the following legend:

          "This is the original of this instrument, and a security interest has been granted in this instrument to Lehman Commercial Paper Inc., as agent for the benefit of the lenders party to that certain Loan and Security Agreement dated as of May 5, 1998 among Alliance Laundry Receivables Warehouse LLC, such lenders and Lehman Commercial Paper Inc."

Each original of any chattel paper that is retained by the Borrower shall be stamped or otherwise marked as an "Original."

          3.14. Cross Collateralization. With respect to an Obligor under the Equipment Loans that may be sold from time to time under that certain Purchase Agreement dated as of November 28, 2000 (the "Purchase Agreement") between
                                              ------------------
Alliance Laundry Systems LLC, a Delaware limited liability company ("ALS"), and
                                                                     ---
Alliance Laundry Equipment Receivables LLC, a Delaware limited liability company ("ALER"), to ALER, ALS may be or may become a lender
  ----
to such Obligor under another stand alone Equipment Loan which is part of the Collateral (each Equipment Loan sold under the Purchase Agreement, a "Trust
                                                                      -----
Loan"). Each Equipment Loan and Trust Loan is secured by the equipment related
----
to that loan. In certain circumstances an Equipment Loan may be cross collateralized with the equipment and other collateral related to a Trust Loan ("Common Trust Collateral") and a Trust Loan may be cross collateralized with
  -----------------------
the equipment and collateral related to an Equipment Loan (the "Common Loan
                                                                -----------
Collateral"). Each of the Agent and the Lenders agrees that with respect to each
----------
Equipment Loan of each such Obligor (i) the security interest in such Common Trust Collateral created by the Equipment Loan assigned to the Agent, for the benefit of the Lenders, is junior and subordinate to the security interest therein created by the related Trust Loan; (ii) neither the Agent nor the Lenders shall have any legal right to realize upon such Common Trust Collateral or exercise its rights under the Equipment Loan in respect of such Common Trust Collateral in any manner until all required payments in respect of the related Trust Loan have been paid; (iii) in realizing upon such Common Loan Collateral, neither the Agent nor the Lenders shall have any obligation to protect or preserve the rights of ALER, the Issuer, the Trust or the Beneficiaries (as such terms are defined in the Pooling and Servicing Agreement made as of November 28, 2000 by and among ALS, ALER and Alliance Laundry Equipment Receivables Trust 2000-A in such Common Loan Collateral; and (iv) in realizing upon such Common Trust Collateral, neither ALER, the Issuer, the Trust or the Beneficiaries shall have any obligation to protect or preserve the rights of the Agent or the Lenders in such Common Trust Collateral. Any successors or assigns of or with respect to any Equipment Loans shall acquire such loans subject to the provisions of this Section 4.14 and shall by the provisions hereof be subject to the same.

Section 4. CONDITIONS PRECEDENT.

          4.01. Initial Loan. The agreement of each Lender to make the initial Loan requested to be made by it hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the following conditions precedent:

          (a) Loan Documents. The Agent shall have received (i) this Loan
              --------------
Agreement and the other Loan Documents, executed and delivered by a duly authorized officer of the Borrower and/or by the other parties thereto, and (ii) a Note payable to the order of the Agent for the benefit of the Lenders, executed and delivered by a duly authorized officer of the Borrower, in each case conforming to the requirements hereof.

          (b) Corporate Proceedings. The Agent shall have received a certificate
              ---------------------
of the Secretary or Assistant Secretary of each of the Borrower and ALS, dated as of a date reasonably satisfactory to the Agent, certifying (A) (i) that attached thereto is a true, complete and correct copy of resolutions duly adopted by the Board of Directors of the Borrower or ALS, as the case may be, authorizing (1) the execution, delivery and performance of the Loan Documents to which it is a party, and (2) the transactions contemplated thereunder, and (ii) that such resolutions have not been amended, modified, revoked or rescinded, and
(B) as to the incumbency and specimen signature of each officer executing any Loan Documents on behalf of the Borrower or ALS, as the case may be, and such certificate and the resolutions attached thereto shall be in form and substance satisfactory to the Agent.

          (c) Corporate Documents. The Agent shall have received true and
              -------------------
complete copies of the Operating Agreement and by-laws of the Borrower and ALS, certified as such as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower and ALS, respectively.

          (d) Legal Opinions. The Agent shall have received the executed legal
              --------------
opinion of Kirkland & Ellis, counsel to the Borrower and ALS, in form and substance satisfactory to the Agent and its counsel.

          (e) Fees and Expenses. The Agent and the Lenders shall have received
              -----------------
all fees and expenses required to be paid by the Borrower on or prior to the initial Funding Date.

          (f) Underwriting Guidelines. The Agent and the Borrower shall have
              -----------------------
agreed upon the Underwriting Guidelines for the Assets.

          (g) Underwriting Letter Agreement. The Agent shall have received the
              -----------------------------
Underwriting Letter Agreement, executed by a duly authorized officer of the Borrower.

          (h) Reimbursement Agreement. The Agent shall have received an executed
              -----------------------
copy of the Reimbursement Agreement, which shall be in form and substance satisfactory to the Agent.

          (i) Filings, Registrations, Recordings. Any documents required to be
              ----------------------------------
filed, registered or recorded in order to create, in favor of the Agent for the benefit of the Lenders, a perfected, first priority security interest in the Collateral, subject to no Liens other than Permitted Liens, shall have been properly prepared for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first priority security interest (including, without limitation, a financing statement on Form UCC-1 naming the Borrower as the debtor and the Agent as secured party and describing the Collateral, and proceeds thereof, as the collateral).

          (j) UCC Searches. The Agent shall have received the results of Uniform
              ------------
Commercial Code searches made at Borrower's expense with respect to the Borrower in the state in which its chief executive office is located and all other states in which filings are required to be made pursuant to Section 5.02(f), together with copies of financing statements disclosed by such searches and such searches shall disclose no Liens on any assets encumbered by this Loan Agreement (other than Permitted Liens) or, if Liens other than Permitted Liens are disclosed, the Agent shall have received satisfactory evidence of release of such Liens.

          (k) Lockbox Agreement. The Agent shall have received an agreement, or
              -----------------
an amendment to or assignment of an existing agreement, which shall be in form and substance satisfactory to the Agent, executed by duly authorized officers of the Borrower, the Servicer and each of the Equipment Loan Lockbox Banks and the Trade Receivable Lockbox Banks.

          (l) Additional Matters. All corporate and other proceedings, and all
              ------------------
documents, instruments and other legal matters in connection with the transactions contemplated by this Loan Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it or any Lender may reasonably request.

          4.02. Initial and Subsequent Loans. The agreement of each Lender to make any Loan requested to be made by it on any date (including the initial
Loan) is subject to the satisfaction of the following conditions precedent:

          (a) No Default. No Default shall have occurred and be continuing on
              ----------
such date or after giving effect to the Loans requested to be made on such date.

          (b) Representations and Warranties. Each of the representations and
              ------------------------------
warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects (in the case of the representations and warranties in Section 6.16 and Schedule 6.16, solely with respect to Assets included in the Borrowing Base) on and as of such date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

          (c) Borrowing Base. The aggregate outstanding principal amount of the
              --------------
Loans shall not exceed the Borrowing Base on such date and would not exceed the Borrowing Base after giving effect to the Loans requested to be made on such date.

          (d) Due Diligence Review. The Agent shall have completed its due
              --------------------
diligence review, if any, of the Equipment Loan Documents relating to the Equipment Loans being pledged in connection with the Loans being made on such Funding Date, the results of which are satisfactory to the Agent. The Agent may, upon receipt of a Request for Borrowing with respect to a Loan secured by Equipment Loans, request the Borrower to provide to the Agent copies of Equipment Loan Documents relating to such Equipment Loans. If, within one Business Day of the Agent's receipt of copies of such Equipment Loan Documents, the Agent does not notify the Borrower that the results of the Agent's due diligence review of such Equipment Loan Documents are not satisfactory, the condition precedent contained in this subsection (d) shall be deemed to be satisfied.

          (e) Letter of Credit. The Agent shall have received an executed Letter
              ----------------
of Credit, which shall be in form and substance satisfactory to the Agent. The Letter of Credit, together with the Stated Amount of all other outstanding Letters of Credit issued to the Agent, shall have a Stated Amount equal to the Required Letter of Credit Amount.

                  The Borrower may, in lieu of delivering a Letter of Credit or Letters of Credit to the Agent, establish a Cash Collateral Account in the name of the Agent for the benefit of the Lenders and deposit, or cause to be deposited, in the Cash Collateral Account an amount equal to the Required Letter of Credit Amount. If the Borrower establishes such Cash Collateral Account and makes the required deposit therein, all references in this Loan Agreement to the Letter of Credit and the Drawing Amount shall be deemed to refer to such Cash Collateral Account and withdrawals therefrom, respectively, and the provisions of Section 7.21 (other than subsections (a) and (b) thereof) shall be applicable to such Cash Collateral Account.

          Each Request for Borrowing by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in paragraphs (a), (b) and (c) of this Section 5.02 (both as of the date of such Request for Borrowing and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing, as of the date of such borrowing).

VIII. Representations and Warranties.

          The Borrower represents and warrants to the Lender that throughout the term of this Loan Agreement:

          A. Financial Condition.

          (f) The Borrower had, at the date of its most recent balance sheet, no Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment (including, without limitation, any interest rate or foreign currency swap or exchange transaction, or other financial derivative), which is not reflected in the foregoing statements or in the notes thereto.

          (g) No statement of fact made by or on behalf of Borrower in this Loan Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.

          B. No Change. Since January 1, 1998, there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect.

          4.03. Existence; Compliance with Law. The Borrower (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee, to carry on its business as now being or as proposed to be conducted, to originate, acquire and own Assets, and to finance such Assets pursuant to this Loan Agreement, the lack of which would be reasonably likely to have a Material Adverse Effect, (c) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, and (d) is in compliance in all material respects with all Requirements of Law (including environmental law).

          4.04. Power; Authorization; Enforceable Obligations.

          (a) The Borrower has the power and authority, and the legal right, to make, deliver and perform this Loan Agreement, the Note and each other Loan Document to which it is a party, and to borrow and to grant Liens hereunder, and has taken all necessary action to authorize the borrowings and the granting of Liens on the terms and conditions of this Loan Agreement, the Note and each other Loan Document to which it is a party, and the execution, delivery and performance of this Loan Agreement, the Note, and each other Loan Document to which it is a party.

          (b) No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required or necessary in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Loan Agreement or the Note or any other Loan Document, except (i) for filings and recordings in respect of the Liens created pursuant to this Loan Agreement, and (ii) as previously obtained and currently in full force and effect.

          (c) This Loan Agreement has been duly and validly executed and delivered by the Borrower and constitutes, and the Note and each other Loan Document when executed and delivered on behalf of the Borrower will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.05. No Legal Bar. The execution, delivery and performance of this Loan Agreement and the Note, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          4.06. No Litigation. There are no actions, suits, arbitrations, investigations or proceedings of or before any arbitrator or Governmental Authority pending or, to the knowledge of the Borrower, threatened against the Borrower or against any of its properties or revenues, (i) with respect to this Loan Agreement or the Note or any of the transactions contemplated hereby, or
(ii) which could reasonably be expected to have a Material Adverse Effect.

          4.07. No Default. The Borrower is not in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

          4.08. Collateral; Collateral Security.

          (a) The Borrower has not assigned, pledged, or otherwise conveyed or encumbered any of the Collateral to any other Person (other than pursuant to the Existing Purchase Agreements), and immediately prior to the pledge of such Collateral, the Borrower was the sole owner of the Collateral and had good and marketable title thereto, free and clear of all Liens, in each case except for Permitted Liens.

          (b) The provisions of this Loan Agreement are effective to create in favor of the Agent for the benefit of the Lenders a valid security interest in all right, title and interest of the Borrower in, to and under the Collateral.

          (c) Upon the filing of financing statements on Form UCC-1 naming the Agent as "Secured Party" and the Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 6.08 attached hereto, the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of the Borrower in, to and under such Collateral which can be perfected by filing under the Uniform Commercial Code.

          4.09. Chief Executive Office. The Borrower's chief executive office on the Effective Date is located at Shepard and Hall Street, Ripon, Wisconsin 54971.

          4.10. Location of Books and Records. The location where the Borrower keeps its books and records, including all computer tapes and records relating to the Collateral, is its chief executive office.

          4.11. No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower has a Material Adverse Effect.

          4.12. Taxes. The Borrower has filed all Federal income tax returns and all other material tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except for any such taxes or assessments, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in conformity with GAAP have been provided. No tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax or assessment.

          4.13. Margin Regulations. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X.

          4.14. Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur indebtedness.

          4.15. Subsidiaries. At the date hereof, the Borrower has no Subsidiaries.

          4.16. Eligible Assets. With respect to every Asset included or to be included in the Borrowing Base, the representations and warranties set forth on
Schedule 6.16 hereto are true and correct in all material respects.

          4.17. Origination and Collections of Assets.

          (a) The Assets were acquired by the Borrower from an Originator pursuant to the Transfer Agreement, and the origination and collection practices used by such Originator with respect to each Asset originated by such Originator have been in all respects legal, proper, prudent and customary in the equipment financing and servicing business. All such Assets are in conformity with the applicable Underwriting Guidelines.

          (b) With respect to each Asset sold by an Originator to the Borrower, the Borrower shall have paid or promised to pay to such Originator at the time of such sale an amount not less than the outstanding balance of such Asset.

          (c) The Transfer Agreement is effective to, and shall, sell to the Borrower (and the Borrower shall acquire) from each Originator all right, title and interest of such Originator in each such Asset originated by such Originator and Collections with respect thereto free and clear of any Lien other than Liens released simultaneously with the Borrower's purchase of such Asset.

          4.18. No Adverse Selection. Subject to the limitations and requirements set forth in this Loan Agreement, the Borrower used no selection procedures that identified the Assets as being less desirable or valuable than other comparable equipment loans or trade receivables owned by the Borrower.

          4.19. Equipment Loans. Except with respect to Equipment Loans whose outstanding principal balance is less than or equal to $10,000, the Borrower has a perfected first priority Lien in the Equipment that is subject to the Equipment Loans.

          4.20. Borrower Solvent. As of the date hereof and immediately after giving effect to each Loan, the fair value of the property of the Borrower is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of the Borrower and the Borrower is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have unreasonably small capital to engage in the business in which it is engaged and proposes to engage.

          4.21. ERISA. As of the date hereof and as of the Effective Date and each Funding Date: (a) each of Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and regulations and published interpretations thereunder, and (b) no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower which would be material to the Borrower.

          4.22. Other Agreements. The Borrower is not a party to, or bound by, any contract, agreement or instrument other than the Loan Documents and other contracts, agreements or instruments executed in connection with the transactions contemplated by the Loan and copies of which have been delivered to the Agent.

          4.23. Ownership of Borrower. ALS is the registered owner of all of the issued and outstanding Capital Stock of the Borrower, all of which Capital Stock has been validly issued, is fully paid and nonassessable and is owned of record by ALS.

Section 5. COVENANTS OF THE BORROWER. The Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until payment in full of all Secured Obligations:

          5.01. Financial Reporting. The Borrower shall deliver or cause to be delivered to the Agent:

          (a) as soon as available and in any event within sixty (60) days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Servicer, the consolidated and consolidating balance sheets of the Servicer and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated and consolidating statements of income and retained earnings for the Servicer and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of the Servicer, which certificate shall state that said consolidated financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Servicer and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the omission of footnotes);

          (b) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Servicer, the consolidated and consolidating balance sheets of the Servicer and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for the Servicer and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated and consolidating financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Servicer and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

          (c) promptly upon transmission or receipt thereof, copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission or any national securities exchange, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Servicer or any of its Subsidiaries shall send to its shareholders generally or to a holder of any Indebtedness owed by the Servicer or any of its Subsidiaries; and

          (d) from time to time such other information regarding the financial condition, operations, or business of the Servicer, the Borrower and any Subsidiary of the Servicer as the Agent may reasonably request.

The Borrower will furnish to the Agent, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit I hereto, of a Responsible Officer of the Borrower to the effect that, to the best of such Responsible Officer's knowledge, the Borrower during such fiscal period or year has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Loan Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default except as specified in such certificate (and, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Borrower has taken or proposes to take with respect thereto).

          5.02. Existence, etc. The Borrower will:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect; and

          (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.

          5.03. Insurance. The Borrower shall maintain insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities. In addition, the Borrower shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Loan Agreement (i) a blanket fidelity bond and an errors and omissions insurance policy covering its officers in an amount at least equal to $1,000,000 per occurrence and $2,000,000 in aggregate and (ii) FCIA Insurance with respect to Trade Receivables owed by Foreign Obligors, which insurance policies shall be obtained from insurance companies which are acceptable to the Agent in its reasonable discretion.

          5.04. Prohibition of Fundamental Changes. The Borrower shall not (a) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution), (b) sell all or substantially all of its assets, (c) change its name, identity or organizational structure, or (d) change its chief executive office or its principal place of business.

          5.05. Notices. The Borrower shall give notice to the Lender, promptly upon the Borrower obtaining notice thereof, of:

          (a) the occurrence of any Default;

          (b) any default related to any Collateral, any Material Adverse Effect and any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect;

          (c) with respect to any Equipment Loan pledged to the Agent hereunder, if the underlying Equipment has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect materially and adversely the value as collateral of such pledged Equipment Loan; and

          (d) The occurrence of any event of default, or any event that with notice or lapse of time or both would become an event of default, under the Reimbursement Agreement.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto.

          5.06. Periodic Due Diligence Review. The Borrower acknowledges that the Agent and each Lender has the right to perform continuing due diligence reviews with respect to the Assets, for purposes of verifying compliance with the representations, warranties and covenants made hereunder, or otherwise, and the Borrower agrees that upon reasonable prior notice to the Borrower, the Agent, any Lender or their respective authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the Equipment Loan Documents and any and all documents, records, agreements, instruments or information relating to the Assets in the possession, or under the control, of the Borrower. The Borrower further agrees that the Borrower shall reimburse the Agent and each Lender for any and all out-of-pocket costs and expenses incurred by the Agent or such Lender in connection with the Agent's or such Lender's activities pursuant to this Section 7.06; provided, that so long as no Event of Default has occurred and is
      --------
continuing, such costs and expenses (and costs and expenses relating to periodic audits) shall not exceed $10,000 during any period of twelve (12) consecutive months.

          5.07. Limitation on Liens on Collateral. The Borrower will not, nor will it permit or allow others to, create, incur or permit to exist any Lien on the Collateral, other than Permitted Liens. The Borrower will defend the Collateral against, and will take such other action as is necessary to remove, any Lien on the Collateral, other than Permitted Liens, and the Borrower will defend the right, title and interest of the Agent and Lenders in and to any Collateral.

          5.08. Underwriting Guidelines. Without the prior written consent of the Agent, the Borrower shall not amend or otherwise modify, or permit the amendment or modification of, the Underwriting Guidelines.

          5.09. Limitation on Transactions with Affiliates. The Borrower shall not enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service), with any Affiliate except to the extent that such transaction is (a) otherwise permitted under this Loan Agreement, (b) in the ordinary course of the Borrower's business and (c) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

          5.10. Limitation on Changes in Fiscal Year. The Borrower shall not permit its fiscal year to end on a day other than December 31.

          5.11. Limitations on Modifications, Waivers and Extensions of Assets. The Borrower shall not, nor shall it permit or allow others to, amend, modify, terminate or waive any provision of any Asset; provided, however, that the
                                               --------  -------
Borrower may, in accordance with the applicable Underwriting Guidelines, amend, modify or rewrite any Equipment Loan so as to cause such Equipment Loan to be an Amended Equipment Loan, a Non-Credit Rewrite Equipment Loan or a Credit Rewrite Equipment Loan. The Borrower shall (i) exercise promptly and diligently each and every material right which the Borrower may have under each Asset (other than any right of termination, but including the enforcement of warranty, servicing and other obligations of manufacturers and other parties) except where the failure to so act could not reasonably be expected to materially adversely affect the value of such Asset as Collateral and (ii) deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any Asset.

          5.12. Further Identification of Collateral. The Borrower shall furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent or any Lender may reasonably request, all in reasonable detail.

          5.13. Limitation on Collection Account. The Borrower shall not, nor shall it permit or allow others on its behalf to, establish an Equipment Loan Lockbox Account, a Trade Receivable Lockbox Account or other collection account for the receipt of payments pursuant to the Assets with a financial institution other than one acceptable to the Agent in the exercise of its reasonable discretion and upon such terms as reasonably required by the Agent.

          5.14. No Transfer. The Borrower shall not sell, lease, transfer, assign or otherwise dispose of any Collateral, except in accordance with the procedures and conditions set forth in Section 2.06 of this Loan Agreement.

          5.15. Repayment of Loans if Asset is Found Defective.

          (a) Upon discovery by the Borrower, the Agent or a Lender of any breach of any representation or warranty listed on Schedule 6.16 hereto, the party discovering such breach shall promptly give notice of such discovery to the other.

          (b) The Agent may, and upon the request of the Majority Lenders shall, require the Borrower to prepay the amount of any Loan made in respect of any Asset (i) which breaches one or more of the representations and warranties listed on Schedule 6.16 hereto or (ii) with respect to any Equipment Loan, which is determined by the Agent to be unacceptable for inclusion in a Permitted Securitization (which condition shall continue unremedied for a period of ten
(10) Business Days) (in each case, a "Defective Asset"), in each case no later
                                      ---------------
than five (5) Business Days after notice from the Agent to the Borrower; provided, however, that the Borrower shall not be required to prepay the amount
--------  -------
of any Loan in respect of a Defective Asset if, at the time such Asset first becomes a Defective Asset, (a) the aggregate amount of Loans outstanding secured by Equipment Loans does not exceed the Borrowing Base with respect to Equipment Loans (excluding the Defective Asset) and (b) the aggregate amount of Loans outstanding secured by Trade Receivables does not exceed the Borrowing Base with respect to

Trade Receivables (excluding the Defective Asset). If the Borrower fails to prepay any such Loan it is required to prepay, the Agent may make a drawing on the Letter of Credit in an amount (up to the lesser of (x) the Available Letter of Credit Amount on the date of such drawing and (y) the positive result, if any, of (1) the Required Letter of Credit Amount on the date of such drawing minus (2) the aggregate amount drawn on the Letter of Credit prior to the date of such drawing with respect to which the Letter of Credit has not been reinstated) equal to the amount of the Loan made in respect of the affected Asset. The drawing shall be applied by the Lenders to prepay the amount of such Loan.

          5.16. Borrowing Base Certificate. The Borrower shall deliver to the Agent on each Interest Payment Date a Trade Receivables Borrowing Base Certificate in the form of Exhibit K attached hereto, an Equipment Loan Borrowing Base Certificate in the form of Exhibit L attached hereto, a Trade Receivables Monthly Settlement Report in the form of Exhibit M attached hereto and an Equipment Loan Monthly Settlement Report in the form of Exhibit N attached hereto, each containing information as of the last Business Day of the prior calendar month. When calculating the Borrowing Base with respect to an Eligible Equipment Loan which is not a finance lease, the Borrower may assume that the Collateral Value of such Eligible Equipment Loan is 90% of the outstanding principal balance of such Eligible Equipment Loan. When calculating the Borrowing Base with respect to an Eligible Equipment Loan which is a finance lease, the Borrower may assume that the Collateral Value of such Eligible Equipment Loan is 90% of the Discounted Present Value of such Eligible Equipment Loan.

          5.17. Monthly Officer's Certificate. The Borrower shall deliver to the Lender, no later than 30 days after the last day of each calendar month, a certificate, substantially in the form of Exhibit J hereto, of the Borrower's Director of Financial Services, Chief Financial Officer or Treasurer certifying that, to the best of each such officer's knowledge, as of the last day of such calendar month, (i) the Borrower was in compliance in all material respects with all of the terms, conditions and requirements of this Loan Agreement (including the financial covenant set forth in Section 7.19 of this Loan Agreement) (accompanied by supporting documentation and calculations showing such compliance), and (ii) no Event of Default exists.

          5.18. Data Pool Report. At least one Business Day prior to a Funding Date, the Borrower shall deliver to the Agent, a Funding Date Data Pool Report. On each Monthly Report Date with respect to Eligible Equipment Loans and Eligible Trade Receivables, the Borrower shall deliver to the Agent, an Equipment Loan Monthly Data Pool Report and a Trade Receivables Monthly Data Pool Report.

          5.19. Net Worth. The Borrower shall have at all times Tangible Net Worth in an amount equal to or greater than $250,000.

          5.20. Limitation on Guarantee Obligations. The Borrower shall not become or be liable for any Guarantee Obligation in respect of the Indebtedness of another Person.

          5.21. Letter of Credit.

          (a) If a Letter of Credit Issuer ceases to be a Qualifying Financial Institution, the Borrower shall, within thirty (30) days, deliver to the Agent a replacement letter of credit, or other comparable form of credit enhancement reasonably acceptable to the Agent, which shall replace the Letter of Credit issued by such Letter of Credit Issuer for all purposes of this Loan Agreement, and upon such delivery, the Agent shall return such Letter of Credit to such Letter of Credit Issuer for cancellation and all references to such Letter of Credit and such Letter of Credit Issuer shall thereafter be deemed to refer to such replacement letter of credit or other form of credit enhancement and the issuer thereof, respectively; provided that the following conditions are
                              --------
satisfied:

                    (i) The replacement letter of credit or other form of credit enhancement shall be irrevocable and issued by an Eligible Letter of Credit Issuer and shall be on substantially the same terms and in substantially the same form as such Letter of Credit, provided that
                                                                --------
          the Stated Amount of the replacement letter of credit or other form of credit enhancement, together with the Stated Amount of any other Letter of Credit which will be in effect following such replacement, shall be at least equal to the Required Letter of Credit Amount. The replacement letter of credit and the Reimbursement Agreement relating thereto or such other form of credit enhancement and the reimbursement agreement relating thereto shall be in form and substance reasonably satisfactory to the Agent.

                    (ii) The Borrower shall have delivered the proposed form of the replacement letter of credit and the applicable Reimbursement Agreement or such other form of credit enhancement and the reimbursement agreement relating thereto to the Agent at least five
          (5) days prior to the proposed date on which such Letter of Credit is to be replaced.

                    (iii) The Borrower shall have caused to be delivered to the Agent a certificate of a Responsible Officer and an incumbency certificate, duly executed by an officer of the replacement letter of credit issuer, together with an opinion of counsel to the replacement letter of credit issuer, all in substantially the same form as the certificates and opinion delivered to the Agent in connection with the issuance of such Letter of Credit, or in such other form as may have been approved by the Agent.

          (b) If the Borrower does not deliver a replacement letter of credit or other form of credit enhancement as described above when required, the Borrower shall establish a cash collateral account (the "Cash Collateral Account") in the
                                                -----------------------
name of the Agent for the benefit of the Lenders and the Borrower, and the Agent shall on the day such replacement letter of credit was required to be delivered (the "L/C Replacement Date") make a drawing on the current Letter of Credit in
      --------------------
an amount equal to the lesser of (x) the Available Letter of Credit Amount on the date of such drawing and (y) the positive result, if any, of (1) the Required Letter of Credit Amount on the date of such drawing minus (2) the aggregate amount drawn on the Letter of Credit prior to the date of such drawing with respect to which the Letter of Credit has not been reinstated, which amount shall be deposited in the Cash Collateral Account. From and after the L/C Replacement Date, the Borrower shall cause to be on deposit at all times in the Cash

Collateral Account an amount equal to or greater than the Required Letter of Credit Amount; provided, that the failure to cause such amount to be on deposit
               --------
therein shall not be an Event of Default under this Loan Agreement, but shall constitute a Letter of Credit Deficiency Event. All references in this Loan Agreement to the Letter of Credit and the Drawing Amount shall, from and after the deposit in the Cash Collateral Account as set forth in this paragraph, be deemed to refer to such Cash Collateral Account and withdrawals therefrom, respectively.

          (c) Funds on deposit in the Cash Collateral Account shall be invested in Permitted Investments selected in writing by the Borrower; provided, that
                                                              --------
following the occurrence of an Event of Default, the Agent may select such Permitted Investments; provided, further, that it is understood and agreed that
                       --------  -------
the Agent shall not be liable for any loss arising from such investments in Permitted Investments. All such Permitted Investments shall be held for the benefit of the Lenders and the Borrower.

          (d) Except as otherwise provided for herein, the Cash Collateral Account shall be under the sole dominion and control of the Agent for the benefit of the Lenders and the Borrower. If at any time, the Cash Collateral Account ceases to be an Eligible Deposit Account, then the Borrower (or the Agent on its behalf) shall within twenty (20) Business Days (or such longer period as to which the Agent may consent) establish a new Cash Collateral Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Cash Collateral Account. In connection with the foregoing, the Borrower agrees that the Borrower shall notify the Agent in writing promptly upon the Cash Collateral Account ceasing to be an Eligible Deposit Account.

          (e) If the amount on deposit in the Cash Collateral Account on any Interest Payment Date is greater than the Required Letter of Credit Amount, such excess shall be paid to the Borrower. If the Borrower delivers a replacement Letter of Credit or other form of credit enhancement as described in subsection
(a) of this Section 7.21 after the L/C Replacement Date, the amount on deposit in the Cash Collateral Account shall be paid to the Borrower.

          5.22. Limitation on Dividends. If a Default or an Event of Default has occurred and is continuing, the Borrower shall not declare or pay any dividend (other than dividends payable solely in Capital Stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower.

          5.23. Limitation on Investments, Loans and Advances. The Borrower shall not make any advance, loan, extension of credit or capital contribution to, purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person other than Special Purpose Entities.

          5.24. Limitation on Optional Payments and Modifications of Debt Instruments. The Borrower shall not (a) make any optional payment or prepayment on or redemption or purchase of any Indebtedness (other than the Loans), or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

          5.25. Limitation on Sales and Leasebacks. The Borrower shall not enter into any arrangement with any Person providing for the leasing by the Borrower of real or personal property which has been or is to be sold or transferred by the Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower.

          5.26. Limitations on Negative Pledge Clauses. The Borrower shall not enter into with any Person any agreement, other than this Loan Agreement, which prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

          5.27. Limitation on Lines of Business; Subsidiaries. The Borrower shall not enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower is engaged on the date of this Loan Agreement. The Borrower shall not create any Subsidiaries other than Special Purpose Entities.

          5.28. Limitation on Indebtedness. The Borrower shall not be liable for or create, assume, incur, guarantee, or in any manner become liable, contingently or otherwise, in respect of any Indebtedness, except:

          (a) the Loans;

          (b) other Indebtedness to the Agent and the Lenders arising under this Loan Agreement and the other Loan Documents and to the Servicer arising under the Transfer Agreement;

          (c) debt of the Borrower in favor of the Originators under the Transfer Agreement and other Loan Documents, which debt is evidenced by a promissory note of the Borrower under which the Borrower's payment obligations shall be subordinated to all Obligations of the Borrower under the Loan Documents;

          (d) the Letter of Credit;

          (e) obligations in connection with operating expenses arising in the ordinary course of the Borrower's business;

          (f) indebtedness or other liability on account of incidentals or services supplied or furnished to the Borrower (including accountants' and attorneys' fees), provided, that such other indebtedness is incurred in
                  --------
connection with the transactions contemplated hereby and the aggregate amount of the indebtedness or liabilities described in this clause (f) shall not exceed $10,000 at any one time outstanding; and

          (g) with the prior written consent of the Agent, which consent may be withheld at the Agent's sole discretion, indebtedness incurred in respect of interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect the Borrower against fluctuations in interest rates entered into in order to fix or cap the interest rate on Indebtedness permitted to be incurred by this Loan Agreement, which such agreements or arrangements shall be satisfactory to the Agent in its sole discretion.

          5.29. Other Agreements. The Borrower shall duly and punctually pay and perform each of its obligations under the Loan Documents. The Borrower shall not amend the Transfer Agreement. or replace the Servicer under the Transfer Agreement, without the consent of the Agent, except for such amendments which shall not adversely affect the Lenders. The Borrower shall enforce the obligations of the Originators under the Transfer Agreement.

          5.30. Currency Protection. On any date on which the aggregate Collateral Value of Eligible Equipment Loans which are payable in Canadian Dollars included in the Borrowing Base exceeds 3.0% of the aggregate Collateral Value of all Eligible Equipment Loans included in the Borrowing Base on such date, the Borrower shall have in effect, unless otherwise waived in writing by the Agent in its sole discretion, currency hedging agreements reasonably acceptable to with the Agent, which agreements shall be with the Agent or an Affiliate thereof if such agreements are on market terms and conditions or, if not with the Agent or an Affiliate thereof, with a counterparty reasonably acceptable to the Agent.

          5.31. Purchase of Receivables from the Originators. With respect to any Asset sold by an Originator to the Borrower, the Borrower shall have paid or promised to pay to such Originator the purchase price therefor set forth in the Transfer Agreement.

          5.32. Payment of Taxes, etc. The Borrower shall pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, prior to the date on which penalties attach thereto, and all lawful claims, which, if unpaid, might become a Lien or charge upon any of its assets.

          5.33. Maintenance of Approvals, Filings and Registrations. The Borrower shall at all times maintain in effect, renew and comply with all the terms and conditions of all consents, licenses, approvals and authorizations as may be necessary or appropriate under any applicable law or regulation for the execution, delivery and performance of the Loan Documents and to make the Loan Documents legal, valid, binding and enforceable against the Borrower.

          5.34. Change in Payment Instructions to Obligors. Except as otherwise permitted by Section 7.11, the Borrower shall not make any change in its instructions to Obligors regarding the payments to be made to the Borrower unless the Agent and the Lenders shall have received, at least 10 days before the proposed effective date therefor, written notice of such change; provided,
                                                                     --------
however, that the Borrower may, without notice to the Agent and the Lenders,
-------
make a change in its instructions to a particular Obligor with respect to a particular payment not exceeding $1,000,000 on a Delinquent Equipment Loan or a Delinquent Receivable if the

Borrower determines in its reasonable discretion that such change is appropriate to maximize collections, or the timeliness thereof, with respect to such Obligor.

          5.35. Separate Corporate Existence. The Borrower hereby acknowledges that the Agent and the Lenders are entering into the transactions contemplated by this Loan Agreement in reliance upon the Borrower's identity as a separate legal entity from the Originators or any Originator Entity (as defined below). Therefore, from and after the date of execution and delivery of this Loan Agreement, the Borrower shall take all reasonable steps including, without limitation, all steps that the Agent and a Lender may from time to time reasonably request to maintain the Borrower's identity as a separate legal entity and to make it manifest to third parties that the Borrower is an entity with assets and liabilities distinct from those of the Originators and any Affiliates (other than the Borrower) thereof (each of the Originators and their respective Affiliates (other than the Borrower) shall be referred to herein as an "Originator Entity"), and not just a division of any Originator Entity.
    -----------------
Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in Section 7.02, the Borrower shall:

                    (i) require that all full-time employees of the Borrower identify themselves as such and not as employees of any Originator Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Borrower's employees);

                    (ii) compensate all employees, consultants and agents directly, from the Borrower's bank accounts, for services provided to the Borrower by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Borrower is also an employee, consultant or agent of any Originator Entity, allocate the compensation of such employee, consultant or agent between the Borrower and such Originator Entity on a basis which reflects the services rendered to the Borrower and such Originator Entity;

                    (iii) clearly identify its offices (by signage or otherwise) as its offices, and all such offices will occupy space that is separate and distinct from any space occupied by ALS or any Originator Entity even if such office space is leased or subleased from, or is on or near premises occupied by ALS or any Originator Entity;

                    (iv) have a separate telephone number, which will be answered only in its name;

                    (v) allocate all overhead expenses (including, without limitation telephone and other utility charges) for items shared between the Borrower and any Originator Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                    (vi) at all times have at least one member of its Board of Managers (an "Independent Manager") who is not (A) a director, officer
                        -------------------
          or employee of any Originator Entity, (B) a person related to any officer or director of any Originator Entity, (C) a holder (directly or indirectly) of any voting securities of any Originator Entity, or
          (D) a person related to a holder (directly or indirectly) of any voting securities of any Originator Entity;

                    (vii) maintain the Borrower's books and records separate from those of any Originator Entity;

                    (viii) prepare its financial statements separately from those of other Originator Entities and insure that any consolidated financial statements of ALS that include the Borrower have detailed notes clearly stating that the Borrower is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of its creditors;

                    (ix) other than in connection with an Originator Entity's capacity as a servicer of the Assets, not commingle funds or other assets of Borrower with those of any other Originator Entity and not maintain bank accounts or other depository accounts to which any Originator Entity is also an account party, into which any Originator Entity makes deposits or from which any Originator Entity has the power to make withdrawals;

                    (x) not permit any Originator Entity to pay any of the Borrower's operating expenses except pursuant to allocation arrangements that comply with the requirements of subparagraph (ii) of this Section 7.35; and

                    (xi) not permit the Borrower to be named as an insured on the insurance policy covering the property of any Originator Entity, or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to the Borrower.

Section 6. EVENTS OF DEFAULT.

          Each of the following events shall constitute an event of default (an "Event of Default") hereunder:
 ----------------

          (a) the Borrower shall default in the payment of any principal of or interest on any Loan when due (whether at stated maturity, upon acceleration or otherwise), provided, that, with respect to any optional prepayment, such
            --------
default have continued unremedied for five (5) Business Days; or

          (b) the Borrower shall default in the payment of any other amount payable by it hereunder or under any other Loan Document after notification by the Agent of such default, and such default shall have continued unremedied for ten (10) Business Days; or

          (c) any representation, warranty or certification made or deemed made herein (other than any representation or warranty contained on Schedule 6.16 with respect to an Asset) or in any other Loan Document by the Borrower or any certificate furnished to the Agent or any Lender pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished, and continues to be incorrect in any material respect for a period of thirty (30) days after the earlier of (i) the date on which written notice of the breach, requiring the same to be remedied, shall have been given to the Borrower by the Agent and (ii) the date on which the Borrower reasonably should have known of the breach; or

          (d) the Borrower shall fail to comply with or shall fail to observe or perform any agreement (other than as described in clause (a) or (b) above) contained in this Loan Agreement or any other Loan Document, which failure continues unremedied for a period of thirty (30) days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Borrower by the Agent and (ii) the date on which the Borrower reasonably should have known of such failure; or

          (e) a final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered against the Borrower or the Servicer by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Borrower or the Servicer shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (f) the Borrower or the Servicer shall admit in writing its inability to pay its debts as such debts become due; or

          (g) the Borrower, the Servicer or the Letter of Credit Issuer shall
(i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code,
(iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

          (h) a proceeding or case shall be commenced, without the application or consent of the Borrower, the Servicer or the Letter of Credit Issuer, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower, the Servicer or the Letter of Credit Issuer or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower, the

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Servicer or the Letter of Credit Issuer under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or a final order for relief against the Borrower, the Servicer or the Letter of Credit Issuer shall be entered in an involuntary case under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts; or

          (i) the Letter of Credit shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any party thereto (other than the Lenders), and a replacement letter of credit acceptable to the Agent or a Cash Collateral Account shall not have been provided or established, as the case may be, in accordance with this Loan Agreement; or

          (j) the Borrower or the Servicer grants, or suffers to exist, any Lien on any Collateral other than as permitted by this Loan Agreement or the Transfer Agreement, or the Liens on the Collateral contemplated hereby cease to be first priority perfected Liens on any Collateral in favor of the Agent for the benefit of the Lenders; or

          (k) any materially adverse change in the properties, business, condition (financial or otherwise) or prospects of the Borrower or the Servicer, in each case as determined by the Agent in its sole discretion, or the existence of any other condition which, in the Agent's sole discretion, constitutes a material impairment of the Borrower's ability to perform its obligations under this Loan Agreement, the Note or any other Loan Document or has or could have a Material Adverse Effect; provided, that a material adverse change in the
                         --------
Collateral Value of any Asset shall not result in Event of Default under this subsection (k); or

          (l) the Borrower or the Servicer shall fail to perform or shall violate any other material agreement or instrument between either of them and a Lender or any of its Affiliates and such failure or violation continues unremedied after any applicable grace period therefor, or the Borrower or the Servicer shall fail to pay when due or within any applicable grace period therefor any portion of any single obligation constituting Indebtedness of the Borrower in excess of $100,000 or of the Servicer in excess of $5,000,000; or any default or other event shall occur under or with respect to any agreement under which any single obligation constituting Indebtedness of the Borrower in excess of $100,000 or of the Servicer in excess of $5,000,000 was created or is governed, the effect of which is to cause, or to permit the holder or holder of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any single obligation constituting Indebtedness of Borrower in excess of $100,000 or of the Servicer in excess of $5,000,000 shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled payment), prior to the stated maturity thereof; or

          (m) (i) ALS shall not own 100% of the Borrower, or (ii) any Person or entity or any group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of Persons and/or entities (in each case, other than Permitted Investors, Permitted Co-Investors and/or current management of ALS and Alliance Laundry Holdings LLC), shall have acquired

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beneficial ownership (within the meaning of Rule 13d-3 of the Securities and
Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, in one or more transactions, of securities of ALS (or other securities convertible into such securities) representing 51% or more of the combined voting power of all securities of ALS entitled to vote in the election of the Board of Managers of ALS (other than the Person or entities owning such securities on the Effective Date); or

          (n) the occurrence of an event of default, or an event that with notice or lapse of time or both would become an event of default, under the Reimbursement Agreement; or

          (o) the average of the Delinquency Ratio for any two consecutive fiscal months shall exceed 5.5%; or

          (p) the average of the Dilution Ratio for any twelve consecutive fiscal months shall exceed 10.0%; or

          (q) the average of the Default Ratio for any two consecutive fiscal months shall exceed 4.0%.

Section 7. REMEDIES UPON DEFAULT.

          (a) Upon the occurrence of one or more Events of Default other than those referred to in Section 8(g) or (h), the Agent may and shall, upon the request of the Majority Lenders, immediately declare the principal amount of the Loans then outstanding under the Note to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Loan Agreement; provided, that upon the occurrence of an Event of Default
                --------
referred to in Section 8(g) or (h), such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

          (b) Upon the occurrence of one or more Events of Default, the Agent shall have the right to obtain physical possession of the Servicing Records and all other files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party acting for the Borrower and the Borrower shall deliver to the Agent such assignments as the Agent or any Lender shall request. The Agent shall be entitled to specific performance of all agreements of the Borrower contained in this Loan Agreement.

Section 8. NO DUTY ON LENDERS' PART.

          The powers conferred on the Lenders hereunder are solely to protect the Lenders' interests in the Collateral and shall not impose any duty upon any of them to exercise any such powers. Each Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents


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shall be responsible to the Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

Section 9. THE AGENT.

          9.01. Appointment. Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender under this Loan Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such actions on its behalf under the provisions of this Loan Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Loan Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Loan Agreement, the Agent shall have no duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or any other Loan Document or otherwise exist against the Agent.

          9.02. Delegation of Duties. The Agent may execute any of its duties under this Loan Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties. The Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it.

          9.03. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Loan Agreement or any other Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Loan Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Loan Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Loan Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Loan Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

          9.04. Reliance By Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent.


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The Agent shall be fully justified in failing or refusing to take any action under this Loan Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Loan Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.05. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Loan Agreement, describing such Default or Event of Default and stating that such notice is a `notice of default'. In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided
                                                                    --------
that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.06. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Loan Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Loan Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          9.07. Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments in effect on the date on



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

which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Loan Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, provided that no
                                                               --------
Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

          9.08. Agent, in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent was not acting in such capacity hereunder and under the other Loan Documents. With respect to the Loans made or renewed by it and the Note issued to it, the Agent shall have the same rights and powers under this Loan Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          9.09. Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders. If the Agent shall resign as Agent under this Loan Agreement and the other Loan Documents then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall succeed to the rights, powers and duties of the Agent hereunder. Effective upon such appointment and approval, the term "Agent" shall mean and include such successor agent, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent, any of the parties to this Loan Agreement or any holders of the Loans. After any retiring Agent's resignation as Agent, the provisions of this
Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Loan Agreement and the other Loan Documents.

Section 10. MISCELLANEOUS.

          10.01. Waiver. No failure on the part of the Agent or a Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          10.02. Notices. Except as otherwise expressly permitted by this Loan Agreement, all notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be delivered or sent by registered, certified or express mail, postage prepaid, return receipt

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


requested, or given or made by facsimile, in each case, to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Loan Agreement, all such notices, requests and other communications shall be deemed to have been duly given (i) in the case of facsimile transmission, when transmitted if on a Business Day and during business hours in the place of receipt, otherwise notice shall be deemed to have been given at 10:00 a.m. on the next Business Day in the place of receipt, (ii) in the case of personal delivery, on the date of delivery if on a Business Day and during business hours in the place of receipt, otherwise notice shall be deemed to have been given at 10:00 a.m. on the next Business Day in the place of receipt and (iii) in the case of a mailed notice, upon receipt if on a Business Day, otherwise on the next Business Day, in each case given or addressed as aforesaid.

     10.03. Indemnification and Expenses.
                            -------------


     (a) The Borrower agrees to hold the Agent, each Lender and their respective parents, subsidiaries, Affiliates, directors, officers, employees, representatives, agents, successors, assigns and attorneys (collectively, the "Indemnified Parties") harmless from and indemnify the Indemnified Parties
 -------------------
against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by, or asserted against the Indemnified Parties, relating to or arising out of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby or the use or proposed use of the proceeds thereof, excluding, however, (i) any liabilities, losses, damages, judgments, costs or expenses of any kind to the extent resulting from (w) the Indemnified Parties' gross negligence or willful misconduct, (x) any act or omission of the Servicer (if not the Borrower, an Originator or an Affiliate of either thereof), (y) the failure of the Letter of Credit Issuer to honor a drawing on the Letter of Credit, or (z) the failure of a Permitted Investment to be paid on time or any reduction in the value thereof, or (ii) any liabilities, losses, damages, judgments, costs or expenses (except as otherwise provided in this Loan Agreement) to the extent resulting from any default or delinquency of any Asset. In any suit, proceeding or action brought by any Indemnified Party in connection with any Asset for any sum owing thereunder, or to enforce any provisions of any Asset, the Borrower shall save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The Borrower also agrees to reimburse the Agent and each Lender for all costs and expenses incurred in connection with the enforcement or the preservation of the Agent's and such Lender's rights under this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby and with any amendment, supplement or modification to, this Loan Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith requested by Borrower (including, without limitation, the fees and disbursements of its counsel). The Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the

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Collateral, the obligation of the Borrower under the Note is a recourse obligation of the Borrower.

     (b) The Borrower agrees to pay as and when billed by the Lender the reasonable out-of-pocket costs and expenses incurred by the Agent and each Lender in connection with the development, preparation and consummation of the transactions contemplated hereby and by the other Loan Documents, including, without limitation, (i) all the reasonable fees, disbursements and expenses of Latham & Watkins, counsel to the Agent and any local counsel to the Agent, and
(ii) all the reasonable due diligence, inspection, testing and review costs and expenses incurred by the Lender with respect to Collateral under this Loan Agreement (including, but not limited to, those costs and expenses incurred by the Agent pursuant to Section 12.13 hereto).

     10.04. Amendments.

     (a) Except as provided in Section 12.04(b), this Loan Agreement and the Note may be amended or supplemented with the consent of the Borrower and the Majority Lenders and any existing default or compliance with any provision of this Loan Agreement or the Note may be waived with the consent of the Majority Lenders. A Note held by the Borrower or any of its Affiliates shall not be deemed to be outstanding for purposes of this Section 12.04.

     (b) Without the consent of the Borrower and each Lender affected, an amendment or waiver may not: (i) reduce the principal amount of any Loan, (ii) change the fixed maturity of any Loan, (iii) reduce the rate of or change the time for payment of interest on any Loan, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Loans or any other amounts payable under any of the Loan Documents, (v) make any Loan payable in money other than that stated in the applicable Loan, (vi) make any change in the provisions of this Loan Agreement relating to the rights of Lenders to receive payments of principal of, premium, if any, or interest on the Loans or (vii) make any change in the foregoing amendment and waiver provisions.

     (c) The Borrower shall not and shall not permit an Originator or any Subsidiary of an Originator to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Lender for or as an inducement to any consent, waiver or amendment permitted by Section 12.04(a) unless such consideration is offered to be paid or is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the solicitation documents applicable to such consent, waiver or agreement.

     10.05. Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Borrower may not sell, assign or transfer any interest in the Loan Documents or any portion thereof (including, without limitation, the Borrower's right, title, interest, remedies, powers and duties hereunder and thereunder) without the prior written consent of the Agent. Each Lender shall have the right to sell, assign or participate, in whole or in part, this Loan Agreement, its Note and/or any of the other Loan Documents and the obligations hereunder to any Person. In the event that a Lender shall determine to make any such sale, assignment or participation, the

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Borrower shall cooperate with such Lender in consummating the same in all respects, including by executing and delivering any substitute Notes in such denominations as such Lender may request in its sole discretion.

     10.06. Survival. The obligations of the Borrower under Sections 2.07 and
12.03 hereof shall survive the repayment of the Loans and the termination of this Loan Agreement. In addition, each representation and warranty made, or deemed to be made by a Request for Borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lenders shall not be deemed to have waived, by reason of making any Loans, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lenders may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

     10.07. Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

     10.08. Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

     10.09. Loan Agreement Constitutes Security Agreement; Governing Law. This Loan Agreement shall be governed by and construed in accordance with New York law, and shall constitute a security agreement within the meaning of the Uniform Commercial Code.

     10.10. Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

     (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

     (B) AGREES THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

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



     (C) AGREES THAT, TO THE EXTENT PERMITTED BY LAW, SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDERS SHALL HAVE BEEN NOTIFIED; AND

     (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

     10.11. Waiver of Jury Trial. EACH OF THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     10.12. Acknowledgments. The Borrower hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents;

     (b) neither the Agent nor any Lender has a fiduciary relationship to the Borrower, and the relationship between the Borrower and the Lenders is solely that of debtor and creditor; and

     (c) no joint venture exists between the Agent and the Lenders, on the one hand, and the Borrower, on the other hand.

     10.13. Hypothecation or Pledge of Loans. The Agent for the benefit of the Lenders shall have free and unrestricted use of all Collateral and nothing in this Loan Agreement shall preclude the Agent from engaging in repurchase transactions with the Lender's interest in the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Lender's interest in the Collateral. Nothing contained in this Loan Agreement shall obligate the Agent to segregate any Collateral delivered to the Agent by the Borrower.

     10.14. Servicing.

     (a) The Borrower shall, or shall cause the Servicer to, service and administer the Assets in accordance with the applicable Underwriting Guidelines and with due care and customary and prudent servicing procedures for trade receivables, equipment leases, security agreements and installment sale contracts of a similar type and, prior to the occurrence of an Event of Default, shall have full power and authority to do any and all things not inconsistent with the provisions of this Loan Agreement which it may deem necessary or desirable in

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connection with such servicing and administration. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) the date on which the Agent delivers a notice to the Servicer that an Event of Default has occurred and such servicing contract shall terminate, or (ii) the date on which all the Secured Obligations have been paid in full, or (iii) the transfer of servicing approved by the Borrower and the Agent.

     (b) If the Assets are serviced by the Borrower, an Originator or an Affiliate of either thereof, all servicing records, including, but not limited to, any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Assets (the "Servicing
                                                                ---------
Records") shall be held for the benefit of the Agent and the Lenders. The
-------
Borrower covenants to safeguard such Servicing Records and to deliver them promptly to the Agent or its designee at the Agent's request after an Event of Default.

     (c) If the Assets are serviced by a Servicer other than the Borrower or ALS, the Borrower (i) shall provide a copy of the related servicing agreement to the Agent (the "Servicing Agreement"); and (ii) hereby irrevocably assigns to
                -------------------
the Agent for the benefit of the Lenders and the Agent's successors and assigns all right, title, interest in and the benefits of the Servicing Agreement with respect to the Assets, which assignment shall terminate when the outstanding principal amount of the Loans, together with all interest accrued thereon, and all other amounts due to the Lenders under this Loan Agreement have been paid in full and the Lenders' obligations to make Loans under this Loan Agreement has terminated.

     (d) The Borrower shall provide to the Agent a letter from the Servicer to the effect that upon the occurrence of an Event of Default, the Agent may replace the Servicer, terminate any servicing agreement and transfer such servicing to its designee, at no cost or expense to the Agent or the Lenders, it being agreed that the Borrower will pay any and all fees required to be paid in connection with the foregoing.

     10.15. Sharing. The Lenders agree among themselves that if any Lender shall obtain payment (whether through the exercise of a right of banker's lien, set-off or otherwise) in respect of the obligations of the Borrower hereunder to such Lender and as a result thereof such Lender shall have received an amount in excess of its ratable share of such payment, such Lender shall promptly purchase from the other Lenders such participations, or make such other adjustments, as may be equitable to the end that the Lenders shall share the benefit of such payment pro rata in accordance with their Commitment Percentages hereunder; provided, however, that if all or a portion of such payment is thereafter
--------  -------
rescinded or must otherwise be restored, such purchase or adjustment shall be pro tanto rescinded and the purchase price restored (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Lender so purchasing a participation may exercise any and all rights of banker's lien.

     10.16. Third Party Beneficiary Rights. The Borrower hereby assigns to the Agent for the benefit of the Lenders all rights of the Borrower against the Originators under the Transfer

Agreement and agrees that the Agent and the Lenders shall be third party beneficiaries of the Borrower's rights under the Transfer Agreement and shall be entitled to enforce such rights against the Originators as if the Agent and the Lenders had been parties to the Transfer Agreement.

     10.17. Confidentiality. For the purposes of this Section 12.17, "Confidential Information" means information delivered to the Agent or a Lender
 ------------ -----------
by or on behalf of the Borrower in connection with the transactions contemplated by or otherwise pursuant to this Loan Agreement that is proprietary in nature; provided, that such term does not include information that:

     (a) was publicly known prior to the time of such disclosure;

     (b) subsequently becomes publicly known through no act or omission by the Agent or a Lender or any Person acting on its behalf;

     (c) otherwise becomes known to the Agent or a Lender other than through disclosure by the Borrower or a Person who has a confidential relationship with the Borrower; or

     (d) constitutes financial statements delivered under Section 7 that are otherwise publicly available.

     The Agent and each Lender will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by the Agent and such Lender in good faith to protect confidential information of third parties delivered to it; provided, that the Agent and such Lender may deliver or disclose Confidential Information to:

     (i) their respective directors, officers, partners, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the Loans);

     (ii) their respective financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 12.17;

     (iii) any other holder of any Loan;

     (iv) any institutional investor to which such Lender sells or offers to sell any Loan or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 12.17);

     (v) any Person from whom the Agent or such Lender offers to purchase any security of the Borrower (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 12.17);

     (vi) any federal or state regulatory authority having jurisdiction over the Agent or such Lender;

     (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Lender's investment portfolio; or

     (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule,regulation or order applicable to the Agent or such Lender,
            (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which the Agent or such Lender is a party, or (z) if a Default or Event of Default has occurred and is continuing, to the extent the Agent or such Lender may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Loans, this Loan Agreement and other Loan Documents.

     10.18. Integration. This Agreement and the other Loan Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

                                           ALLIANCE LAUNDRY RECEIVABLES
                                              WAREHOUSE LLC

                                           By:  _________________________
                                                Name:
                                                Title:
                                           Address for Notices:
                                           -------------------
                                           Shepard and Hall Streets
                                           Ripon, Wisconsin 54971
                                           Attention:  John Adams
                                           Facsimile No.:  (920) 748-4477
                                           Telephone No.:  (920) 748-1649

                                           LEHMAN COMMERCIAL PAPER INC., as
                                                Agent

                                           By:  _________________________
                                                Name:
                                                Title:
                                           Address for Notices:
                                           -------------------
                                           Three World Financial Center
                                           New York, New York  10285
                                           Attention:  Mr. Vincent Primiano
                                           Facsimile No.: 212-526-5484
                                           Telephone No.: 212-526-5840

Commitment Percentage:  100%               LEHMAN COMMERCIAL PAPER INC., as
                                                Lender

                                           By:  _________________________
                                                Name:
                                                Title:
                                           Address for Notices:
                                           -------------------
                                           Three World Financial Center
                                           New York, New York  10285
                                           Attention:  Mr. Vincent Primiano
                                           Facsimile No.: 212-526-5484
                                           Telephone No.: 212-526-5840

                                                                 Schedule 1.01T

                        Credit and Polices and Procedures

[On file with the Agent]

                                                                  Schedule 4.10



TRADE RECEIVABLE LOCKBOX BANKS


Bank                                      Lockbox Address                    Demand Deposit Account #


Bank of America National Trust            P.O. Box 91117                     88188603612
and Savings Association                   Chicago, Illinois 60693
Firstar Bank Milwaukee, N.A.              N.A.                               112-520-473


                                                                   Schedule 4.11



EQUIPMENT LOAN LOCKBOX BANKS


Bank                                 Lockbox Address                         Demand Deposit Account #


Mellon Bank, N.A.                    Lockbox No. 10496                       029-6770
                                     Dept. CH 10496
                                     Palatine, Illinois 60055-0173


LaSalle Bank, N.A.                   135 S. LaSalle Street                   5800119512
                                     Chicago, Illinois  60603


                                                                   Schedule 6.08

FILING JURISDICTIONS AND OFFICES

                  Jurisdiction                               Office
                  ------------                               ------
                  State of Wisconsin                         Secretary of State
                  State of Delaware                          Secretary of State

                                                                  Schedule 6.16

REPRESENTATIONS AND WARRANTIES OF THE BORROWER
IN RESPECT OF THE ASSETS

                  As to each Asset included in the Borrowing Base on a Funding Date (and, with respect to Equipment Loans, the related Equipment), the Borrower shall be deemed to make the following representations and warranties to the Agent and the Lenders as of such date and as of each date the Collateral Value is determined:

     (i)   All information in respect of such Asset set forth in the Asset
Schedule is true and correct in all material respects and such Asset and all accompanying documents are complete and authentic and all signatures thereon are genuine;

     (ii) Such Asset arose from a bona fide loan or sale of merchandise or rendering of services to an Obligor having the legal capacity to contract, complying with all applicable State and Federal laws and regulations and is not subject to any counterclaim, defense or contractual right of set-off;

     (iii) All amounts represented to be payable on such Asset are, in fact, payable in Dollars or, in the case of Equipment Loans, Canadian Dollars and in accordance with the provisions of such Asset;

     (iv) Any property subject to any security interest given in connection with such Asset is not subject to any encumbrance other than such security interest and Permitted Liens;

     (v) The Borrower holds good and indefeasible title to, and is the sole owner (or assignee) of, such Asset, and such Asset is not subject to any Liens, other than Permitted Liens;

     (vi) Prior to a purchase pursuant to the Transfer Agreement, an Originator was the legal and beneficial owner of the Assets sold to the Borrower by such Originator pursuant to the Transfer Agreement free and clear of any Lien, other than Permitted Liens;

     (vii) Such Asset conforms to the description thereof as set forth on the related Asset Schedule;

     (viii) Such Asset is not a Defaulted Receivable or a Defaulted Equipment Loan;

     (ix) Such Asset (A) other than is a Non-Credit Rewrite Equipment
Loan-Other Facilities was not included in another warehouse facility or securitization or (B) was not otherwise excluded from another warehouse facility or securitization;

     (x) (A) Each such Asset which is an Equipment Loan contains provisions requiring the user to maintain appropriate liability insurance with respect thereto, and making the user absolutely and unconditionally liable for all payments required to be made thereunder, including, without limitation, all maintenance, repairs and taxes paid with respect to the related Equipment, without any right of set-off for any reason whatsoever, subject only to the user's right of quiet enjoyment, (B) the Obligor thereunder has irrevocably waived any claim or offset against the applicable Originator and recognized such Originator's right to enforce such Equipment Loan according to its terms free of any defenses, offsets or counterclaims, and is obligated to pay all Scheduled Payments thereunder regardless of the performance of the related Equipment, (C) such Equipment Loan provides for Scheduled Payments that fully amortize the amount financed over the term of such Equipment Loan, (D) other than an initial ninety (90) day deferral period, if any, such Equipment Loan provides that the Obligor thereunder is required to make at least one Scheduled Payment per month during the term thereof, (E) such Equipment Loan may not be prepaid unless the amount required to be paid by or on behalf of a user in respect of such prepayment is at all times equal to or in excess of the principal balance and accrued interest at the Contract Rate, (F) such Equipment Loan provides that all remaining Scheduled Payments may be accelerated (subject to applicable grace periods) if a payment default has occurred thereunder, and (G) the rights with respect to such Equipment Loan are assignable by the Borrower without the consent of any Person;

     (xi) All requirements of applicable Federal, state and local laws, and regulations thereunder, including, without limitation, usury laws, if any, in respect of such Asset have been complied with in all material respects;

     (xii) Such Asset represents the legal, valid and binding payment obligation of the related Obligor, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws (including, but not limited to, principles of equity) affecting the rights of creditors;

     (xiii) No instrument of release or waiver has been executed in connection with such Asset, and the Obligor in respect of such Asset has not been released from its obligations thereunder, in whole or in part, and, with respect to Equipment Loans, no action has been taken by the Borrower to release any Equipment from the lien granted by the related Equipment Loan, in whole or in part;

     (xiv) Except as otherwise permitted by Section 7.11, such Asset has not been amended after the date on which such Asset is listed on such Asset Schedule and pledged to the Agent hereunder in any material respect or such that the amount of any monthly payment or the total number of the monthly payments is increased or decreased;

     (xv) No right of rescission, set-off, counterclaim or defense has been asserted with respect to such Asset;

     (xvi) There are no proceedings or investigations pending, or, to the best of Borrower's knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of such Asset, (B) asserting the bankruptcy or insolvency of a user, (C) seeking to prevent payment and performance of such Asset, or (D) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Asset;

     (xvii) Each of the Borrower and the related Originator has duly fulfilled all obligations in all material respects on its part to be fulfilled under or in connection with such Asset originated by such Originator and has done nothing to impair the rights of the Lenders in such Asset or payments with respect thereto;

     (xviii) There is no default, breach, violation or event of acceleration existing under such Asset, and no event has occurred which, with the passage of time or with notice, would constitute a default, breach, violation or event of acceleration;

     (xix) Each Asset which is an Equipment Loan has been duly and properly executed by the parties thereto and is substantially in the form of one of the forms attached as Exhibit H to the Agreement or is otherwise approved in writing by the Agent;

     (xx) Such Asset was not selected by the Borrower on any basis intended to adversely affect the value of the Agent's security interest therein;

     (xxi) Such Asset was not originated in, nor is it subject to the laws of, any jurisdiction the laws of which would make unlawful the pledge, transfer or assignment of such document under this Loan Agreement, including any sale in accordance with this Loan Agreement;

     (xxii) Immediately after the pledge, assignment and transfer to the Agent as herein contemplated, all necessary action will have been taken to grant a valid and enforceable first priority perfected security interest in such Asset in favor of Agent (including the filing or amendment of UCC financing statements in all applicable jurisdictions, except as set forth in Section 6.19) and all payments to become due thereunder and, with respect to an Equipment Loan, all rights of the Borrower in the Equipment that is the subject of such Equipment Loan, except for those subsequent Liens which, by operation of law, take priority over a previously perfected security interest;

     (xxiii) (A) Such Asset has not been sold, transferred, assigned or pledged by the Borrower to any Person other than the Agent and (B) upon execution and delivery hereof by the Borrower, the Agent will have a first priority perfected security interest in all of the right, title and interest of the Borrower in and to such Asset and the payments to become due thereunder, free and clear of all Liens (except Permitted Liens);

     (xxiv) The Borrower's computer records have been marked to indicate that such Asset has been pledged, assigned and transferred to the Agent pursuant to this Loan Agreement;

     (xxv) All insurance policies required to be maintained by each Equipment Loan are in full force and effect and such insurance policies are of a type customary for the Equipment covered thereby;

     (xxvi) The credit standing of the Obligor under such Asset was approved by the related Originator in accordance with the applicable Underwriting Guidelines; the Obligor thereunder is not insolvent or in bankruptcy and such Asset is not a Delinquent Receivable, withrespect to a Trade Receivable, or a Delinquent Equipment Loan, with respect to an Equipment Loan;

     (xxvii) Such Asset, if an Equipment Loan which had an initial outstanding principal balance in excess of $10,000, is secured by the Equipment related thereto and such Equipment was properly delivered, inspected, installed, is in good working condition, free of all disputes, claims or encumbrances, and either
(A) such Equipment has been accepted by the Obligor thereunder as satisfactory or (B) as of the date of determination, such Obligor has made at least one Scheduled Payment;

     (xxviii) Such Asset was originated without any fraud or misrepresentation on the part of the related Originator;

     (xxix) No action has been taken by the Borrower to convey any right to any Person that would result in such Person having a right to payments due under such Asset that is senior to, or equal with, that of the Lenders;

     (xxx) All taxes of any nature or description whatsoever relating to such Asset that are due and owing have been paid in full;

     (xxxi) The Obligor with respect to such Asset is an individual or is organized under the laws of any state of the United States or any province of Canada and the principal place of business or chief executive office of such Obligor is located either in the United States or Canada; and no Obligor is an Affiliate of the Borrower or any Originator;

     (xxxii) Such Asset is an "account", "chattel paper" or a "general intangible" within the meaning of Section 9-105 or Section 9-106, and is not a "Lease" as defined in Section 2A-103(1)(j) and is not a lease intended as a security interest within the meaning of Section 1-201(37), of the UCC of all applicable jurisdictions and is freely transferable without the consent of the related Obligor or any other Person;

     (xxxiii) If such Asset constitutes "chattel paper" for purposes of Sections 9-105(1)(b) and 9-308 of the Uniform Commercial Code as in effect in any applicable jurisdiction, there is only one original executed counterpart;

     (xxxiv) Such Asset is not subject to any guarantee by any Originator or any Affiliate of any Originator, and neither the Borrower, an Originator nor the Servicer has established any specific credit reserve that relates solely to the related Obligor;

     (xxxv) if such Asset is an Equipment Loan with an Initial Loan Balance in excess of $75,000, the owner of any real property (and any mortgage thereon) on which the related Equipment is located has, by written consent, waived any liens or claims thereon and agreed to permit the Originator or its appointee to take over and operate the leased premises and assume or sublet the lease; and

     (xxxvi) if such Asset is an Equipment Loan, the outstanding principal balance of such Equipment Loan has not been reduced by the amount of any security deposit held by the Servicer or any Originator.

                                                                      EXHIBIT A

[FORM OF PROMISSORY NOTE]

$ 250,000,000                                                 ________ __, 19__
                                                             New York, New York

                  FOR VALUE RECEIVED, Alliance Laundry Receivables Warehouse LLC, a Delaware limited liability company (the "Borrower"), hereby promises to
                                                --------
pay to the order of LEHMAN COMMERCIAL PAPER INC. (the "Agent"), for the benefit
                                                       -----
of the Lenders (as defined below), at the principal office of the Agent at Three World Financial Center, New York, New York, 10285, in lawful money of the United States, and in immediately available funds, the principal sum of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lenders to the Borrower under the Loan Agreement referred to below), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

                  The date, amount and interest rate of each Loan made by the Lenders to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Agent on its books and, prior to any transfer of this Note, endorsed by the Agent on the schedule attached hereto or any continuation thereof; provided, that the failure of the Agent to make any such
                      --------
recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by the Lenders.

                  This Note is the Note referred to in the Loan and Security Agreement dated as of May 5, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement") among the
                                               --------------
Borrower, the lenders party thereto (the "Lenders") and the Agent, and evidences
                                          -------
Loans made by the Lenders thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

                  The Borrower agrees to pay all the Agent's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Agent's counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys' fees through appellate proceedings.

                  Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower's obligations under this Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

                  The Borrower, and any endorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Agent or a Lender, in order to enforce payment of this Note, to first institute or exhaust the Agent's or such Lender's remedies against the Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Agent or a Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lenders and the Borrower, by written
           --------  -------
agreement between them, may affect the liability of the Borrower.

                  Any reference herein to the Agent shall be deemed to include and apply to each Lender and every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

                  This Note shall be governed by and construed under the laws of the State of New York whose laws the Borrower expressly elects to apply to this Note. The Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the Supreme Court of the State of New York, Borough of Manhattan, or in the District Court of the United States for the Southern District of New York.

                                      ALLIANCE LAUNDRY RECEIVABLES
                                             WAREHOUSE LLC

                                      By:  _______________________________
                                           Name:
                                           Title:

SCHEDULE OF LOANS
                  This Note evidences Loans made under the within-described Loan Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:



                    Principal Amount       Interest     Amount Paid         Unpaid Principal         Notation
Date Made           of Loan                Rate         or Prepaid          Amount                   Made by
--------            -------                ----         -----------         ----------               -------





                                                                      EXHIBIT B

                         [FORM OF REQUEST FOR BORROWING]

REQUEST FOR BORROWING

                                  [insert date]

Lehman Commercial Paper Inc.
3 World Financial Center
200 Vesey Street
New York, New York  10285-0800
Attention:  Vincent Primiano

                  Request for Borrowing Reference No.: _____________________ Ladies/Gentlemen:
Reference is made to the Loan and Security Agreement, dated as of May 5, 1998, as the same may from time to time be amended, modified or supplemented (the "Loan Agreement"; capitalized terms used but not otherwise defined herein shall
 --------------
have the meaning given them in the Loan Agreement), between Alliance Laundry Receivables Warehouse LLC, the lenders party thereto (the "Lenders") and you, as
                                                           -------
agent for the Lenders.

In accordance with Section 2.03(a) of the Loan Agreement, we hereby request that the Lenders make a Loan to us on ____________________ [insert requested Funding Date, which must be at least two (2) Business Days from the date of the request], in connection with which we propose to pledge to you for the benefit of the Lenders as Collateral the Assets set forth on the Asset Schedule attached hereto.

                                                Very truly yours,
                                                ALLIANCE LAUNDRY RECEIVABLES
                                                WAREHOUSE LLC



                                                By:  ________________________
                                                     Name:
                                                     Title:
Attachments:
- Trade Receivables Borrowing Base Certificate
- Equipment Loan Borrowing Base Certificate

                                             Schedule I to Request for Borrowing
                                             -----------------------------------

ASSETS PROPOSED TO BE PLEDGED
-----------------------------
 ON FUNDING DATE
 ---------------


[attach Asset Schedule]

                                                                      EXHIBIT C

                     [FORM OF UNDERWRITING LETTER AGREEMENT]

                                                                     EXHIBIT D-1



            [FORM OF TRADE RECEIVABLE LOCKBOX ASSIGNMENT AGREEMENT]

                                                                    EXHIBIT D-2

             [FORM OF EQUIPMENT LOAN LOCKBOX ASSIGNMENT AGREEMENT]

                                                                      EXHIBIT E

                    [FORM OF FUNDING DATE DATA POOL REPORT]

                                                                      EXHIBIT F

[FORM OF EQUIPMENT LOAN MONTHLY DATA POOL REPORT]

          The following reflect those data fields to be provided with respect to each equipment loan:



          Data Field Ref.                        Data Field Description
          ---------------                        ----------------------
          LOAN #                                 Loan Identification Number
          NAME                                   Obligor Name
          SS#1                                   Social Security Number #1
          DBA                                    Doing Business As
          SS#2                                   Social Security Number #2
          MAILING ADDRESS                        Street Address, City, State, Zip
          ORIG DATE                              Origination Date
          ORIG BAL                               Original Balance
          CURRENT BAL                            Current Balance
          PYMT STATUS                            Payment Status
          [______________]                       Foreign Currency Identifier
          LOAN CLASS                             Loan Class
          OFFICER                                Officer
          F/V                                    Fixed / Variable Rate Loan
          BALLOON                                Balloon Loan
          PROP TYPE                              Property Type (New / Used)
          LOAN PURP                              Loan Purpose Code
          EMPLOYEE                               Employee Obligor Identifier
          RATE                                   Rate
          P&I                                    Payment Amount (Principal and Interest)
          FIRST PYMT                             1st Payment Date
                                                 1st Interest Only Payment Date
          NEXT PYMT                              Next Payment Date
          TERM                                   Original Term
          ACCRUAL START                          Interest Accrual Start Date
          LOAN STATUS                            Loan Status Code
          OLD LOAN #                             Old Loan Identification Number
          OLD INV#                               Old Invoice Number
          MATURITY                               Maturity Date
          PYMT TYPE                              Payment Type
          # MODIF                                Counter
          PROJECT COST                           Total Project Cost
          EQUIP COST                             Equipment Cost
          EMPERICA                               Empirica Credit Score
          OLD PAYOFF #1                          Old Loan ID #1
          OLD PAYOFF #2                          Old Loan ID #2
          UCC REFILE                             UCC Termination Date
          INSURE EXP                             Insurance Expiration Date
          PROPERTY ADDRESS                       Address - Equipment / Property Location
          [______________]                       Amended or Modified Equipment Loan
          [______________]                       Deferral Period
          [______________]                       First Principal Payment Date
          [______________]                       Interest Only Term





          [______________]                       Falcon/Alert
          [______________]                       Pending Date Change
          [______________]                       Balloon Amortization Date



                                                                      EXHIBIT G

[FORM OF TRADE RECEIVABLES MONTHLY DATA POOL REPORT]

     The following reflect those data fields to be provided with the detailed accounts receivable aging by invoice for all accounts (Coinmach, floor-plan receivables and all others):

        Data Field Ref.                     Data Field Description
        ---------------                     ----------------------
        CUNANO                              Customer Account Number
        NANAME                              Corporate Name
        CUST#                               Customer Number
        CUNAME                              Customer Name - DBA
                                            Customer Street Address
        CUCITY                              Customer City
        CUSTAT                              Customer State
        MKT                                 Market
        CHNL                                Channel
        CUSMAN                              Customer Salesman
        CCOOR1                              Pending Orders
        BALANCE                             Balance
        TBAMT2                              Current
        TBAMT3                              1 - 10 days past due
        TBAMT4                              11 - 30 days past due
        TBAMT5                              31 - 60 days past due
        TBAMT6                              61 - 90 days past due
        TBAMT7                              90 + days past due
        TBAMT1
        CCCRLM                              Customer Credit Limit
        CCRISK                              Customer Risk - Notes
        CCLSDE                              Last Financial Statement Received
        CCCRDM                              Account Manager
        CCLCAE                              Last Payment Received
        PTDESC                              Payment Terms Description
                                            County Code Identified
                                            Foreign Currency Code Identifier
                                            Government Account Identifier

                                                                      EXHIBIT H

[Forms of Equipment Loans]

                                                                   EXHIBIT I

                   [FORM OF RESPONSIBLE OFFICER'S CERTIFICATE]

                  I, the undersigned, ____________ [the Director of Financial Services, Chief Financial Officer or Treasurer] of Alliance Laundry Receivable Warehouse LLC, a Delaware limited liability company (the "Company"), do hereby certify on behalf of the Company that:

     1. This Certificate is furnished pursuant to Section 7.01 of the Loan and Security Agreement, dated as of May 5, 1998, as amended (the "Loan Agreement"), among Alliance Laundry Receivables Warehouse LLC (the "Borrower"), the financial institutions party thereto as lenders (the "Lenders") and Lehman Commercial Paper Inc., a New York corporation, as agent for the Lenders (the "Agent"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Loan Agreement.

     2. In connection with the [quarterly/annual] financial statements for the period ended [________________] delivered pursuant to paragraph [(a)/(b)] of
Section 7.01 of the Loan Agreement:

     (i) To the best of my knowledge, during the fiscal period covered by such financial statements, the Borrower has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Loan Agreement and other Loan Documents to be observed, performed or satisfied by it, and

          (ii) I have obtained no knowledge of any Default except : [describe Default and the action the Borrower has taken or proposes to take with respect thereto].


[            ] Upon delivery of quarterly financial statements (check if
                               ---------
applicable):

     3. In connection with the attached quarterly financial statements delivered pursuant to paragraph (a) of Section 7.01 of the Loan Agreement, the consolidated and consolidating balance sheets of the Servicer and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidating and consolidating statements of income and retained earnings for the Servicer and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form figures for the previous year, fairly present the consolidated and consolidating financial condition and results of operation of the Servicer and its Subsidiaries in accordance with GAAP, consistently applied, as of the end of, and for, such period (subject to normal year-end audit adjustments and the omissions of footnotes).


[            ] Upon delivery of the annual financial statements (check if applicable):

     4. In connection with the attached annual financial statements pursuant to paragraph (b) of Section 7.01 of the Loan Agreement, the consolidated and consolidating balance sheets of the Servicer and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for the Servicer and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year are accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion is not qualified as to scope of audit or going concern and states that the said consolidated financial condition and results of operations of the Servicer and its consolidated Subsidiaries as of the end of, and for, such fiscal year are in accordance with GAAP.

IN WITNESS WHEREOF, I have hereto set my hands this __ day of _________, 2001.


                                      Alliance Laundry Receivable Warehouse LLC

                                      -------------------------------------
                                      Name:
                                      Title:


Attachment

                                                                      EXHIBIT J

[FORM OF MONTHLY OFFICER'S CERTIFICATE]

                  I, the undersigned, ____________ [the Director of Financial Services, Chief Financial Officer or Treasurer] of Alliance Laundry Receivable Warehouse LLC, a Delaware limited liability company (the "Company"), do hereby certify on behalf of the Company as of __________, 200_ that:

1. This Certificate is furnished pursuant to Section 7.17 of the Loan and Security Agreement, dated as of May 5, 1998, as amended (the "Loan Agreement"), among Alliance Laundry Receivables Warehouse LLC (the "Borrower"), the financial institutions party thereto as lenders (the "Lenders") and Lehman Commercial Paper Inc., a New York corporation, as agent for the Lenders (the "Agent"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Loan and Security Agreement.
2. On the date hereof, to the best of my knowledge, as of the last day of such calendar month,
(i) the Borrower was in compliance in all material respect with all of the terms, conditions and requirements of the Loan Agreement (including the financial covenant set forth in Section 7.19 of the Loan Agreement ) (see attached financial statement and calculation showing such compliance) and

(ii) No Event of Default exists.

IN WITNESS WHEREOF, I have hereto set my hands this __ day of _________, 2001.

                                Alliance Laundry Receivable Warehouse LLC

                                -------------------------------------
                                Name
                                Title

Attachments:

Monthly ALRW Financial Statement
Tangible Net Worth Calculation

                                                                      EXHIBIT K

              [FORM OF TRADE RECEIVABLE BORROWING BASE CERTIFICATE]



I.  Trade Receivable Balances

      A.      Aging - Total Receivables
              Current
              1-30
              31-60
              61-90
              91+
              ----------------------------------------------------------------------------------------------------
              GROSS TRADE RECEIVABLES
                  ( Used for all Concentration Compliance )                                       -
              ====================================================================================================

      B.      Aging - Coinmach Trade Receivables
              Current
              1-30
              31-60
              61-90
              91+
              ----------------------------------------------------------------------------------------------------
              Total

                                                                                                  -

      C.      Top Three Obligors (other than Coinmach)
              Name of Obligor
              Name of Obligor
              Name of Obligor
              ----------------------------------------------------------------------------------------------------
              Total                                                                               0

      D.      Top Three Foreign Countries (US $)

              Name of Country
              Name of Country
              Name of Country
              ----------------------------------------------------------------------------------------------------
              Total                                                                               0

      E.      Top Three Interest-Bearing Accounts

              Name of Obligor
              Name of Obligor
              Name of Obligor
             ----------------------------------------------------------------------------------------------------
              Total                                                                               0



II.  Concentration Limit Monitoring [ Section 1.01 "Collateral Value" - (b) Eligible Trade Receivables ]

      ( i )   Same Obligor (other than Coinmach)
              Limit: cannot exceed the greater of        $4.3 million and                         4,300,000

              5% of ACV                                                                           0
              ----------------------------------------------------------------------------------------------------





              Ineligible                                                                          0

      (ii)    Top Three Obligors (other than Coinmach)                                            -

              Limit: cannot exceed $10 million                                                    10,000,000
              ----------------------------------------------------------------------------------------------------
              Ineligible                                                                          0

      (iii)   Coinmach (or its Affiliates) is the Obligor                                         0
              Limit:  cannot exceed 15% of ACV                                                    0
              ----------------------------------------------------------------------------------------------------
              Ineligible                                                                          0

      (iv)    Greater than 30 day past due but less than or equal to 60 days past due             0
              Limit: cannot exceed 10% ACV                                                        0
              ----------------------------------------------------------------------------------------------------
              Ineligible                                                                          0

      (v)     Foreign Obligors - Located in Same Country (In US $)                                0
              Limit: cannot exceed $3 at any time                                                 3,000,000
              ----------------------------------------------------------------------------------------------------
              Ineligible                                                                          0

      (vi)    Total Foreign Obligors (In US $)

              Limit: cannot exceed 35% ACV                                                        0
              ----------------------------------------------------------------------------------------------------
              Ineligible                                                                          0

      (vii)   Total Interest Bearing Receivables

              Limit: cannot exceed the greater of $9 million and                                  9,000,000
              15% ACV                                                                             0
              ----------------------------------------------------------------------------------------------------
              Ineligible                                                                          0

      (viii)  Same Obligor - Interest Bearing Receivables Terms exceed 150 days after billing date

              Limit: cannot exceed $.750 million at any time                                      750,000
              ----------------------------------------------------------------------------------------------------
              Ineligible                                                                          0

      (ix)    Receivables which are not required to be paid in full until a date between 121 days and 150 days, after the billing date.
              Limit: cannot exceed 2% ACV                                                         0
              ----------------------------------------------------------------------------------------------------
              Ineligible                                                                          0

      (x)     Government Receivables

              Limit:  cannot exceed 5% ACV                                                        0
              ----------------------------------------------------------------------------------------------------
              Ineligible                                                                          0



VI.  AGGREGATE COLLATERAL VALUE ("ACV")

      --------------------------------------------------------------------------
      A.  ACV - Coinmach Trade Receivables
      --------------------------------------------------------------------------

              Gross Coinmach Trade Receivables [at 100%]                                          0
                    --------
      b (iii) Ineligible Coinmach Trade Receivables
              (Coinmach or its Affiliates Over 15% ACV)                                           -
                                                                                                 ----------------
              Eligible Coinmach Trade Receivables [at 100%]                                       0

      If Coinmach Trigger Event has NOT occurred:
      ------------------------------------------
      def.    (B The greater of:  5% of the outstanding amount of trade receivables and/or        0
      - b)
              $4 million but less than concentration clause in (b) (iii).                         4,000,000
                                                                                                  ----------------
              Coinmach Trade Receivables at 85% Advance Rate                                      4,000,000
                                                                                                  ----------------

              Eligible Coinmach Trade Receivables [at 100%]                                       0
              Less:  Receivables subject to lower advance rate                                    4,000,000
                                                                                                  ----------------
              Coinmach Trade Receivables advanced at 80%                                          (4,000,000)
                                                                                                  ----------------

              10% of Coinmach Trade Receivables advanced at 80%                                   0

      If Coinmach Trigger Event has occurred and Dilution is at greater than 15%
      --------------------------------------------------------------------------
but less than 20%
-----------------
                                                                                                  ----------------
      def.    Eligible Coinmach Trade Receivables advanced at 75%                                 N/A
      (b)
                                                                                                  ----------------

      If Coinmach Trigger Event has occurred and Dilution is at greater than 20%
      --------------------------------------------------------------------------
      but less than 25% (greater than 25% - 0% advance rate)
      ------------------------------------------------------
                                                                                                  ----------------
      def.    Eligible Coinmach Trade Receivables advanced at 65%                                 N/A
      (b)
                                                                                                  ----------------

                                                                                                  ----------------
      def.    (B Aggregate Collateral Value - Coinmach Trade Receivables                          $
      - b)                                                                                        -
                                                                                                  ================


      ------------------------------------------------------------------------------------------
      B.  ACV - All Obligors Other than Coinmach Trade Receivables
      ------------------------------------------------------------------------------------------

             Gross Trade Receivables All Other Obligors [at 100%]                                 0
              Ineligible Trade Receivables - Other than Coinmach [at 100%]
      b (i)   Same Obligor ($4 million or 5% ACV)                                                 -

      b (ii)  Top Three Obligors Other than Coinmach (Over $10 million)                           -

      b (iv)  Delinquent Receivables - "31 - 60" days past due (Over 10% ACV)                     -

      b (v)   Foreign Obligors - Same Country (Over $3 million)                                   -

      b (vi)  Total Foreign Obligors (Over 35% ACV)                                               -

      b (vii) Total Interest Bearing Receivables (Greater of 15% ACV or $9 million)               -

      b (viii) Same Obligor - Interest Bearing Terms greater than 150 days (Over $.750 million)   -

      b (ix)  Paid in Full 121 - 150 Days after Billing Date (Over 2% ACV)                        -

      b (x)   Government Receivables (Over 5% ACV)                                                -

      def.    Delinquent Receivables (Greater than 60+ days past due)                             -
      (v)                                                                                         0
              Add-back double counting for Coinmach Delinquent Receivables
                                                                                                  ----------------

              Total Ineligible Trade Receivables

              Eligible Trade Receivables [at 100%]                                                -
                                                                                                  ----------------


              Aggregate Collateral Value [85% x Eligible]                                         $
                                                                                                  ================



              TOTAL AGGREGATE COLLATERAL VALUE                                                    $
                                                                                                  ----------------



V.  Funding Request / Borrowing Base Computation

              Aggregate Collateral Value                                                          -


              Current Principal Balance Outstanding (see calculation below)                       -
              -------                                                                             ----------------


               Excess Collateral Value Available for Funding                                      $
                                                                                                  ================



      ------------------------------------------------------------------------------------------
       Outstanding Calculation -
      ------------------------------------------------------------------------------------------
      Prior Period Principal Balance Outstanding                                                  -

      Cash Paid to Lehman Since Prior Period Principal Balance Outstanding                        -
                                                                                                  ----------------
      ------------------------------------------------------------------------------------------
      Current Period Principal Balance Outstanding                                                -


      ------------------------------------------------------------------------------------------------------------

              The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting in accordance with the Receivables Purchase Agreement dated as of May 4, 1998 and that all Representations and Warranties are restated and reaffirmed.

              Signed by: _____________________________________________
              Bruce P. Rounds, Vice President, Chief Financial Officer and Treasurer
              Alliance Laundry Receivables Warehouse LLC

      ------------------------------------------------------------------------------------------------------------


                                                                      EXHIBIT L

               [FORM OF EQUIPMENT LOAN BORROWING BASE CERTIFICATE]

                  A.  Equipment Loan Roll-forward
1                 Beginning Gross Equipment Loan Balance
2                 + New Equipment Loans
3                 - Cash Collections
4                 - Deemed Collections/Prior Repurchases
5                 - Charged-Off Equipment Loans
6                  +/- Other Adjustments (Canadian Adjustment)
                                                                                          ------------------------
7                 Ending Equipment Loan Balance                                            $                   0
                  (Used for all Concentration Compliance)

                                                                                          ------------------------

                  B.  Equipment Loan - Summary Aging

8                 Current
9                 1 - 29 Days Past Due
10                30 - 59 Days Past Due
11                60 - 89 Days Past Due
12                90 - 119 Days Past Due
13                120 - 179 Days Past Due
14                Over 179 Days Past Due
                                                                                          ------------------------
15                Total (Sum of 8 - 14, should equal 7)                                    $                   0
                                                                                          ------------------------

                  C.  Top 5 Obligor (Ranked by Descending Dollar Amount)

16                Obligor Name
17                Obligor Name
18                Obligor Name
19                Obligor Name
20                Obligor Name
                                                                                          ------------------------
21                Total Top Five                                                           $                   0
                                                                                          ------------------------

                  D.  Interest Only Loans - Remaining I/O Period Stratification

                  Remaining I/O Period Between . . .
22                1 and 6 months
23                7 and 12 months
24                13 and 18 months
25                19 and 24 months
26                Greater than 24 months
                                                                                          ------------------------
27                Total Interest Only Loans                                                $                   0
                                                                                          ------------------------

                  E.  Equipment Loan Portfolio Summary

28                Not Amended, Modified, Credit Rewrite or Non-Credit Rewrite
29                Amended or Modified Equipment Loans
30                Credit Rewrite Equipment Loans
31                Non-Credit Rewrite Equipment Loans - Other Facilities
32                Non-Credit Rewrite Equipment Loans
                                                                                          ------------------------
33                Total Equipment Loans                                                    $                   0
                                                                                          ------------------------

                   F.  Monitoring of Eligible Equipment Loans where Collateral Value is zero.  [Section 1.01 definition of "Collateral Value"]


34          (1)    Amended, modified, or otherwise rewritten for any reason more than two
                   (2) times.

            (2)    Amended or modified so as to:
35                 (a) reduce the outstanding principal balance thereof or
36                 (b) reduce the interest rate payable thereon below the higher of
                   (i) the prime rate in effect from time to time plus 1% per annum or (ii) 8% per annum.

37          (3)    Amended, modified or otherwise re-written so as to extend the final scheduled payment date to a date which is more than twenty-four (24)
                   months after the original final scheduled payment date.

38          (4)    More than four (4) months of interest thereof has been added to the outstanding principal balance.

39          (5)    Aggregate number of days (on a cumulative basis) payments of principal or interest thereon has not been made or have been deferred exceeds one hundred twenty (120) days (whether or not such days are consecutive).

40          (6)    Greater than ninety (90) days past due.

41          (8)    Included in the borrowing base for more than the allotted period.

42          (9)    Breach of a representation and warranty.

43          (10)   Original term of less than twelve (12) months or more than one hundred eight (108) months.

44          (11)   Interest only loan with respect to which the scheduled payments are not required to include payments on account of the principal balance thereof for a period in excess of twenty-four (24) months.

                                                                                           ------------------------
45                 Total Eligible Equipment Loans with Zero Collateral Value                $                 0
                                                                                           ------------------------



                   G.  Concentration Limit Monitoring [ Section 1.01 "Collateral Value" - (a)
                   Eligible Equipment Loans ]

            (i)    Largest Obligor                                                                    0
                   Limit: cannot exceed $10 million                                                   10,000,000
46                 Ineligible                                                                         0

            (ii)   Top Three (3) Obligors                                                             0
                   Limit: cannot exceed $10 million (aggregate o/s principal balance of loans $50 million or less).
47                 Ineligible                                                                         0

                   Top Three (3) Obligors, If ALRW delivers a Letter of Credit 0
                   If ALRW delivers an LC for the amount exceeding $10 million, top three obligors can equal but not exceed $16 million
                   (aggregate o/s principal balance of loans $50 million or less).

48                 Ineligible                                                                         0

            (iii)  Top Two (2) Obligors                                                               0

                   Limit:  cannot exceed $16 million                                                  16,000,000
49                 Ineligible                                                                         0

            (iv)   Top Five (5) Obligors                                                              0
                   Limit:  cannot exceed $27 million                                                  27,000,000
50                 Ineligible                                                                         0

                   Top Five (5) Obligors, If ALRW delivers a Letter of Credit                         0
                   If ALRW delivers an LC for the amount exceeding $27 million,
                   top five obligors can equal but not exceed $33 million.                            33,000,000

51                 Ineligible                                                                         0

            (v)    Greater than sixty (60) days past due less than or equal to ninety (90) days past
                   due                                                                                0
                   Limit:  cannot exceed 1% of ACV                                                    1%
52                 Ineligible                                                                         0

            (vi)   Used or Reconditioned Equipment                                                    0
                   Limit: cannot exceed 20% ACV                                                       20%
53                 Ineligible                                                                         0

            (vii)  Payable in Canadian Dollars                                                        0
                   Limit: cannot exceed the greater of                                                5,000,000
                           $5 million and  5% ACV
53                 Ineligible                                                                         0

            (viii) Employee or any Originator is the Obligor                                          0
                   Limit: cannot exceed the greater of                                                2,000,000
                           $2 million and 1% ACV
54                 Ineligible                                                                         0

            (ix)   Balloon Loans                                                                      0
                   Limit: cannot exceed the greater of                                                2,000,000
                           $2 million and 1% ACV
55                 Ineligible

            (x)    Original Term of One Hundred Eight (108) Months
                   Limit: cannot exceed the greater of                                                30,000,000
                           $30 million and 16.67% ACV




56                   Ineligible                                                                         0

            ( xi )   Interest Only Loans - Not required to make principal payments                      0
                      For twenty-four (24) months or less
                     Limit:  cannot exceed 45% of ACV                                                   45%
57                   Ineligible                                                                         0

            ( xii )  Interest Only Loans - Not required to make principal payments                      0
                      Between nineteen (19) and twenty-four (24) months (WAIVED UNTIL 10/01/01)
                     Limit:  cannot exceed 10% of ACV                                                   10%
58                   Ineligible                                                                         0

            ( xiii ) Interest Only Loans - Not required to make principal payments                      0
                      Between thirteen (13) and eighteen (18) months
                     Limit:  cannot exceed 15% of ACV                                                   15%
59                   Ineligible                                                                         0

            ( xiv )  Interest Only Loans - Not required to make principal payments                      0
                      Between seven (7) and twelve (12) months
                     Limit:  cannot exceed 20% of ACV                                                   20%
60                   Ineligible                                                                         0

            ( xv )   Payment of principal and/or interest has been deferred for up to one hundred twenty days (120) days
                     Limit:  cannot exceed $10 million                                                  10,000,000
61                   Ineligible                                                                         0


       H. Aggregate Collateral Value ("ACV") / Borrowing Base Availability

Total Equipment Loans                                                         $


Less:

A.  Total Eligible Equipment Loans with Zero Collateral Value (See Section F)
B.  Total Eligible Equipment Loans Not-In-Compliance with Concentration Limit:

            ( i )    Largest Obligor
            ( ii )   Top Three (3) Obligors
                     Top Three (3) Obligors, If ALRW delivers a Letter of Credit
            ( iii )  Top Two (2) Obligors
            ( iv )   Top Five (5) Obligors
                     Top Five (5) Obligors, If ALRW delivers a Letter of Credit
            ( v )    Greater than sixty (60) days past due less than or equal to ninety (90) days past due
            ( vi )   Used or Reconditioned Equipment
            ( vii )  Payable in Canadian Dollars
            (viii )  Employee or any Originator is the Obligor
            ( ix )   Balloon Loans
            ( x )    Original Term of One Hundred Eight (108) Months
            ( xi )   Interest Only Loans - twenty-four (24) months or less
            ( xii)   Interest Only Loans - nineteen (19) and twenty-four (24) months
            ( xiii ) Interest Only Loans - thirteen (13) and eighteen (18) months
            ( xiv )  Interest Only Loans - seven (7) and twelve (12) months

                                                                                                      -------------
Total Ineligible Equipment Loans

                                                                                                      $

Total Eligible Equipment Loan at 100%

                                                                                                      $

90%                Eligible Equipment Loans Not Subject to Separate Advance Rates
75%                Credit Rewrite Equipment Loans
80%                Amended, Modified and Non-Credit Rewrite Equipment Loans Other Facilities

                                                                                                      -------------
Aggregate Collateral Value / Borrowing Base

                                                                                                      $

Current Principal Balance Outstanding to LCPI
-------
                                                                                                      -------------
Excess Collateral Value Available for Funding / Margin Call

                                                                                                      $
                                                                                                      -------------

                                                                      Exhibit M


[FORM OF TRADE RECEIVABLE MONTHLY SETTLEMENT REPORT]
A.  Funding / Loan Reconciliation

        Beginning - Trade Receivable Loan Principal Balance
        Less:  collections and other payments (excluding interest and other fee payments) remitted/swept to the Agent during the reporting month
        Plus:  fundings during the reporting month
        Ending - Trade Receivable Loan Principal Balance                            $

B.  Letter of Credit Coverage

        Investment (Maximum $80 million trade receivables - Maximum $250 million total )
        Coverage (Minimum 85%)
                                                                                   ------------------------
        Outstanding Letter of Credit                                                $          -



C.  Cash Reconciliation

        Cash Applications (See Section F. Roll-forward)
        Cash Collections - Assignment of Proceeds (See Section  F. Roll-forward)
        Unapplied Cash
                                                                                   ------------------------
        Total Cash Collections                                                                 -

        Cash swept by LCPI (See Section A. Funding / Loan Reconciliation)
                                                                                               -
                                                                                   ------------------------
        Difference                                                                  $          -


D.  Event of Default Monitoring  [ Section 8 "Event of Default" - (o, p, q) ]

        The two month average cannot exceed . . .

( o )   Delinquency Ratio [ 5.5% ]                                                 0.00%
( p )   Dilution Ratio [ 12 Month Trailing Ratio cannot Exceed 10% ]               0.00%
( q )   Default Ratio [ 4% ]                                                       0.00%

E.  Coinmach Trigger Event Monitoring [ Section 1 "Coinmach Trigger Event" - (a, b, c) ]

        The two month average cannot exceed . . .

( a )   Delinquency Ratio [ 5.5% ]                                                 0.0%
( b )   Dilution Ratio [ 12 Month Trailing Ratio cannot Exceed 15% ]               0.0%
( c )   Default Ratio [ 4% ]                                                       0.0%



F.  Receivable Roll-forward (All Trade Receivables)

1       Beginning Balance                                                          -
        + Sales                                                                    -
2       Products                                                                   -
3       Parts                                                                      -
4       + Chargebacks                                                              -
5       - Cash Applications                                                        -
        - Non-Cash Collections / Credits                                           -
6       Credit Memo's Product                                                      -
7       Credit Memo's (Parts)                                                      -
8       Cash Credits - Assignment of Proceeds                                      -
9       - Bad Debt Write-offs                                                      -
10      +/- Change in Unapplied Cash                                               -
11      +/- Other Adjustments / Reconciling Items                                  -
12      Ending Balance                                                             -
                                                                        --------------------
                                                                                   -
G.  Receivable Roll-forward (Coinmach Trade Receivables)

1       Beginning Balance                                                          -
        + Sales                                                                    -
2       Products                                                                   -
3       Parts                                                                      -
4       + Chargebacks                                                              -
5       - Cash Applications                                                        -
        - Non-Cash Collections / Credits                                           -
6       Credit Memo's Product                                                      -
7       Credit Memo's (Parts)                                                      -
8       Cash Credits - Assignment of Proceeds                                      -
9       - Bad Debt Write-offs                                                      -
10      +/- Change in Unapplied Cash                                               -
11      +/- Other Adjustments / Reconciling Items                                  -
                                                                        ------------------------
12      Ending Balance - Coinmach                                                  -





Attachments:

Supplemental Schedule A
         Sales and Receivable Analysis (Roll-forward) and Dilution Analysis

Supplemental Schedule B
         Comparative Trade Receivable Aging - Delinquency and Default Ratio Analysis

                                                                      Exhibit N

               [FORM OF EQUIPMENT LOAN MONTHLY SETTLEMENT REPORT]

A.  Funding / Loan Reconciliation

      M. 1    Beginning - Equipment Loan Principal Balance
      M. 2    Less:  collections and other payments remitted to the Agent during the Reporting month
      M. 3    Plus:  fundings during the reporting month
              ------------------------------------------------------------------
      M. 4    Ending - Equipment Loan Principal Balance                       $



B.  Letter of Credit Coverage

      M. 5    Investment - Trade A/R
      M. 6    Investment - Equipment Loans
              ------------------------------------------------------------------
      M. 7    Total Capital Outstanding

      M. 8    Outstanding Letter of Credit (Min 10% of M.7)*
      M. 9    Amount Drawn on Letter of Credit  ( )
              ------------------------------------------------------------------
      M. 10   Letter of Credit Needed
      M. 11   Increase Required to maintain 10%
      M. 12   Decrease Available

              *If total capital outstanding balance is greater than $125M, only
               5% of balance required on additional amount.

C.  Event of Default Monitoring [Section 8 "Event of Default" - (o, q)]

      M. 13   (o) Delinquency Ratio [5.5%]
              ------------------------------------------------------------------
      M. 14   (q) Default Ratio [4%]
              ------------------------------------------------------------------

D.  Hedging

      M. 15   Individual Canadian Dollar Equipment Loans greater than $250K
              ------------------------------------------------------------------
      M. 16   Total Canadian Dollar Equipment Loans Purchased
              ------------------------------------------------------------------
      M. 17   Non-Hedged Canadian Dollar Equipment Loans. Limit
              ------------------------------------------------------------------
      M. 18   Total Canadian Dollars Requiring Hedging
              ------------------------------------------------------------------

E.  Excess Spread Swept Event/Performance Tests

      M. 19   Two Months Average Delinquency  (31+ days less than 4.0%)
              ------------------------------------------------------------------
      M. 20   Two Months Average Default Ratio (90+ days less than 2.5%)
              ------------------------------------------------------------------


F.  Cash Reconciliation (Relating to PLEDGED ASSETS ONLY)

1.    Cash Application
      M. 21   Principal Payments                                              -




      M. 22   Interest Payments                                                                                 -
      M. 23   Security Deposits                                                                                 -
      M. 24   Late Charges                                                                                      -
      M. 25   Administrative Fees                                                                               -
      M. 26   Legal Fees                                                                                        -
      M. 27   Check Fees                                                                                        -
      M. 28   Rewrite Fees                                                                                      -
      M. 29   Promotional Fees                                                                                  -
      M. 30   NSF Fees
                                                                                                   ---------------
      M. 31   Total Cash Applications (A)                                                                       $
                                                                                                   ===============

2.    Cash Received

      M. 32   Lehman Lockbox No. 10496 (Mellon Bank)                                                            -
      M. 33   Lockbox 1 - Manual                                                                                -
      M. 34   Lehman Lockbox No. ??? (LaSalle Bank)                                                             -
      M. 35   Lockbox 2 - Manual                                                                                -
                                                                                                   ---------------
      M. 36   Total Cash Received (B)                                                                           $
                                                                                                   ===============

3.    Reconciliation between Cash Application vs. Cash Received

      M. 37   Total Cash Applications (A)                                                                       -
      M. 38   Total Cash Received (B)                                                                           -
              -----------------------------------------------------------------------------------  ---------------
      M. 39   Difference                                                                                        -
      M. 40   Rewrites                                                                                          -
      M. 41   Non-Credit Rewrites                                                                               -
                                                                                                   ---------------
      M. 42   Unreconciled Difference                                                                           $
                                                                                                   ===============

4.    Reconciliation between Cash Application vs. Data Pool Report
              Payment Amount per Data Pool Report:
      M. 43   Principal and Interest                                                                            -
      M. 44   Interest Only                                                                                     -
              -----------------------------------------------------------------------------------  ---------------
      M. 45   Total Scheduled Payments per Data Pool Report                                                     -

              Cash Applications - See Section 1.  Cash Applications

      M. 46   Principal                                                                                         -
      M. 47   Interest                                                                                          -
              -----------------------------------------------------------------------------------  ---------------
      M. 48   Total Cash Applications                                                                           -

      M. 49   Difference between Scheduled Payments and Cash Applications                                       $
              ===================================================================================  ===============
